UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

INNOVO GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
Common Stock
	(2)	Aggregate number of securities to which transaction applies:
14,000,000
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$1.63 (based upon the average of the high and low stock prices on July 3, 2007 as reported on Nasdaq Capital Market)
	(4)	Proposed maximum aggregate value of transaction:
$22,820,000
	(5)	Total fee paid:
$700.58
☒	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

INNOVO GROUP INC.

5901 South Eastern Avenue

Commerce, California 90040

(323) 837-3700

August [      ], 2007

Dear Stockholder:

You are cordially invited to attend the 2007 annual meeting of stockholders of Innovo Group Inc., or Innovo Group, which will be held at [                     ], [                        ], (near Los Angeles, California), on [             ], [                            ]. The 2007 annual meeting of stockholders will begin promptly at 9:00 a.m. local time.

In addition to the routine matters for our annual meeting, such as the election of directors and appointment of our independent registered public accounting firm, we intend to seek stockholder approval for our proposals to (i) merge with JD Holdings Inc., (ii) issue common stock as part of the merger consideration, (iii) amend our certificate of incorporation to increase the number of shares of common stock authorized for issuance by 20 million, (iv) change our corporate name from Innovo Group Inc. to Joe’s Jeans Inc., and (v) increase the number of shares authorized for issuance pursuant to our 2004 Stock Incentive Plan by 4 million.

On February 6, 2007, we entered into an agreement and plan of merger, or Merger Agreement, to merge with JD Holdings, Inc., or JD Holdings and on June 25, 2007, we entered into a First Amendment to the Merger Agreement (collectively, in this proxy, we will refer to agreement, as amended, as the Merger Agreement). Under the Merger Agreement, we, through our wholly owned subsidiary, Joe’s Jeans Inc., or Joe’s Jeans, plan to merge with and into JD Holdings. In the event that the merger is approved, Joe’s Jeans will be the surviving corporation and all of the shares of JD Holdings will be exchanged for 14 million shares of our common stock, $300,000 in cash and for 120 months following the closing date, the right to receive certain percentages of gross profit earned by us. This transaction is collectively referred to in this proxy statement as the Merger. The assets of JD Holdings include all rights, title to and interest in the Joe’s®, Joe’s Jeans™ and related “JD” logos and marks.

We are asking you to approve the merger with JD Holdings pursuant to the Merger Agreement and the issuance of shares of common stock as part of the merger consideration. We cannot complete the Merger unless you approve it. Your vote is very important. Whether or not you plan to attend the annual meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. The accompanying proxy statement provides you with detailed information concerning us and the proposed Merger. We encourage you to read carefully the proxy statement, including the section on “Risks Related to the Merger” beginning on page 41 before voting your shares.

Our board of directors unanimously recommends that you vote FOR:

•       the approval of the Merger with JD Holdings;

•      the approval of the issuance of common stock as part of the Merger consideration;

•      the election of each of the director nominees;

•      the approval of the amendment to our certificate of incorporation to increase the number of common stock authorized for issuance by 20 million;

•      the approval of the amendment to our certificate of incorporation to change our corporate name to Joe’s Jeans Inc.;

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•      the approval of the amendment to our stock incentive plan to increase the number of shares authorized for issuance by 4 million shares;

•      the approval of any proposal to adjourn the meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approval of the Merger or the stock issuance; and

•      the ratification of the appointment of our independent registered public accounting firm.

On behalf of the Board of Directors, I thank you for your support and continued interest in our company.

Sincerely,

Samuel J. Furrow
CHAIRMAN OF THE BOARD OF DIRECTORS
INNOVO GROUP INC.

This notice of annual meeting and proxy statement and proxy are first being mailed on or about [                     ], 2007 to our common stockholders.

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INNOVO GROUP INC.
5901 South Eastern Avenue
Commerce, California 90040
(323) 837-3700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON [                ], [                       ]

Time and Date	9:00 a.m., local time on [ ], [ ]
Place	TBD
Items of Business

(1) To consider and approve the merger with JD Holdings, Inc. pursuant to an agreement and plan of merger by and among Innovo Group Inc., Joe’s Jeans, Inc., JD Holdings, Inc. and Joseph M. Dahan dated as of February 6, 2007 and June 25, 2007. A copy of the agreement and plan of merger, and its amendment, is included as Exhibit A to the accompanying proxy statement;

(2) To consider and approve the issuance of 14 million shares of common stock of Innovo Group Inc. to Joseph M. Dahan, as sole stockholder of JD Holdings, Inc., as consideration for the merger;
(3) To elect six directors to serve on the Board of Directors until the 2008 annual meeting of stockholders or until their respective successors are elected and qualified;

(4) To consider and approve an amendment to the Sixth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock available for issuance by 20 million shares from 80 million to 100 million;

(5) To consider and approve an amendment to the Sixth Amended and Restated Certificate of Incorporation to change the corporate name from Innovo Group Inc. to Joe’s Jeans Inc.;

(6) To consider and approve an amendment to the 2004 Stock Incentive Plan to increase the number of authorized shares available for issuance under the 2004 Stock Incentive Plan by 4 million shares from 4,265,172 shares to 8,265,172 shares;

(7) To consider and approve any proposal to adjourn the meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger and issuance of shares under Proposals 1 and 2;

(8) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending November 24, 2007; and
(9) To transact such other business as may properly come before the annual meeting or any adjournments thereof.

The Board of Directors unanimously recommends that you vote to:

•      approve the merger with JD Holdings;

•      approve the issuance of the shares as merger consideration;

•      elect all director nominees;

•      approve the amendment to our certificate of incorporation to increase the number of shares of common stock authorized for issuance by 20 million;

•      approve the amendment to our certificate of incorporation to change our corporate name to Joe’s Jeans Inc.

•      approve the amendment to our stock incentive plan to increase the number of shares authorized for issuance by 4 million shares;

•      approve any proposal to adjourn the meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approval of the merger and the stock issuance; and

•      ratify the appointment of auditors as described in detail in the accompanying proxy statement.

By Order of the Board of Directors,

Samuel J. Furrow
Chairman of the Board of Directors
Commerce, California
[ ], 2007

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Indemnification	30
THE EMPLOYMENT AGREEMENT AND INVESTOR RIGHTS AGREEMENT	31
Employment Agreement	31
Investor Rights Agreement	32
SELECTED HISTORICAL FINANCIAL DATA	33
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	34
COMPARATIVE PER SHARE INFORMATION	41
RISK FACTORS	42
INFORMATION ABOUT JD HOLDINGS	45
PROPOSAL 2—APPROVAL OF THE ISSUANCE OF 14 MILLION SHARES AS MERGER CONSIDERATION	59
PROPOSAL 3—ELECTION OF DIRECTORS	60
PROPOSAL 4—APPROVAL OF AN AMENDMENT TO THE SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE BY 20 MILLION SHARES FROM 80 MILLION TO 100 MILLION SHARES	65
PROPOSAL 5—APPROVAL OF AN AMENDMENT TO THE SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE CORPORATE NAME FROM INNOVO GROUP INC. TO JOE’S JEANS INC.	67
PROPOSAL 6—APPROVAL OF AN AMENDMENT TO THE 2004 STOCK INCENTIVE PLAN	68
PROPOSAL 7—APPROVAL OF A PROPOSAL TO ADJOURN THE MEETING TO A LATER DATE, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSALS 1 AND 2	73
PROPOSAL 8—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	73
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	73
EXECUTIVE OFFICER	76
REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE	77
REPORT ON CEO COMPENSATION	78
STOCK PLANS	83
REPORT OF THE AUDIT COMMITTEE	85
RELATED PARTY TRANSACTIONS	87
SECTION 16 BENEFICIAL OWNERSHIP REPORTINGCOMPLIANCE	89
FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	90
OTHER BUSINESS TO BE TRANSACTED	90
WHERE YOU CAN FIND MORE INFORMATION	90
INCORPORATION BY REFERENCE	91
EXPERTS	92

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EXHIBITS

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SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary may not contain all of the information you should consider before voting on the proposal presented in this proxy statement. You should read the entire proxy statement carefully, including the exhibits attached hereto. For your convenience, cross references are included to direct you to a more complete description of the topics described in this summary.

As used in this proxy statement, the terms “we,” “us,” and “our” refer to Innovo Group Inc. and our subsidiary, Joe’s Jeans, Inc., or Joe’s Jeans, unless the context indicates otherwise.

The Proposed Merger (see page 15)

On February 6, 2007, we and our Joe’s Jeans subsidiary entered into an agreement and plan of merger, or the Merger Agreement, with JD Holdings, Inc., or JD Holdings, and its sole stockholder, Joseph M. Dahan. On June 25, 2007, we entered into a First Amendment to the Merger Agreement and when we refer to the Merger Agreement, we refer to it collectively to include the First Amendment. Under the Merger Agreement, we agreed to merge Joe’s Jeans with JD Holdings. Joe’s Jeans will remain as the surviving corporation and continue as our wholly owned subsidiary. In this proxy statement, we will refer to this transaction as the Merger. In exchange for all of the outstanding shares of JD Holdings as Merger consideration, we will issue to JD Holdings’ sole stockholder, Joseph M. Dahan:

•       14 million shares of our common stock;

•       $300,000 in cash; and

•       as additional purchase price, for 120 months following the closing date, the right to receive certain percentages of our gross profit above $11,250,000.

The shares of common stock to be issued as part of the Merger will not initially be registered securities and will be subject to certain restrictions on resale. The primary assets of JD Holdings include all rights, title to and interest in the Joe’s®, Joe’s Jeans™ and related “JD” logos and marks. Collectively, we will refer to these logos and trademark assets of JD Holdings as the Joe’s Brand. JD Holdings’ business has historically been limited to the ownership of the assets that represent the Joe’s Brand and activity associated with its rights and obligations under the license agreement that allows us to make, use, sell and distribute apparel products that bear the Joe’s Brand.

Our stockholders are being asked to approve the Merger pursuant to the Merger Agreement. The Merger Agreement is attached as Exhibit A to this proxy statement. We encourage all of our stockholders to read the Merger Agreement carefully and fully, as it is the legal document that governs the Merger. In addition, in order to close the Merger, our stockholders are being asked to approve the issuance of the 14 million shares of common stock to JD Holdings’ sole stockholder, Mr. Dahan as a separate proposal. In the event that both the Merger and share issuance are approved by our stockholders, Mr. Dahan will beneficially own approximately 24% of our total shares outstanding on a pro forma basis and will be our largest stockholder. In addition, Mr. Dahan will be entitled to become a member of our Board of Directors and as a result, he will be in a position to exert significant influence and control over us as a result of his voting power and membership on our Board of Directors.

Recommendation of the Board of Directors (see page 20)

Our Board of Directors unanimously recommends a vote “FOR” the approval of the Merger of JD Holdings pursuant to the Merger Agreement by and among Innovo Group, Joe’s Jeans, JD Holdings and Joseph M. Dahan dated as of February 6, 2007, and as amended as of June 25, 2007, and “FOR” the approval the issuance of 14 million shares of common stock of Innovo Group to Mr. Dahan as consideration for the merger.

Votes Required (see page 14)

The approval of the Merger requires the affirmative vote of the holders of a majority of our outstanding shares of common stock entitled to vote on the proposal. The approval of the issuance of our common stock as Merger consideration requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote.

This proxy statement and notice of proxy are being mailed to all stockholders entitled to vote at our annual meeting on or about [           ], 2007.

Our Reasons for the Merger (see page 19)

We decided to merge JD Holdings with and into our Joe’s Jeans subsidiary so that we may acquire all rights, title to and interest in the Joe’s Brand, which consists of the Joe’s®, Joe’s Jeans™ and related “JD” logos and marks. Over the course of the past fiscal year or more, we have sold the assets of, ceased operations or terminated other operating divisions and branded apparel lines so that we can focus our resources on our best performing asset, our Joe’s® branded apparel line. We currently license the Joe’s Brand from JD Holdings. JD Holdings is the successor to the original licensor JD Design. Under the terms of the license agreement, in exchange for the worldwide, exclusive and non-assignable right to use the Joe’s Brand, we manufacture, import and sell certain licensed products. The licensed products are specifically listed as a schedule to the license agreement and are broad in nature; however, we do not currently have a right to all products in all categories without obtaining the prior approval of JD Holdings. Additionally, we do not have the right to sublicense the Joe’s Brand in other product categories without prior approval. Because of these and other pre-approval and termination rights held by JD Holdings under the license agreement, we decided it was in our best interest to acquire all rights associated with the Joe’s Brand so that we can control the Joe’s Brand, including pursuing licensing opportunities.

Opinion of The Mentor Group Inc. (see page 20)

In making our determination with respect to the Merger, our Board of Directors relied upon, among other things, the opinion of our financial advisor, The Mentor Group, Inc., or The Mentor Group. Our Board of Directors received a written opinion dated as of February 4, 2007 from The Mentor Group to the effect that, as of that date and based on and subject to the assumptions and qualifications described in its opinion, the transaction was fair to our stockholders from a financial point of view. A copy of the opinion, which is attached as Exhibit B-1 to this proxy statement, sets forth the procedures followed, assumptions made, matters considered and the review undertaken with respect to the opinion. In connection with the amendment to the Merger Agreement, the Mentor Group updated its previous opinion and provided our Board of Directors with a revised opinion dated as of June 25, 2007, a copy of this opinion is attached as Exhibit B-2 to this proxy statement.

Conditions to the Completion of the Merger (see page 29)

Completion of the Merger requires, among other things, the approval by our stockholders holding a majority of our outstanding shares of common stock entitled to vote on the proposal. Additional conditions to the closing of the Merger include the satisfaction or waiver by the parties of customary conditions set forth in the Merger Agreement.

Termination of the Merger Agreement (see page 30)

The Merger Agreement may be terminated by us or JD Holdings in certain circumstances, in which case the Merger will not be completed.

Risk Factors (see page 42)

The Merger and our ongoing operations involve a number of risks, including:

•       If conditions to close are not met, we will not complete the Merger.

•       Substantial expenses will be incurred and payments made even if the Merger is not consummated.

•       In the event that we consummate the Merger with JD Holdings and issue the 14 million shares, our existing stockholders may be diluted. In addition, Mr. Dahan may be able to exert significant influence and control over us as a result of his percentage of stock ownership and membership on our Board of Directors.

•       The pro forma financial statements are presented for illustrative purposes only and may not be an indication of our financial condition or results of operations following the Merger.

•       Our stockholders do not have any appraisal rights under Delaware law.

•       If our stockholders do not approve the Merger, we will have to continue to operate our Joe’s Brand under the terms and conditions of the existing license agreement, which contains certain restrictions and pre-approval rights.

•       We may not be successful in implementing our strategic plan to focus our resources on our best performing asset, our Joe’s Brand.

•       Failure to complete the Merger could cause our stock price to decline.

•       The Joe’s Brand and related intellectual property rights may not be adequately protected.

You should read and consider carefully the information about these and other risks set forth under the caption “Risk Factors” beginning on page 42.

Accounting Treatment of the Merger (see page 24)

The Merger will be accounted for as a purchase by us under U.S. generally accepted accounting principles. Under the purchase method of accounting, the assets and liabilities of JD Holdings will be recorded in our financial statements as of the completion of the Merger at their respective fair values. We are not aware of any liabilities of JD Holdings that we will need to record as of the completion of the Merger other than deferred income taxes. The assets to be acquired in this Merger consist of intangible assets that we refer to as the Joe’s Brand in this proxy statement. JD Holdings had an immaterial amount of other assets, including incidental office equipment, that were distributed to Mr. Dahan as the sole stockholder immediately prior to the date that the Merger Agreement was entered into with us or will be distributed prior to the closing of the transaction.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the financial condition, results of operations, cash flows, financing plans, business strategies, capital and other expenditures, competitive positions, growth opportunities for existing products, plans and objectives of management and other matters. Statements in this document that are not historical facts are identified as forward-looking statements for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.

When we use the words “anticipate,” “estimate,” “project,” “intend,” “expect,” “plan,” “believe,” “should,” “likely” and similar expressions, we are making forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement and the other documents we incorporate by reference in this proxy statement. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

These forward-looking statements, including statements relating to future business prospects, revenues, working capital, liquidity, capital needs and income, wherever they occur in this proxy statement, are estimates reflecting our best judgment. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement and those discussed from time to time in our Securities and Exchange Commission, or SEC, reports, including our annual report on Form 10-K, Amendment No. 1 and Amendment No. 2 on Form 10-K/A for the year ended November 25, 2006 filed with the SEC on February 8, 2007, February 9, 2007 and March 23, 2007, respectively and our Quarterly Reports on Form 10-Q for the period ended February 24, 2007 and May 26, 2007 filed with the SEC on April 10, 2007 and July 10, 2007, respectively. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation:

•       If conditions to close are not met, we will not complete the Merger.

•       Substantial expenses will be incurred and payments made even if the Merger is not consummated.

•       In the event that we consummate the Merger with JD Holdings and issue the 14 million shares, our existing stockholders may be diluted. In addition, Mr. Dahan may be able to exert significant influence and control over us as a result of his percentage of stock ownership and membership on our Board of Directors.

•       The pro forma financial statements are presented for illustrative purposes only and may not be an indication of our financial condition or results of operations following the Merger.

•       Our stockholders do not have any appraisal rights under Delaware law.

•       If our stockholders do not approve the Merger, we will have to continue to operate our Joe’s Brand under the terms and conditions of the existing license agreement, which contains certain restrictions and pre-approval rights.

•       We may not be successful in implementing our strategic plan to focus our resources on our best performing asset, our Joe’s Brand.

•       Failure to complete the Merger could cause our stock price to decline.

•       The Joe’s Brand and related intellectual property rights may not be adequately protected.

You should read and consider carefully the information about these and other risks set forth under the caption “Risk Factors” beginning on page 42.

QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Although we encourage you to read the proxy statement in its entirety, we include these “Questions and Answers” to provide background information and brief answers to several questions that you may have about the proxy materials in general.

Q:             Why am I receiving these materials?

A:               The Board of Directors of Innovo Group, or our Board of Directors, is providing these proxy materials to you in connection with our annual meeting of stockholders, which will take place on [            ], [                ]. Our common stockholders are invited to attend the annual meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q:             What information is contained in this proxy statement?

A:               The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, information including compensation concerning directors and our most highly paid executive officers, and certain other required information.

Q:             What proposals will be voted on at the annual meeting?

A:               The proposals scheduled to be voted on at the annual meeting are:

(1)   To consider and approve the merger with JD Holdings, Inc. pursuant to an agreement and plan of merger by and among Innovo Group Inc., Joe’s Jeans, Inc., JD Holdings, Inc. and Joseph M. Dahan dated as of February 6, 2007 and June 25, 2007 (a copy of the agreement and plan of merger, and its amendment, is included as Exhibit A to the accompanying proxy statement);

(2)   To consider and approve the issuance of 14 million shares of common stock of Innovo Group Inc. to Joseph M. Dahan as consideration for the Merger;

(3)   To elect six directors to serve on the Board of Directors until the 2008 annual meeting of stockholders or until their respective successors are elected and qualified;

(4)   To consider and approve an amendment to the Sixth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock available for issuance by 20 million shares from 80 million to 100 million;

(5)   To consider and approve an amendment to the Sixth Amended and Restated Certificate of Incorporation to change the corporate name from Innovo Group Inc. to Joe’s Jeans Inc.;

(6)   To consider and approve an amendment to the 2004 Stock Incentive Plan to increase the number of authorized shares available for issuance under the 2004 Stock Incentive Plan by 4 million shares from 4,265,172 shares to 8,265,172 shares;

(7)   To consider and approve any proposal to adjourn the meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger and issuance of shares under Proposals 1 and 2; and

(8)   To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending November 24, 2007.

We will also consider any other business that properly comes before the annual meeting.

Q:             How does the Board of Directors recommend that I vote?

A:               Our Board of Directors unanimously recommends that you vote your shares:

•       “FOR” the approval of the merger with JD Holdings;

•       “FOR” the approval of the issuance of the 14 million shares of our common stock as merger consideration;

•       “FOR” each of the nominees to the Board of Directors;

•       “FOR” the approval of the amendment to our Certificate of Incorporation to increase the number of shares of common stock authorized for issuance by 20 million;

•       “FOR” the approval of the amendment to our Certificate of Incorporation to change our corporate name to Joe’s Jeans Inc.;

•       “FOR” the approval of the amendment to our Stock Incentive Plan to increase the number of shares authorized for issuance by 4 million shares;

•       “FOR” any proposal to adjourn the meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger and the issuance of the shares under Proposals 1 and 2; and

•       “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending November 24, 2007.

Q:             What shares can I vote?

A:               Each share of our common stock issued and outstanding as of the close of business on [               ], or the Record Date, is entitled to vote for all proposals being voted upon at the annual meeting. You may cast one vote per share of common stock held by you as of the Record Date. These shares include shares that are (1) held directly in your name as the common stockholder of record, and (2) shares held for you as the beneficial owner through a broker, bank or other nominee. As of August 13, 2007, we had approximately 45,119,355 shares of common stock issued and outstanding and 903 common stockholders of record.

Q:             What is the difference between holding shares as a common stockholder of record and as a beneficial owner?

A:               Most of our common stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Common Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company, you are considered with respect to those shares the common stockholder of record and these proxy materials are being sent directly to you by us. As the common stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the annual meeting. We have enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares of our common stock held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered with respect to those shares the common stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the annual meeting. However, since you are not the common stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a legal proxy from the broker, bank, or nominee that holds your shares giving you the right to vote the shares at the annual meeting. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares. You may also be able to vote your shares by Internet or telephone as described below under “How can I vote my shares without attending the annual meeting?”

Q:             How can I attend the annual meeting?

A:               You are entitled to attend the annual meeting only if you are an Innovo Group common stockholder of record as of the close of business on Record Date or you hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. If you are not a common stockholder of record, but hold the shares through a broker, bank or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to [                   ], a copy of the voting instruction card provided by your broker, bank or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

Q:             How can I vote my shares in person at the annual meeting?

A:               Shares held in your name as the common stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from your broker, bank or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:             How can I vote my shares without attending the annual meeting?

A:               Whether you hold your shares directly as the common stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a common stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card, or for shares held beneficially in street name, you may vote by submitting voting instructions to your broker, bank or nominee.

By Mail—Our common stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-paid, pre-addressed envelope. Our common stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction card provided by their broker, bank or nominee and mailing them in the accompanying pre-addressed envelope.

By Internet—Most of our common stockholders who hold shares beneficially in street name may vote by accessing the website specified on the voting instruction cards provided by their brokers, banks or nominees. Please check the voting instruction card for Internet voting availability.

By Telephone—Most of our common stockholders who hold shares beneficially in street name may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, banks or nominees. Please check the voting instruction card for telephone voting availability.

Q:             May I change my vote?

A:               You may change your vote at any time prior to the vote at the annual meeting. If you are a common stockholder of record, you may change your vote by granting a new proxy card bearing a later date (which automatically revokes the earlier proxy), by providing written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:             Is my vote confidential?

A:               Proxy instructions, ballots and voting tabulations that identify individual common stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. If a common stockholder submits a proxy card with a written comment, then that proxy card will be forwarded to our management.

Q:             How many shares must be present or represented to conduct business at the annual meeting?

A:               The quorum requirement for holding the annual meeting and for transacting business is that the holders of a majority of shares of our common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes are counted for the purposes of determining the presence of a quorum.

Q:             How are votes counted?

A:               For the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” for one or more of the nominees. For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” the abstention has the same effect as a vote “AGAINST” the proposal. If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board of Directors.

Q:             Who will count the vote?

A:               A representative of Continental Stock Transfer and Trust Company will tabulate the votes up until the morning of the meeting. At the meeting, our inspector of election will tabulate the votes.

Q:             Who will serve as inspector of election?

A:               Mr. Dustin Huffine, our Corporate Secretary, will serve as our inspector of election.

Q:             What is the voting requirement to approve each of the proposals?

A:               For the approval of the Merger and approval of the amendments to our Certificate of Incorporation, the proposals require the affirmative “FOR” vote of a majority of our issued and outstanding common stock entitled to vote on the proposal. For the election of directors, the six persons receiving a plurality of “FOR” votes at the annual meeting will be elected. All other proposals require the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the annual meeting. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers may not vote shares on Proposals 1, 2, 4, 5, 6, and 7 without instructions from the beneficial owner of such shares. If the broker is not instructed with respect to Proposals 1, 2, 4, 5, 6, and 7, the shares will constitute broker non-votes. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not be counted in the vote total. Abstentions have the same effect as votes against the matter. Brokers may vote your shares with respect to Proposal 3 and Proposal 8, since each is a routine matter.

Q:             What happens if additional proposals are presented at the annual meeting?

A:               Other than the eight proposals described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the person named as proxyholder, Marc Crossman, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees for our Board of Directors is not available as a candidate, the persons named as proxyholders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:             What should I do if I receive more than one set of voting materials?

A:               You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a common stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:             Who will bear the costs of soliciting votes for the annual meeting?

A:               We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.

To further assist in the solicitation process, we hired The Altman Group, Inc. to solicit proxies by personal interviews, telephone, telegram or otherwise. We paid The Altman Group, Inc. an initial fee of $7,500, and expect to pay on an as-needed basis additional compensation for telephone solicitation and solicitations made by other means.

Q:             Where can I find the results of the annual meeting?

A:               We will announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission, or SEC, within four days after the annual meeting.

Q:             Where can I obtain a copy of Innovo Group’s Amendment No. 1 and Amendment No. 2 to its Annual Report on Form 10-K for the year ended November 25, 2006 and our Quarterly Reports on Form 10-Q for the period ended February 24, 2007 and May 26, 2007?

A:               A copy of our Amendment No. 1 and Amendment No. 2 to our Annual Report on Form 10-K for the year ended November 25, 2006 and our Quarterly Reports on Form 10-Q for the period ended February 24, 2007 and May 26, 2007 are enclosed with this proxy statement.

Q:             What if I share an address with another common stockholder?

A:               In some instances, we may deliver to multiple common stockholders sharing a common address only one copy of this proxy statement and its attachments. If requested by phone or in writing, we will promptly provide a separate copy of the proxy statement and its attachments to a common stockholder sharing an address with another common stockholder. Requests by phone should be directed to our Corporate Secretary at (323) 837-3700 and requests in writing should be sent to Innovo Group Inc., Attention: Corporate Secretary, 5901 South Eastern Avenue, Commerce, California 90040. Our common stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the address above.

Q:             What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:               You may submit proposals, including director nominations, for consideration at future common stockholder meetings. We expect to hold our 2008 annual meeting of stockholders in or around July of 2008. Our common stockholders may submit proposals that they believe should be voted upon at the 2008 annual meeting consistent with regulations of the SEC and our bylaws.

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in our 2008 proxy statement. Any such stockholder proposals must be submitted in writing to and received by the Corporate Secretary of Innovo Group at 5901 South Eastern Avenue, Commerce, California 90040 no later than [                   ], 2007. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

A stockholder may also submit a proposal for consideration outside of Rule 14a-8. Pursuant to Rule 14a-4(c)(1), a stockholder may submit a proposal for consideration at the annual meeting. Any such stockholder proposals to be considered at the annual meeting must be submitted in writing to and received by our Corporate Secretary no later than [                   ], 2007 to be considered timely. The submission of a stockholder proposal does not guarantee that it will be presented at the annual meeting.

Our common stockholders interested in submitting a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable federal securities laws and the our bylaws, as applicable.

Q:             Do I have any appraisal rights under the General Corporation Law of the State of Delaware?

A:               Under the General Corporation Law of the State of Delaware, you do not have any appraisal rights in connection with any of proposals upon which a vote is scheduled to be taken at this annual meeting of stockholders.

INNOVO GROUP INC.
5901 SOUTH EASTERN AVENUE
COMMERCE, CALIFORNIA 90040

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
[          ], [          ], 2007

PROPOSAL 1

APPROVAL OF THE MERGER WITH JD HOLDINGS, INC.
PURSUANT TO AN AGREEMENT AND PLAN OF MERGER

Our Board of Directors has approved and recommended the merger with JD Holdings, Inc. pursuant to a Merger Agreement by and among Innovo Group Inc., Joe’s Jeans, Inc., JD Holdings, Inc. and Joseph M. Dahan dated as of February 6, 2007 and amended as of June 25, 2007.

Q:             What is the Board of Directors recommending?

A:               The Board of Directors is asking the stockholders to authorize the merger with JD Holdings pursuant to a Merger Agreement executed on the terms described elsewhere in this proxy statement. The Board of Directors unanimously recommends that you vote in favor of the proposal. Mr. Dahan, the sole stockholder of JD Holdings and one of our current employees, will be a party to certain ancillary agreements and he is an interested party in the transaction. More specifically, in the event that the Merger is approved and completed, an employment agreement with Mr. Dahan will become automatically effective and we will execute an investor rights agreement related to the issuance of the shares and Mr. Dahan’s right to appoint himself to our Board of Directors. We recommend that you read carefully the complete Merger Agreement for the terms and conditions of the Merger and other information that may be important to you included in this proxy statement as Exhibit A.

Q:             Why should the company merge with JD Holdings?

A:               As described in greater detail in this proxy statement, our Board of Directors believes that it is in the best interest of the company and its stockholders to acquire, through merger, JD Holdings. The assets of JD Holdings are all rights, title to and interest in the Joe’s®, Joe’s Jeans™ and related “JD” logos and marks, or the Joe’s Brand. JD Holdings’ business has historically been limited to the ownership of the assets that represent the Joe’s Brand and activity associated with its rights and obligations under the license agreement that allows us to make, use, sell and distribute apparel products that bear the Joe’s Brand. JD Holdings had an immaterial amount of other assets, including incidental office equipment, that were distributed to Mr. Dahan as the sole stockholder immediately prior to the date that the Merger Agreement was entered into with us or will be distributed prior to the closing of the transaction.

Q:             How do I know if the company is paying fair value for the assets?

A:               Our Board of Directors believes that the consideration to be paid to JD Holdings for the Merger and its assets is fair to us and our stockholders based on a variety of factors, including, but not limited to, our current financial condition and future net sales and prospects for the Joe’s Brand and a fairness opinion delivered to our Board of Directors by The Mentor Group Inc., or The Mentor Group. In particular, our Board of Directors evaluated the growth of the Joe’s Brand in the marketplace since the original license agreement was entered into in 2001. From 2001 until 2006, the Joe’s Brand reported net sales of $1,520,000, $9,179,000, $11,476,000, $18,296,000, $33,304,000, and $45,275,000, respectively. Based upon these results, our Board of Directors expected continued increases in net sales from the primary apparel products (denim pants for men and women) as well as an opportunity to add additional revenue from the sale of other products bearing the Joe’s Brand. However, because we did not have a right to produce all products bearing the Joe’s Brand in all categories under the license agreement with JD Holdings, as further described in “The Proposed Merger—Background of the Merger” beginning on page 15, our Board believed that the acquisition of the asset primarily through the issuance of common stock would be the most efficient and cost effective way to secure those rights. Prior to the second quarter of fiscal 2007, we had significant net losses and thus, not enough cash to purchase the Joe’s Brand without issuing shares of our common stock. As additional purchase price, the right to receive payments based upon certain percentages of gross profit above $11,250,000 for a period of 120 months following the closing date permitted us to defer the cash portion of the consideration, as well as ensure that the Joe’s Brand was earning a gross profit before additional cash would be paid to JD Holdings. The preliminary consideration to be paid to JD Holdings of approximately $18,050,000 (which was estimated solely for purposes of the preparation of the unaudited pro forma condensed combined financial statements beginning on page 34) is less than the estimated fair value of the assets.

Q:             Will I, as a stockholder, have appraisal rights under Proposal 1?

A:               No. Under Delaware law, appraisal rights are not available to our stockholders in connection with the Merger and the issuance of the shares of common stock in the Merger.

Q:             What is the background for this transaction?

A:               We originally entered into a license agreement with JD Design LLC, or JD Design, in February 2001 to license on a worldwide, exclusive and non-assignable basis the right to use the Joe’s Brand in connection with the manufacture, importation and sale of certain licensed products. Through a merger with JD Design, JD Holdings became the owner of the Joe’s Brand. For purposes of this proxy statement, we will refer to our previous transactions with JD Design as JD Holdings. The scope of the licensed products is specifically listed as a schedule to the license agreement and is broad in nature; however, we do not currently have a right to all products in all categories without obtaining the prior approval of JD Holdings. Additionally, we do not have the right to sublicense the Joe’s Brand in other product categories without prior approval. Because of these and other pre-approval and termination rights held by JD Holdings under the license agreement, we decided it was in our best interest to acquire all rights associated with the Joe’s Brand so that we can control it and pursue licensing opportunities.

Q:             Where can I find a summary of the transaction?

A:               Beginning on page 1, you can find a brief summary of the material terms of the transaction with JD Holdings. This summary highlights selected information contained elsewhere in this proxy statement and may not contain all information that may be important to you. You should carefully read this entire proxy statement and the other documents referenced herein for a more complete understanding of the matters being considered at the annual meeting.

Q:             Who are the parties to the transaction?

A:               The parties to the Merger Agreement are the company, Joe’s Jeans, JD Holdings and Joseph Dahan. Joe’s Jeans is our wholly owned subsidiary and was originally formed to carry out the intent of the license agreement entered into in February 2001 with JD Holdings and Joseph Dahan.

JD Holdings is a California corporation based in Los Angeles, California. Its sole stockholder is Joseph M. Dahan, who is currently employed by us as president of our Joe’s Jeans subsidiary. JD Holdings’ business has historically been limited to the ownership of the assets that represent the Joe’s Brand and activity associated with its rights and obligations under the license agreement pursuant to which we make, use, sell and distribute apparel products that bear the Joe’s Brand. In the event that the Merger is approved, we have agreed to enter into an employment contract with Mr. Dahan to be effective upon closing. Under the terms of the employment contract, Mr. Dahan will receive an annual base salary of $300,000 and serve as Creative Director of the Joe’s Brand. In addition, we have agreed to enter into an investor rights agreement with Mr. Dahan pursuant to which he will have certain rights to register for resale the shares received as Merger consideration and the right to nominate himself to be a member of our Board of Directors. See “The Employment Agreement and Investor Rights Agreement” beginning on page 31.

Q:             What will we acquire pursuant to the transaction and what is the consideration to be paid in exchange for the transaction?

A:               Under the terms of the Merger Agreement, we agreed to merge Joe’s Jeans with JD Holdings with Joe’s Jeans as the surviving corporation. In exchange for all of the outstanding shares of JD Holdings, we will issue to Mr. Dahan, as the sole stockholder of JD Holdings, 14 million shares of our common stock and $300,000 in cash. As a result of the issuance, Mr. Dahan will beneficially own approximately 24% of our total shares outstanding on a pro forma basis and will be our largest stockholder. In addition, Mr. Dahan will be entitled to become a member of our Board of Directors and as a result, he will be in a position to exert significant influence and control over us as a result of his voting power and membership on our Board of Directors. Mr. Dahan will also be entitled to, for a period of 120 months following the effective date, a certain percentage of the gross profit earned by us in any applicable fiscal year. Mr. Dahan will be entitled to the following percentages of the gross profit earned by us in the applicable fiscal year: (i) 11.33% of the gross profit from $11,251,000 to $22,500,000; plus (ii) 3% of the gross profit from $22,501,000 to $31,500,000; plus (iii) 2% of the gross profit from $31,501,000 to $40,500,000; plus (iv) 1% of the gross profit above $40,501,000. The payments will be made in advance and then be compared against amounts actually earned after the applicable quarter or fiscal year with shortfalls paid immediately and overpayments offset against future earnings. No payment will be made if the gross profit is less than $11,250,000. “Gross Profit” is defined as net sales of the Joe’s Brand less cost of goods sold as reported in our periodic filings with the SEC.

The shares issued will not initially be registered and will be subject to certain restrictions on resale. After consummation of the Merger, we will own all rights, title to and interest in the Joe’s Brand, and the license agreement will automatically terminate. By owning all rights to the Joe’s Brand, we will be able to control the direction of the Joe’s Brand without regard to license-related issues. The consideration for the transaction has been supported by fairness opinions issued by The Mentor Group.

We cannot issue the shares and complete the Merger unless you vote in favor of Proposal 2. Therefore, our Board of Directors unanimously recommends that you vote in favor of this proposal and Proposal 2.

Q:             What are the material terms of the Merger Agreement?

A:               The Merger Agreement is attached to this proxy statement as Exhibit A. We encourage you to read the Merger Agreement in its entirety, as it is the legal document that governs the Merger. We refer you to page 1 of this proxy statement for a summary of the material terms of the Merger Agreement. However, this summary should not replace a reading of the actual Merger Agreement and we recommend that you read carefully the Merger Agreement for the terms of the transaction and other information that may be important to you.

Q:             What are the tax consequences of Proposal 1 to stockholders?

A:               The transaction will not be taxable to our stockholders. See “The Proposed Merger—Material U.S. Federal Income Tax Consequences” beginning on page 24.

Q:             When is the closing expected to occur?

A:               If Proposal 1 is approved and all conditions to completing the Merger are satisfied or waived, the closing is expected to occur shortly after the annual meeting. In order to complete the Merger, our stockholders must also approve Proposal 2, permitting the issuance of the shares as consideration for the Merger. Our Board of Directors encourages you to consider Proposal 2 along with the other information contained in this proxy statement.

Q:             What is the vote required to approve Proposal 1?

A:               The affirmative “FOR” vote of a majority of our shares of common stock issued and outstanding and entitled to vote on the proposal is required to approve the merger with JD Holdings pursuant to the Merger Agreement.

Q:             How does the Board of Directors recommend I vote?

A:               Our Board of Directors unanimously recommends a vote “FOR” the approval of the Merger pursuant to the Merger Agreement.

THE PROPOSED MERGER

General

Under the Merger Agreement, we agreed to merge Joe’s Jeans with JD Holdings with Joe’s Jeans as the surviving corporation. In exchange for all of the outstanding shares of JD Holdings, we will issue to Mr. Dahan, as the sole stockholder of JD Holdings, 14 million shares of our common stock and $300,000 in cash. The shares issued as part of the Merger will not initially be registered and will be subject to certain restrictions on resale. Mr. Dahan will also be entitled to, for a period of 120 months following the effective date, a certain percentage of the gross profit above $11,250,000 earned by us in any applicable fiscal year. After consummation of the Merger, we will own all rights, title to and interest in the Joe’s®, Joe’s Jeans™ and related “JD” logos and marks, or the Joe’s Brand, and the license agreement will automatically terminate. The consideration to be paid and the other terms and conditions of the Merger Agreement are discussed below.

Background of the Merger

Our principal business activity has evolved into the design, development and worldwide marketing of apparel products focusing on denim and casualwear. Our primary apparel products bear the brand name Joe’s® operated under our Joe’s Jeans subsidiary. Since Joe’s Jeans was established in 2001, the Joe’s Brand is recognized in the premium denim industry for its quality, fit and fashion-forward designs. Historically, we also sold other branded apparel products, such as indie™, Betsey Johnson®, Fetish™ and Shago®, private label denim and denim related products and craft and accessory products.

On February 7, 2001, we entered into a license agreement with JD Design LLC, a single member California limited liability company, for the worldwide, exclusive, non-assignable right to use the Joe’s Brand on certain licensed product categories. In December 2006, the license was transferred by JD Design through merger to JD Holdings. The original license term was for ten years with a right to renew for two additional ten year periods provided that we were not in default. In exchange for the license rights, we issued to JD Design 500,000 shares of our common stock, agreed to pay a 3% royalty on net sales of Joe’s Brand products and agreed to issue additional royalty payments and warrants in the event certain net sales and gross profit targets were met for the year ending on December 31 from 2001 until 2004. The net sales and gross profit targets were not met and therefore the additional royalty payments and warrants were not issued. The 3% royalty payments are paid to JD Holdings under the license agreement. From the initial grant of the license through the end of fiscal 2006, we have paid approximately $3,655,000 in royalty payments.

Simultaneous with entering into the license agreement, we entered into an employment agreement with Joseph M. Dahan, the sole member of JD Design, to employ him as president of our newly created Joe’s Jeans subsidiary. Our Joe’s Jeans subsidiary was formed to carry out the terms of and operations under the license agreement. Under the terms of his employment agreement, Mr. Dahan receives an annual salary of $85,000 as an employee of Joe’s Jeans.

In October 2005, we entered into an amendment to the license agreement to release back the rights to the Joe’s Brand for use on children’s products. We agreed to release these rights to JD Holdings in exchange for receiving a commission of 5% on net sales from the children’s products bearing the Joe’s Brand. We entered into this amendment, in part, due to our lack of prior experience in producing children’s products and our desire to focus on our men’s and women’s collections. In addition, under the license agreement, we needed to obtain the prior approval of JD Holdings if we wanted to enter into a sublicense with a third party to make, use and sell children’s products bearing the Joe’s Brand. Because of these restrictions, we believed it was in our best interest to enter into the amendment to release back these rights rather than seek consent to use a third party sublicensee at our cost and expense.

When we originally licensed the rights to the Joe’s Brand in February 2001, our primary operations were in the craft and accessories business and we were headquartered in Knoxville, Tennessee. In addition, JD Design had just begun operating its Joe’s Jeans denim line and had limited orders for its denim products. Since 2001, we have evolved from producing craft and accessory products, such as craft aprons, tote bags and branded label handbags, wallets and belts into the design, development and worldwide marketing of apparel products primarily for denim jeans and related casual wear. During this time, we also moved our headquarters from Tennessee to Los Angeles, California, developed, through acquisition, other areas of operations and entered into license agreements for other branded apparel products. However, beginning in fiscal 2004, we began divesting ourselves of these other licenses and business operations so that we could focus our resources on our best performing asset, our Joe’s Brand. In July 2005, Mr. Crossman, as Chief Financial Officer, began collecting data and information regarding the performance of the Joe’s Brand and preparing internal data regarding a range of valuations and cost of a possible acquisition from Mr. Dahan. At that time, Mr. Crossman approached Mr. Dahan to discuss the possibility of acquiring the Joe’s Brand and the cost of such acquisition. After that initial approach, Mr. Crossman and Mr. Dahan continued to have informal conversations regarding the future and direction of the Joe’s Brand.

In November 2005, we began to discuss internally issues related to the license agreement. We sought the advice of internal and external counsel about the application of certain provisions of the license agreement on our business going forward. In particular, we looked at the list of licensed products and noted that some significant omissions had been made when we initially entered into the license. Without amending the existing license agreement, we did not have the right to produce the following products that we believed could be important to the future of the Joe’s Brand: perfume, sunglasses, eyeglasses, socks, shoes, women’s sleepwear and lingerie, cosmetics, home furnishings and bedding. While there were no issues that caused concern related to our licensor/licensee relationship, we could not be certain that in the future, the relationship would continue to be as strong, friendly and full of mutual respect for each other. We also noted that under the license agreement, there was a restriction on our ability to conduct our Joe’s Jeans subsidiary’s operations – i.e., we could not (i) dissolve, liquidate or wind-up our business, (ii) merge or consolidate with or into any other corporation, or (iii) directly or indirectly sell or otherwise dispose of all or a substantial portion of our business or assets without prior written notice to JD Holdings. Upon receipt of this notice, JD Holdings would have the option to terminate the license agreement if it desired. We believe that the ability for JD Holdings to immediately terminate the license upon receipt of notice of our intentions described above could potentially effect on our ability to enter entertain and explore future business opportunities related to our Joe’s Brand. Furthermore, we do not have the right to sublicense any of the licensed product categories without the consent of JD Holdings. Thus, JD Holdings has the ability, if exercised, to dictate how and with whom we did business in the future.

On February 24, 2006, we engaged Piper Jaffray & Co. to assist us and our Board of Directors with the exploration and review of strategic alternatives for our company following continued losses from operations. As part of this review, informal discussions regarding the possible acquisition of the Joe’s Brand continued by and among Mr. Crossman and Mr. Dahan, as well as between Mr. Crossman and various members of the Board of Directors. Mr. Crossman continued to internally analyze the transaction and different methods of consideration. Between mid-April and mid- May 2006, legal counsel also prepared internal memorandum outlining and identifying possible issues related to an acquisition of the Joe’s Brand through merger or asset purchase. We also consulted with outside counsel about the proposed structure for the transaction and began to focus on the valuation of the Joe’s Brand by Mr. Dahan and how to pay the consideration through the issuance of one or more forms of stock, whether common, preferred or an instrument convertible into common stock. During this time, our common stock also fell from $1.25 on April 19, 2006 to the mid-$0.70 range by late May 2006.

On June 27, 2006, at a regularly scheduled meeting of our Board of Directors, we presented the Board of Directors with an overview of recent discussions with Mr. Dahan regarding the potential acquisition of the Joe’s Brand, including a presentation outlining the above issues with the existing license agreement. The Board of Directors encouraged Mr. Crossman and management to move forward with discussions about a possible transaction to acquire the Joe’s Brand.

Between July and August 2006, the parties continued to hold informal discussions in person and by telephone on the feasibility, possible terms and timing of a possible business combination transaction. On August 16, 2006, the legal department, after consultation with Mr. Crossman, drafted an initial term sheet for internal discussion purposes outlining terms of a proposed transaction with Mr. Dahan for the Joe’s Brand. Because the stock price during this time was near its lowest point due to continued losses after disposing of other operations, Mr. Dahan agreed in principle to valuing the transaction by setting an exact number of shares to be issued at closing coupled with a modest cash payment and an employment agreement with a guaranteed minimum annual salary. The shares to be issued as part of the Merger would not initially be registered and would be subject to contractual restrictions on resale. Over the course of negotiations over the next few months, the threshold numbers continued to be negotiated by Mr. Crossman and Mr. Dahan along with other deal points, but the parties remained committed to structuring the primary consideration for the deal as a fixed number of shares.

On September 27, 2006, at the next regularly scheduled meeting of the Board of Directors, Mr. Crossman presented an outline of certain key terms to discuss with the Board of Directors. After discussion, Mr. Crossman informed the Board of Directors that he would have a more definitive term sheet to present for review and further discussion. On that same day, we sent a draft of the proposed terms of the possible transaction to Mr. Dahan’s attorney for review and discussion along with other items for discussion.

In the interim, after discussions regarding the potential acquisition of the Joe’s Brand began in September 2006, on October 13, 2006, we entered into a collateral protection agreement with JD Holdings in exchange for JD Holdings granting a security interest in the Joe’s® trademarks and executing a non-recourse guaranty in favor of our primary lender, CIT Commercial Services, Inc., a unit of CIT Group, or CIT, to allow us to obtain additional advances under our inventory security agreement. In connection with the security interest and guaranty, we entered into an agreement with JD Holdings to provide protection to JD Holdings through the potential issuance of up to 3,846,154 shares of our common stock as collateral for the non-recourse guaranty and security interest granted to CIT. The exact amount of shares to be issued depends on the amount of the default and the lowest price the shares can be issued at is $0.52. In the event that the merger transaction is approved, all agreements related to this security interest, guaranty and collateral protection will be terminated.

During September and October, the parties and legal advisors continued to correspond and discuss the possible transaction, terms and structure. On October 18, 2006, management provided the Board of Directors with a proposed term sheet that contained the terms and conditions, to date, regarding a potential transaction with JD Holdings in advance of the October 23, 2006 regularly scheduled meeting of the Board of Directors. At that meeting, the Board of Directors discussed the proposed term sheet and the potential transaction. Mr. Crossman updated the members regarding informal communications and discussions conducted by and amongst them prior to the meeting regarding concerns, opinions and recommendations regarding the transaction for further discussion. The Board of Directors then began a discussion among themselves and with management in substantive detail about several key terms and conditions set forth in the proposed term sheet. After due consideration and discussion of the potential transaction by the Board of Directors, the Board of Directors determined and agreed that it was in the best interest of the company to pursue the transaction, with certain modifications to be made to the proposed term sheet and passed a resolution authorizing management to proceed with the discussions related to a proposed transaction with JD Holdings.

Shortly thereafter, management with the assistance of outside counsel drafted the Merger Agreement, the employment agreement and the investor rights agreement to reflect the terms of the proposed term sheet. On October 30, 2006, management circulated a due diligence request list to Mr. Dahan’s legal advisor for review and response. On November 3, 2006, management circulated the initial draft of the Merger Agreement to Mr. Dahan and his legal advisor. On November 10, 2006, management circulated the initial draft of the employment agreement and investor rights agreement to Mr. Dahan and his legal advisor. On November 28, 2006, management circulated an initial draft of a license agreement for JD Holdings to continue to use the Joe’s Brand for children’s products. This deal point was subsequently eliminated in the final stages of the negotiations of the transaction.

Management kept the Board of Directors apprised through informal communications of all discussions and developments related to a possible transaction with JD Holdings. On November 20, 2006 at a special meeting of the Board of Directors to discuss a possible financing transaction for proceeds for working capital purposes, management updated the Board of Directors on the progress of the possible transaction, noting that draft documents had been delivered to counsel for JD Holdings and that we were awaiting comments and feedback on the documentation.

Discussions continued among management and Mr. Dahan about the possible transaction. On December 21, 2006, management, Mr. Dahan and his legal advisor met at our offices in Commerce, California to discuss timing and issues related to the possible transaction, including the finalization of the merger transaction between JD Design and JD Holdings whereby the successor to the Joe’s Brand was now JD Holdings. On December 22, 2006, Mr. Dahan’s legal advisor sent proposed changes to the draft agreements.

Between January 8 and January 26, 2007, Mr. Crossman, management, Mr. Dahan and his legal advisors continued to engage in negotiations regarding the final terms of the Merger Agreement, employment agreement, investor rights agreement and potential license for children’s products. More specifically, on January 10, 2007, management, Mr. Dahan, and his counsel conducted further discussions and negotiations regarding the documentation via conference call and on January 11, 2007 additional comments and proposed changes were circulated. Revised drafts of the agreements were exchanged by the parties for subsequent review.

On January 29, 2007, penultimate drafts of the agreements were delivered via email to our Board of Directors for review in advance of a meeting on February 6, 2007. On February 4, 2007, a final version of the fairness opinion was delivered via email to the members of the Board of Directors. On February 6, 2007, the Board of Directors met to discuss the terms of Merger Agreement and ancillary documents. After due consideration and careful discussion and a review of the fairness opinion, our Board of Directors voted to approve the Merger Agreement and to authorize management to execute the Merger Agreement and all ancillary documents necessary to carry out the intent of the resolutions under the terms and conditions discussed and presented to the Board of Directors by management.

On February 6, 2007 after the close of business, we executed the definitive Merger Agreement with JD Holdings and Mr. Dahan. On February 7, 2007, we issued a press release announcing the execution of the Merger Agreement.

During the course of the preparation of this proxy statement after the definitive Merger Agreement was executed, Mr. Dahan and Mr. Crossman met informally to discuss the financial considerations included in the Merger Agreement and employment agreement. After numerous discussions regarding the fact that the definitive Merger Agreement was already executed, the parties decided to entertain a discussion of certain proposed modifications. As a result of those discussions, the parties realized that the proposal to add an earn-out to the merger consideration and delete a provision in the employment agreement that provided for a minimum annual salary of $950,000 (which acted as an advance against earnings based upon a percentage of gross profits) more fairly reflected the value of the Joe’s Brand and the expectations of Mr. Dahan while providing us with downside protection from a decrease in gross profits. The new earn out provision would be dependent upon gross profit hurdles that we would need to achieve before Mr. Dahan received the payments.

As a result, Mr. Dahan and Mr. Crossman met informally and periodically to discuss the proposed modifications. After further discussions, the parties agreed on the structure of the earn-out and modifications that would be made to the employment agreement. In-house legal counsel then discussed the proposed modifications with outside advisors and drafted the modifications to reflect the agreement between Mr. Crossman and Mr. Dahan. On June 13, 2007, drafts of the agreements were internally circulated for review and comment and Mr. Dahan reviewed the terms and drafts with his advisors. Over the course of the few days prior to that, Mr. Crossman spoke informally to all the members of the Board of Directors to discuss and review the proposed modifications. After further discussion between Mr. Dahan and Mr. Crossman, a special meeting of the Board of Directors was called for June 20, 2007. Prior to the meeting, on June 19, 2007, an internally prepared memo discussing the proposal and the proposed drafts of the First Amendment to the Merger Agreement and Amended and Restated Employment Agreement were sent via email to all members of the Board of Directors for review. On June 20, 2007, the Board of Directors met telephonically to discuss the proposal and revisions. After due deliberation and discussion, the Board of Directors voted to approve the First Amendment to the Merger Agreement, the Amended and Restated Employment Agreement and to authorize management to execute the same documents and any additional documents to carry out the intent of the resolutions under the terms and conditions discussed and presented to the Board of Directors by management.

On June 25, 2007, the First Amendment to the Merger Agreement, the Amended and Restated Employment Agreement and the Amended and Restated Plan of Merger were executed and after the close of business, we issued a press release announcing the revised terms of the agreements.

Our Reasons for the Merger

We entered into the Merger Agreement after evaluating the future of our business opportunities operating under a license agreement rather than owning all rights, title to and interest in the Joe’s Brand outright. Based upon these and other considerations, we believed that acquiring all rights, title to and interest in the Joe’s Brand was in our best interest and the best interest of our stockholders for the future our business.

In reaching this determination, our Board of Directors and management considered a number of factors:

•       Significant future and historical revenues generated by the Joe’s Brand which could potentially be disrupted in the event of a dispute under the existing license agreement;

•       Restrictions on our ability to conduct our operations, including the inability to sell a substantial portion of our assets related to the Joe’s Brand without providing JD Holdings with advanced notice and ability to terminate the license;

•       Ability to control the Joe’s Brand and direction and the ability to choose new product extensions of the Joe’s Brand without licensor approval rights;

•       The belief of our Board of Directors and management that the terms and conditions of the Merger Agreement are reasonable; and

•       A fairness opinion by The Mentor Group and its update for the amendment to the Merger Agreement.

Our Board of Directors and management also identified and considered the following potentially negative factors concerning the Merger:

•       The impact of the dilution to existing stockholders in the event that the Merger is completed;

•       The risks associated with uncertain demands and growth opportunities for our Joe’s Brand products and the uncertainty regarding acceptance in the marketplace of new products bearing the Joe’s Brand name;

•       The risk that our stockholders may not approve the Merger transaction and we would have to continue to operate under the existing license agreement; and

•       The other risks described in the “Risk Factors” section beginning on page 41.

After deliberations, our Board of Directors concluded that, on balance, the potential benefits of acquiring the Joe’s Brand outweighed these risks and potential disadvantages.

The foregoing discussion of the information and factors considered by our Board of Directors is not intended to be exhaustive, but includes the relevant factors considered. In reaching its decision to approve the Merger and to recommend it to our stockholders, our Board of Directors did not view any single factor as determinative and did not find it necessary or relevant to assign any weight to each of the various factors considered. Individual directors may have given different weights to different factors.

Recommendation of our Board of Directors

Our Board of Directors believes that the terms of the Merger transaction are in the best interest of our stockholders and has approved the Merger and the transaction documents. Accordingly, our Board of Directors unanimously recommends that our stockholders vote “FOR” the approval of the Merger pursuant to the Merger Agreement.

Fairness Opinion of our Financial Advisor

We retained The Mentor Group to render an opinion with respect to the fairness, from a financial point of view, to us and our stockholders of the financial consideration to be paid by us for the Merger. The Mentor Group is a full service, national investment banking, financial advisory, valuation and appraisal firm. For its services, we paid The Mentor Group its customary fee of $30,000 for its original opinion and $8,000 for its June 2007 follow up opinion. We choose The Mentor Group because we had utilized their services in the past and they were familiar with us and our business.

On February 4, 2007, The Mentor Group delivered its final written opinion to the effect that, based upon and in reliance on the matters described in its opinion, the financial consideration was fair to us and our stockholders from a financial point of view as of the date of such opinion. The Mentor Group delivered a revised written opinion dated June 25, 2007 to the effect that, based upon and in reliance on the matters described in its opinion, the financial consideration was fair to us and our stockholders from a financial point of view as of the date of such opinion.

The full text of The Mentor Group’s opinions to our Board of Directors, which sets forth the assumptions made, matters considered, qualifications and extent of review by The Mentor Group are attached as Exhibit B-1 and Exhibit B-2 and are incorporated herein by reference. Such opinions should be read carefully and in their entirety in conjunction with this proxy statement. The following summary of The Mentor Group’s opinions is qualified in its entirety by reference to the full text of the opinion.

The Mentor Group consented to the inclusion of its opinions and this summary in this proxy statement.

The Mentor Group’s opinions are addressed to our Board of Directors and do not constitute a recommendation to any of our stockholders as to how such stockholder should vote at the annual meeting related to Proposals 1 and 2 described in this proxy statement. The Mentor Group specifically stated its opinion is limited to the fairness, from a financial point of view, of the Merger Transaction and The Mentor Group did not expresses an opinion as to the merits of the underlying decision by us to engage in the Merger.

The terms associated with the merger transaction were determined based on negotiations between us and JD Holdings and were not based on any recommendations by The Mentor Group. No limitations or instructions were imposed on The Mentor Group with respect to the investigations made or the procedures to follow in rendering its opinion.

In connection with rendering its opinion, The Mentor Group reviewed and analyzed, among other things, the following:

•       the terms of the merger transaction, including the Merger Agreement, the employment agreement and the investor rights agreement;

•       certain of our historical financial statements and other financial information;

•       certain other information, primarily financial in nature, concerning our business and operations that we furnished to The Mentor Group;

•       certain historical financial information related to JD Holdings provided by JD Holding’s advisors;

•       the historical trading price and volume of our common stock;

•       discussions with certain members of management regarding, among other things, the business, operations, financial conditions, future prospects and projected operations and performance of the Joe’s Brand, certain forecasts and projections related to the business provided to them by us and pro forma financial information;

•       discussions related to existence of contingent liabilities in connection with the transaction;

•       performance of variance analysis on the underlying assumptions of growth and expenses;

•       certain other publicly available financial data for certain companies that The Mentor Group deemed comparable to our Joe’s Jeans business, and publicly available prices paid in other transactions considered similar to this transaction; and

•       such other matters as were deemed relevant.

The final written opinion was based upon certain business, economic, market, and other conditions that existed as of the date of such opinion. Based upon these considerations, The Mentor Group concluded that, in its opinion, the transaction was fair, from a financial point of view, to us and our current stockholders.

For the June 2007 fairness opinion, The Mentor Group had additional data to rely upon, including audited fiscal year 2006 and unaudited first quarter 2007 sales information. In both cases, net sales and gross margins had improved significantly over the prior year comparative period. As a result, the information utilized for the June 2007 fairness opinion included operating results that reflected the potential and growth of the Joe’s Brand.

The methodologies used or considered by The Mentor Group in arriving at its opinion were:

•       the net book value;

•       the adjusted book value;

•       the public company multiples method;

•       merger/acquisitions multiples method;

•       capitalization of historical income method; and

•       discounted cash flow method.

Under the net book value method, The Mentor Group considered this methodology, but did not utilize it due to lack of significant tangible assets and financial information about JD Holdings.

Under the adjusted book value method, market values are assigned to a company’s tangible and intangible assets and stockholder’s equity is restated to account for the adjustments. However, The Mentor Group noted that this method is most relevant when a significant portion of the assets are liquid or when most of the value resides in property. In our case, most of the value was in intangible assets (trademarks and tradenames). Therefore, The Mentor Group felt that it would be better in utilizing market and income approaches in determining the value of the intangible assets.

Under the public companies multiples methods, stock sales related to guideline industry publicly traded companies are analyzed. From this analysis, multiples of income statements and/or balance sheet statistics reflecting current public market multiples for similar investments are developed. These multiples are then considered in light of how the financial condition and operating performance of the company to be acquired compares to the guideline companies. Given the facts and circumstances of the transaction and the existing relationship between the companies, The Mentor Group was not able to find guideline companies with similar economic conditions to utilize the approach.

Under the merger/acquisition multiples method, transactional sales greater than 50% of the ownership related to similar industry represented public companies were analyzed to develop multiples of income statement and/or balance sheet statistics reflecting historical sales of going concerns. These multiples are then considered in light of how the financial condition and operating performance of the company to be acquired compares to the guideline companies. Under the merger/acquisition multiples method, thirty-one transactions in companies were selected. Enterprise values of the companies, when disclosed, were utilized to determine multiples of revenue and earnings before taxes, interest, deprecation and amortization, or EBITDA. The multiples were not adjusted relative to the size of the company to be acquired. The selected multiples indicated a range of values from approximately $3,023,000 to $26,581,000. The median indicated values under the merger/acquisitions multiples method were $11,400,000 to $16,200,000. The revenues utilized for the multiples method were based on certain pro forma assumptions presented by management to The Mentor Group for two years and the indicated values were adjusted to a present value to account for the two year period. The EBITDA utilized for the multiples method was based on incremental earnings projected in the second year rather than the projected earnings without the merger. The incremental earnings were then discounted to a present value for the two year period.

For the June 2007 fairness opinion, The Mentor Group utilized a similar analysis for its merger/acquisition multiples method. However, thirty-three transaction in companies were selected and the selected multiples indicated a range of indicated values from approximately $3,053,000 to $77,287,000. The mean indicated values were $17,479,000 to $63,396,000. The Mentor Group utilized similar pro forma assumptions presented by management and the 2008 revenue based was selected as the most relevant and the indicated value of the multiples was adjusted to a present value for that period. The multiples were then applied to the incremental earnings and discounted to a present value for that period.

Under the capitalization of historical income method, the underlying concept is that the purchase of JD Holdings is analogous to the making of an investment in an earnings generating asset. Accordingly, the value of such an investment is directly related to the amount of the earnings that can be generated by such property. First, the historical royalty payments made to JD Holdings under the license agreement were analyzed and compared to the projected operating expenses and earnings. Operating pre-tax income was selected as best representative of industry standard for multiples and the earnings base least effected by the transaction. A rate of return was determined based on the capital asset pricing model, or CAPM, and the weighted average cost of capital, or WACC. The selected multiples indicated a range of values under the capitalization of historical income method of approximately $2,827,000 to $3,464,000. For the June 2007 fairness opinion, The Mentor Group utilized a similar analysis for its capitalization of historical income method. The selected multiples indicated a value range of $17,789,000 to $29,494,000 with changes in the CAPM and WACC estimates. However, because significant future growth is projected, The Mentor Group believes that the discounted cash flow method would capture the potential value created by the transaction under both opinions.

Under the discounted cash flow method, the current condition of our Joe’s Jeans business and a projection of the future operations were analyzed and tested against the projections and assumptions presented. The present value of five years of cash flows were discounted to a present value and the present value for equity of 19.4% and residual years after five years were added to derive an indicated value of the enterprise. Variance analysis was applied to the mix of product sales and projected royalty rates. Based on key assumptions and other assumptions under the discounted cash flow method, a range of indicated values of $9,319,000 to $21,746,000 was presented.

For the June 2007 fairness opinion, The Mentor Group discounted the five years of cash flow to a present value and the present value factor for the WACC was 18.6%. Residual values were again added to derive and indicated value of the enterprise and variance analysis was applied. The resulting range of indicated values presented was $31,705,000 to $44,435,000.

In rendering its opinion, The Mentor Group also considered other financial considerations, including, but not limited to:

•       Significant historical and projected revenue base that may be subject to disruption without clear ownership;

•       Control gained over use of the brand name which provides unfettered use in new markets;

•       Significant protection against third party acquisition of the brandname;

•       Significant economic incentive for Mr. Dahan to increase revenues and productivity, while limiting exposure to delays in approvals, sourcing and other similar factors;

•       Projected growth in revenues and dependency upon third party sales of new product lines such as shoes, wallets, and other products;

•       One year non-compete period after termination of service;

•       Uncertain projected demands for denim products and increased competition in current marketplace for designer products;

•       Limited cash to be paid in the transaction ($300,000);

•       The impact of a guaranteed minimum salary on overhead expenses without protection from a decline in sales;

•       Limited market potential for new capital;

•       Dilution of shareholders and possibility of failure to comply with continuing NASDAQ listing requirements;

•       Unknown assumption of liabilities as a result of acquiring a corporation;

•       The short term projected incremental cash flow not covering transaction pricing; and

•       Savings in legal fees to protect intellectual property rights.

Our Business Following the Merger

Following the transaction, assuming approval of the Merger by our stockholders, we will own all rights, title to and interest in the Joe’s Brand. Our business will operate in substantially similar fashion, except that we will no longer owe royalty payments to JD Holdings. By owning the Joe’s Brand outright, we intend to grow it and solidify its position in the consumer marketplace.

Appraisal Rights

Under Delaware law, appraisal and dissenters’ rights are not provided to stockholders in connection with the Merger.

Material U.S. Federal Income Tax Considerations

The proposed Merger is intended to be treated as a tax free merger of JD Holdings with us pursuant to Internal Revenue Code Section 368(a)(2)(D).

The proposed Merger will not have any taxable effect to our stockholders.

Regulatory Approvals

Except for compliance with applicable Delaware law and United States securities laws, no regulatory requirements must be complied with and no governmental approvals must be obtained in connection with the Merger.

Accounting Treatment of the Merger

The Merger will be accounted for as a purchase by us under U.S. generally accepted accounting principles. Under the purchase method of accounting, the assets and liabilities of JD Holdings will be recorded in our financial statements as of the completion of the Merger at their respective fair values. We are not aware of any liabilities of JD Holdings that we will need to record as of the completion of the Merger other than deferred income taxes. Reported financial condition and results of our operations issued after completion of the Merger will reflect JD Holdings balances and results subsequent to the completion of the Merger, but will not be retroactively revised to reflect the historical financial position or results of operations of JD Holdings prior to the Merger.

The assets to be acquired in this Merger consist of intangible assets that we refer to as the Joe’s Brand in this proxy statement. JD Holdings had an immaterial amount of other assets, including incidental office equipment, that were distributed to Mr. Dahan as the sole stockholder immediately prior to the date that the Merger Agreement was entered into with us or will be distributed prior to the closing of the transaction. Pursuant to the Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” we have determined that the useful life of the acquired Joe’s Brand assets is indefinite and therefore no amortization expense will initially need to be recognized on our financial statements. However, we will have to test the Joe’s Brand assets for impairment if events or changes in circumstances indicate that the assets might be impaired. Additionally, there will be a deferred tax liability established in the allocation of the purchase price with respect to the identified indefinite long lived intangible assets acquired. See “Unaudited Pro Forma Consolidated Balance Sheet and Unaudited Pro Forma Consolidated Statements of Operations” on page 33.

Common Stock to be Issued as Consideration for the Merger

In the event that the Merger Agreement and the issuance of shares of our common stock are approved by our stockholders, we will issue to Mr. Dahan, as sole stockholder of JD Holdings, 14 million shares of our common stock pursuant to an exemption from registration pursuant to Section 4(2) of the

Securities Act of 1933, as amended. As a result of the issuance, Mr. Dahan will beneficially own approximately 24% of our total shares outstanding on a pro forma basis and will be our largest stockholder. In addition, Mr. Dahan will be entitled to become a member of our Board of Directors and as a result, he will be in a position to exert significant influence and control over us as a result of his voting power and membership on our Board of Directors.

We also intend to enter into an investor rights agreement with Mr. Dahan at the closing of the Merger. Pursuant to the investor rights agreement, if executed, we have agreed to register for resale, on a periodic basis at the request of Mr. Dahan, the common stock issued in connection with the Merger. The common stock issued as Merger consideration will become eligible for resale beginning on the six month anniversary of the closing date of the Merger at an initial rate of 1/6 of the shares issued and every six months thereafter at the same rate until all the shares are fully released on the third anniversary of the closing date. See “Investor Rights Agreement” on page 31 for additional description of our rights and obligations under this agreement.

Our common stock is currently traded under the symbol “INNO” on The Nasdaq Capital Market maintained by The Nasdaq Stock Market, Inc., or Nasdaq. In the event that the amendment to our certificate of incorporation is approved to change our corporate name from Innovo Group Inc. to Joe’s Jeans Inc., we also expect to change our trading symbol to “JOEZ” and change the name of our existing Joe’s Jeans subsidiary to Joe’s Jeans Subsidiary, Inc.

The par value for our common stock is $0.10. We have never declared or paid a cash dividend and do not anticipate paying cash dividends on our common stock in the foreseeable future. In deciding whether to pay dividends on our common stock in the future, our Board of Directors will consider such factors they may deem relevant, including our earnings and financial condition and our capital expenditure requirements.

THE AGREEMENT AND PLAN OF MERGER

The following discussion is a summary of the material provisions of the Merger Agreement. This summary and all other discussions of the terms and conditions of the Merger Agreement included elsewhere in this proxy statement are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit A to this proxy statement and incorporated herein by reference. All stockholders are urged to read the Merger Agreement carefully and in its entirety. Capitalized terms used but not defined in this proxy statement have the meaning set forth in the Merger Agreement.

Parties to the Merger Agreement

Acquiror.   Innovo Group Inc. is a Delaware corporation. We design, develop and market denim and related casual wear apparel products bearing the Joe’s Brand. Our principal office is located at 5901 South Eastern Avenue, Commerce, California 90040. Our main telephone number is (323) 837-3700.

Merger Sub.   Joe’s Jeans Inc. is a Delaware corporation and a wholly owned subsidiary of Innovo Group. Joe’s Jeans was formed in 2001 for the purpose of carrying out the terms of and operations under the license agreement with JD Holdings through which we license the Joe’s Brand. The principal office and main telephone number of Joe’s Jeans is the same as Innovo Group.

Seller.   JD Holdings Inc. is a California corporation and is the successor, through merger, of JD Design LLC. JD Holdings’ business has historically been limited to the ownership of the assets that represent the Joe’s Brand and activity associated with its rights and obligations under the license agreement pursuant to which we make, use, sell and distribute apparel products that bear the Joe’s Brand. JD Holdings does not lease separate principal office space, but can be reached by contacting Mr. Dahan, its sole stockholder, at the same address and main telephone number as Innovo Group.

Stockholder.   Joseph M. Dahan is the sole stockholder of JD Holdings and is currently employed by us as president of our Joe’s Jeans subsidiary. In the event that the Merger is approved, a new employment agreement will automatically become effective at closing. Pursuant to the employment agreement, Mr. Dahan will be employed as Creative Director of the Joe’s Brand. In addition, in the event that the Merger is closed, Mr. Dahan will become our largest stockholder and a member of our Board of Directors.

Assets to be Acquired Pursuant to Merger Agreement

In connection with the Merger Agreement, we agreed to merge Joe’s Jeans with JD Holdings with Joe’s Jeans as the surviving corporation. The assets of JD Holdings are all rights, title to and interest in the Joe’s Brand. JD Holdings had an immaterial amount of other assets, including incidental office equipment, that were distributed to Mr. Dahan as the sole stockholder immediately prior to the date that the Merger Agreement was entered into with us or will be distributed prior to the closing of the transaction. JD Holdings’ business has historically been limited to ownership of assets that represent the Joe’s Brand and activity associated with the licensor obligations under the license agreement that allows us to make, use, sell and distribute apparel products that bear the Joe’s Brand. We are not aware of any liabilities of JD Holdings that we will be assuming at the completion of the Merger.

Consideration to be Paid

In exchange for all of the outstanding shares of JD Holdings, we will issue to Mr. Dahan, as the sole stockholder of JD Holdings:

•       14 million shares of our common stock;

•       $300,000 in cash; and

•       as additional purchase price, for 120 months following the closing date, the right to receive certain percentages of our gross profit above $11,250,000.

The shares to be issued as part of the Merger will not initially be registered securities and will not be able to be resold for the first six months following the closing date. Mr. Dahan will become our largest stockholder in the event that the Merger and stock issuance are approved and closed. Thereafter, the shares will be eligible for resale every six months at the rate of 1/6 of the amount of shares issued until all the shares are fully released on the third anniversary of the closing date. The percentage of gross profits will be dependent upon gross profit hurdles we must achieve before Mr. Dahan receives the earn-out payments.

Mr. Dahan will be entitled to, for a period of 120 months following the effective date, a certain percentage of the gross profit earned by us in any applicable fiscal year. Mr. Dahan will be entitled to the following percentages of the gross profit earned by us in the applicable fiscal year: (i) 11.33% of the gross profit from $11,251,000 to $22,500,000; plus (ii) 3% of the gross profit from $22,501,000 to $31,500,000; plus (iii) 2% of the gross profit from $31,501,000 to $40,500,000; plus (iv) 1% of the gross profit above $40,501,000. The payments will be made in advance and then be compared against amounts actually earned after the applicable quarter or fiscal year with shortfalls paid immediately and overpayments offset against future earnings. No payment will be made if the gross profit is less than $11,250,000. “Gross Profit” is defined as net sales of the Joe’s Brand less cost of goods sold as reported in our periodic filings with the SEC.

Representations and Warranties

The Merger Agreement contains representations and warranties made by each of us, including our Joe’s subsidiary, and JD Holdings and Mr. Dahan to the other, certain of which are qualified in nature.

JD Holdings’ and Mr. Dahan’s representations and warranties relate to the following matters:

•       corporate organization, existence, good standing, power and authority to conduct JD Holdings’ business;

•       capitalization of JD Holdings;

•       corporate authority to enter into and carry out the obligations under the Merger Agreement and enforceability of the Merger Agreement against JD Holdings;

•       absence of any breach or violation of any of provision of JD Holdings’ charter or bylaws;

•       absence of any breach of any contract, order or permit to which JD Holdings is a party or that no additional consents by any party are required to consummate the Merger;

•       accuracy of financial statements delivered in connection with agreement and plan of merger;

•       absence of any material legal proceedings against JD Holdings;

•       accuracy of tax related matters and representations and timeliness of all filings related to tax matters;

•       absence of employee benefit plans;

•       compliance with all applicable laws;

•       absence of any contractual obligations;

•       ownership of good and marketable title to all real and personal property, tangible or intangible, by JD Holdings;

•       completeness and accuracy of minute books;

•       no payment of any finder’s fee in connection with the execution of the agreement and plan of merger;

•       disclosure of no employees or continuing compensation related matters for JD Holdings;

•       completeness and accuracy of intellectual property matters;

•       completeness of the representations;

•       representations about investment intent of Mr. Dahan; and

•       absence of any breach or violation of any contract, order or permit to which Mr. Dahan is a party or requires consent by any party.

Our representation and warranties relate to the following matters, concerning ourselves and our Joe’s subsidiary:

•       corporate organization, existence, good standing, power and authority to conduct our business;

•       capitalization;

•       corporate authority to enter into and carry out the obligations under the Merger Agreement and enforceability of the Merger Agreement against us;

•       absence of any breach or violation of any provision of our charter or bylaws;

•       absence of any breach of any contract, order or permit to which we are a party or that no additional consents by any party are required to consummate the Merger;

•       accuracy of financial statements delivered in connection with the Merger Agreement;

•       absence of any material legal proceedings against us or Joe’s Jeans;

•       due authorization of shares to be issued as merger consideration;

•       no payment of any finder’s fee in connection with the execution of the agreement and plan of merger;

•       compliance with all applicable laws;

•       compliance with all required filings with the Securities and Exchange Commission; and

•       completeness of the representations.

Covenants of the Parties

Between February 6, 2007 and the closing date, JD Holdings has agreed that it will:

•       conduct its business in the ordinary course of business and consistent with past practices;

•       use its best efforts to keep intact the business, its present services and preserve its goodwill and business relationships.

Further, JD Holdings has agreed that it will not, except with our prior consent:

•       change any provision of its certificate or bylaws;

•       change the number of authorized shares or issue any additional shares, options, warrants, calls, commitments, subscriptions, awards, rights to purchase or other similar agreements, securities convertible into its common stock or declare a stock split, combination, reclassify or redeem any shares of its common stock;

•       declare, pay or set aside any dividend or other distribution related to its stock;

•       grant any termination or severance pay or enter into or amend any employment, consulting or compensation arrangement with any of its directors, officers, employees or consultants;

•       enter into or modify any employee benefit plan;

•       sell or dispose of assets or incur any liabilities other than in the ordinary course of business;

•       make any capital expenditure in excess of $25,000 other than as may be necessary to maintain its assets;

•       make any material change to its accounting practices or change its method of reporting its income, except as may be required by laws, regulations or GAAP;

•       make, change or revoke any tax election or tax return;

•       engage in any transactions with affiliates;

•       knowingly take any action or fail to take any action that would have a material adverse effect or delay the ability of either party to perform its covenants in a timely manner, consummate the transaction or obtain any approvals or consents necessary under the Merger Agreement;

•       merge with any other corporation;

•       knowingly fail to comply with any applicable laws or regulations; or

•       agree to any of the foregoing.

JD Holdings has further agreed that it will not directly or indirectly solicit or hold discussions or negotiations with, or provide information to, any person, entity or group, other than us, concerning a possible acquisition transaction.

Conversely, we have agreed that we will not:

•       conduct or fail to conduct our business in manner that would have a material adverse effect on our ability to perform our obligations under the agreement and plan of merger;

•       knowingly take any action or fail to take any action that would have a material adverse affect or delay our ability to perform our covenants in a timely manner, consummate the transaction or obtain any approvals or consents necessary under the agreement and plan of merger; or

•       agree to do any of the foregoing.

JD Holdings has agreed to make available certain information and records related to it to us and both parties have agreed to keep certain information confidential related to the information furnished or received as a under the Merger Agreement. The parties also agree to cooperate with each other and to use its best efforts to consummate and make the Merger Agreement effective.

In addition, Mr. Dahan has agreed to a non-competion and non-solicitation covenant as part of the Merger. The covenant provides that for one year following termination of Mr. Dahan’s services, he will not, directly or indirectly, engage in or become directly interested in any entity that competes with us in the sales and marketing of premium denim apparel in the “Restricted Territory.” The Restricted Territory is defined as the United States and any country that we are doing business with as of the closing date. Further, Mr. Dahan has agreed that, for the same period, he will not directly or indirectly contact, solicit, interfere with or entice away any person or entity that is one of our customers or prospective customers, or any employees or former employees terminated within the year.

Closing Date

If the Merger Agreement is approved by our stockholders and the foregoing conditions set forth below are satisfied or waived, the closing will take place at 10:00 am on the fifth business day following receipt of all necessary approvals and consents, including approval by our stockholders, or an earlier date agreed to by the parties. We expect the closing to take place as soon as possible after our annual meeting, assuming the Merger transaction and the issuance of shares of common stock to Mr. Dahan are approved.

Closing Conditions

Each party’s obligation to consummate the transaction is subject to the following:

•       receipt of all necessary approvals and consents necessary to consummate the transaction required by us and JD Holdings;

•       adoption and approval of the Merger Agreement by our stockholders and the sole stockholder of JD Holdings;

•       compliance with all obligations and covenants to be performed prior to the closing date; and

•       approval of the issuance of the shares as required by Nasdaq on or before the closing date.

Our obligations under the Merger Agreement are also subject to the satisfaction of the following conditions prior to closing, any of which may be waived by us to the extent permitted by law:

•       compliance with and performance of all obligations and covenants required to be performed by JD Holdings prior to the closing date;

•       the accuracy and completeness in all material respects of each representation and warranty made by JD Holdings as of the closing date and delivery of a certificate certifying the same;

•       receipt of all necessary approvals required to consummate the transaction and if such condition is waived, no material impairment to the value of the transaction to JD Holdings; and

•       execution and delivery of the employment agreement between us and Mr. Dahan.

The obligations of JD Holdings under the Merger Agreement are also subject to the satisfaction of the following conditions prior to closing:

•       compliance with and performance of all obligations and covenants required to be performed by us prior to the closing date;

•       the accuracy and completeness in all material respects of each representation and warranty made by us as of the closing date and delivery of a certificate certifying the same;

•       receipt of all necessary approvals required to consummate the transaction and if such condition is waived, no material impairment to the value of the transaction to ; and

•       execution and delivery of the investor rights agreement between us and Mr. Dahan.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to closing, even after approval by our stockholders, in any of the following ways:

•       by mutual written consent of us and JD Holdings; or

•       by either us or JD Holdings if:

•        the transaction is not closed by December 31, 2007,

•        our stockholders fail to approve the transaction, or

•        the other party has breached any covenant or undertaking contained in the Merger Agreement or breached any representation or warranty which could result in the failure to satisfy a closing condition and such breach cannot be cured has not been cured within 10 days notice from the non-breaching party.

We amended the Merger Agreement to change the date from June 30, 2007 to December 31, 2007 as a result of combining our annual meeting with the approval of the Merger and entering into the amendment to the Merger Agreement.

Effects of Termination

If the Merger Agreement is terminated, all obligations except for certain obligations related to confidentiality and other miscellaneous provisions will terminate and there will be no further liability to the other party, except for liability related to the obligations of confidentiality, the agreement to pay up to $35,000 for certain transaction related expenses of JD Holdings, and any willful breach of any covenant, undertaking, representation or warranty contained in the Merger Agreement.

Indemnification

We and JD Holdings have agreed to indemnify each other against certain liabilities under the Merger Agreement. Each party has agreed to indemnify and hold the other party harmless from damages resulting from any adverse consequences that the other party may suffer resulting from, arising out of, relating to, in the nature of, or caused by a breach of any representation or warranty contained in the applicable section of the Merger Agreement. However, each party does not have any claim for indemnification against the other party for the breach of any representation or warranty in the applicable section unless and until the adverse consequences suffered as a result of the breach are in excess of $50,000. The indemnification provisions further provide that indemnification sought by a party cannot exceed the fair market value of the merger consideration as of the closing date, except that if the breach is related to one of the covenants of the parties, then the indemnification sought will be for the entire adverse consequence suffered by the non-breaching party. These indemnification provisions will survive closing and will continue in full force and effect until the applicable statute of limitations expires.

THE EMPLOYMENT AGREEMENT
AND
INVESTOR RIGHTS AGREEMENT

The following discussion is a summary of the material provisions of the employment agreement and investor rights agreement, both of which are deliverables at the closing of the Merger. This summary and all other discussions of the terms and conditions of the agreements included elsewhere in this proxy statement are qualified in their entirety by reference to each of the agreements, copies of which are attached as Exhibit C and Exhibit D to this proxy statement and incorporated herein by reference. All stockholders are urged to read the agreements carefully and in their entirety. Capitalized terms used but not defined in this proxy statement have the meaning set forth in the agreements.

Employment Agreement

In connection with the Merger Agreement, we have agreed to enter into an employment agreement with Mr. Dahan to serve as Creative Director for the Joe’s Brand. Mr. Dahan’s employment agreement will automatically become effective upon the closing of the Merger. An amended and restated employment agreement supersedes, in its entirety, the employment agreement entered into on February 6, 2007. For purposes of this proxy statement, the relevant discussion will include the provisions of the amended and restated employment agreement entered into on June 25, 2007 to be effective upon closing of the Merger.

The initial term of employment is 5 years with automatic renewals for successive 1 year periods thereafter, unless terminated earlier in accordance with the agreement. Under the employment agreement, Mr. Dahan will be entitled to an annual salary of $300,000 and other discretionary benefits that the Compensation Committee of the Board of Directors may deem appropriate in its sole and absolute discretion.

Under the terms of the employment agreement, we may terminate Mr. Dahan for Cause or if he becomes Disabled. “Cause” is defined as (i) a conviction, plea of guilty or nolo contendere to a felony or a crime of moral turpitude; (ii) a material breach of any provision of the employment agreement that is not cured within 45 days of receipt of written notice of such breach; (iii) the solicitation, persuasion or attempt at persuasion for any employee, consultant, contractor, customer or potential customer to engage in an act prohibited by the employment agreement; or (iv) a violation of any of our policies in our handbook or code of ethics and such violation constitutes a breach of the Code of Ethics or warrants termination. “Disability” is defined as inability to perform duties for 180 consecutive days or shorter periods aggregating 270 days during any 12 month period. Should we terminate Mr. Dahan’s employment for Cause or Disability, we will only be required to pay him through the date of termination. We may terminate Mr. Dahan’s employment without Cause at any time upon two weeks notice, provided that we pay to him the present value of the annual salary amounts otherwise due to him for the remainder of the initial term of employment or any renewal term. Mr. Dahan may terminate his employment for Good Reason at any time within 30 days written notice. “Good Reason” is defined as (i) a material breach of the employment agreement by us that is not cured within 30 days of written notice; or (ii) Mr. Dahan’s decision to terminate employment at any time after 18 months following a Change in Control. A “Change in Control” is defined as (i) the sale or disposal of all or substantially all of our assets; (ii) the merger or consolidation with another company provided that our stockholders as a group no longer own at least 50% of the voting power of the surviving corporation; (iii) any person or entity becoming the beneficial owner of 50% or more of our combined voting power; or (iv) the approval by our stockholders to liquidate or dissolve. In the event that Mr. Dahan terminates his employment for Good Reason, then he will be entitled to the present value of the annual salary amounts otherwise due to him for the remainder of the initial term of employment or any renewal term. Further, Mr. Dahan may terminate his employment for any reason upon ten business days’ notice and only be entitled to his salary as of the date of termination on a pro rata basis.

The employment agreement contains customary terms and conditions related to confidentiality of information, ownership by us of all intellectual property, including future designs and trademarks, alternative dispute resolution and Mr. Dahan’s duties and responsibilities to us and the Joe’s Brand as Creative Director.

Investor Rights Agreement

In connection with the Merger Agreement, we also agreed to enter into an investor rights agreement upon the closing of the Merger. Pursuant to the investor rights agreement, we agreed to register for resale, on a periodic basis at the request of Mr. Dahan, the shares of common stock eligible for resale issued in connection with the Merger. The shares of common stock issued as Merger consideration become eligible for resale beginning on the six month anniversary of the closing date of the Merger at an initial rate of 1/6 of the shares issued and every six months thereafter at the same rate until all the shares are fully released on the third anniversary of the closing date. We have agreed to bear all expenses associated with registering these shares for resale and have granted to Mr. Dahan certain piggyback rights with respect to future registration statements filed by us.

In addition, under the investor rights agreement, we have agreed to support the nomination and election of Mr. Dahan as a nominee to be a member of our Board of Directors in the event that the Merger is approved by our stockholders.

The investor rights agreement contains customary terms and conditions related to registration procedures, trading suspensions, and indemnification of the parties.

SELECTED HISTORICAL FINANCIAL DATA

The table below sets forth a summary of selected historical consolidated financial data and is being presented to aid you in your analysis of the financial aspects of the Merger. The selected consolidated financial data has been derived from previously issued consolidated financial statements and should be read in conjunction with the related consolidated financial statements and notes thereto included in our Amendment No. 1 and Amendment No. 2 to our Annual Report on Form 10-K for the year ended November 25, 2006 filed with the SEC on February 9, 2007, and March 23, 2007, respectively and our Quarterly Reports on Form 10-Q for the period ended February 24, 2007 and May 26, 2007 filed with the SEC on April 10, 2007 and July 10, 2007, respectively, which are incorporated by reference, and the unaudited pro forma consolidated balance sheet and the unaudited pro forma consolidated statements of operations included herein. The historical results included below are not indicative of our future performance or the combined company.

	Six Months Ended		Year ended
	(in thousands)
	26-May-07	27-May-06	25-Nov-06	26-Nov-05	27-Nov-04	29-Nov-03	30-Nov-02
Net sales	$28,985	$20,214	$46,633	$35,920	$26,716	$37,468	$17,537
Cost of goods sold	16,541	15,163	31,224	25,203	19,883	32,466	11,393
Gross profit	12,444	5,051	15,409	10,717	6,833	5,002	6,144
Operating expenses
Selling, general and administrative	11,587	11,228	21,587	18,245	18,670	13,906	5,216
Depreciation and amortization	175	122	290	182	202	390	195
	11,762	11,350	21,877	18,427	18,872	14,296	5,411
Operating (loss) income	682	(6,299)	(6,468)	(7,710)	(12,039)	(9,294)	733
Interest expense	(395)	(245)	(573)	(781)	(353)	(495)	(340)
Other (expense) income	(25)	(68)	(67)	16	(19)	482	138
(Loss) income from operations, before taxes	262	(6,612)	(7,108)	(8,475)	(12,411)	(9,307)	531
Income taxes	13	15	36	13	15	52	119
(Loss) income from continuing operations	249	(6,627)	(7,144)	(8,488)	(12,426)	(9,359)	412
Discontinued operations, net of tax	—	(2,043)	(2,149)	(7,945)	2,850	1,042	160
Net (loss) income	$249	$(8,670)	$(9,293)	$(16,433)	$(9,576)	$(8,317)	$572
(Loss) earnings per common share—Basic
(Loss) earnings from continuing operations	$0.01	$(0.20)	(0.21)	(0.26)	(0.44)	(0.55)	0.03
(Loss) earnings from discontinued operations	—	(0.06)	(0.06)	(0.25)	0.10	0.06	0.01
(Loss) earnings per common share—Basic	$0.01	$(0.26)	$(0.27)	$(0.51)	$(0.34)	$(0.49)	$0.04
(Loss) earnings per common share—Diluted
(Loss) earnings from continuing operations	$0.01	$(0.20)	(0.21)	(0.26)	(0.44)	(0.55)	0.03
(Loss) earnings from discontinued operations	—	(0.06)	(0.06)	(0.25)	0.10	0.06	0.01
(Loss) earnings per common share— Diluted	$0.01	$(0.26)	$(0.27)	$(0.51)	$(0.34)	$(0.49)	$0.04
Weighted average shares outstanding
Basic	40,334	33,365	33,853	31,942	28,195	17,009	14,856
Diluted	41,976	33,365	33,853	31,942	28,195	17,009	16,109
Balance sheet data:
Total assets	$16,257	$8,227	$11,794	$27,596	$38,143	$46,365	$15,143
Stockholders’ equity	7,263	3,909	3,308	11,557	20,279	16,482	5,068
Long-term debt—Discontinued operations	—	—	—	7,085	8,627	21,800	3,387

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are presented to illustrate the effects of the merger on the historical financial position and operating results of us and JD Holdings as of May 26, 2007 and for the year ended November 25, 2006 and the six months ended May 26, 2007. The pro forma statements are based on the historical financial statements of us and JD Holdings after giving effect to the merger as a purchase of JD Holdings by us using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The pro forma statements have been derived from, and should be read in conjunction with, the historical financial statements, including the notes thereto, of each of us and JD Holdings incorporated by reference or included in this proxy statement.

The pro forma information is based on preliminary estimates and assumptions set forth in the notes to such information. The pro forma information is preliminary and is being furnished solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the period or date indicated, nor is it necessarily indicative of results that may occur. It does not reflect cost savings expected to be realized from the elimination of certain expenses and from the synergies to be created or the costs to implement such cost savings or synergies. No assurance can be given that operating cost savings and synergies will be realized.

Pro forma adjustments are necessary to reflect the estimated purchase price, the issuance of the shares of common stock and the cash payment, and to adjust amounts related to JD Holdings’ net intangible assets to a preliminary estimate of their fair values and elimination of the tangible assets that we will not be acquiring as a result of the Merger transaction. Pro forma adjustments are also necessary to reflect the elimination of certain intangibles previously recorded by us, certain transaction costs, and the income tax effect related to the pro forma adjustments.

The pro forma adjustments and allocation of purchase price are preliminary and are based in part on estimates of the fair value of the assets acquired and liabilities assumed. In determining purchase price allocations, management has considered a number of factors, including preliminary valuations of the assets acquired.

The final purchase price allocation will be completed after asset and liability valuations are finalized by management. A final determination of these fair values, which cannot be made prior to the completion of the merger, will include management’s consideration of all pertinent factors. This final valuation will be based on the actual net tangible and intangible assets of JD Holdings that exist as of the date of the completion of the merger. Any final adjustments may change the allocations of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements. Amounts preliminarily allocated to intangible assets may change significantly. In addition, the timing of the completion of the merger and other changes in JD Holdings’ net intangible assets prior to completion of the merger could cause material differences in the information presented.

The unaudited pro forma condensed combined balance sheet is presented as if the merger had been completed on May 26, 2007 and, due to different fiscal period ends, combines the historical balance sheet of us at May 26, 2007 and the historical balance sheet of JD Holdings at June 30, 2007. The unaudited pro forma condensed combined statement of operations of us and JD Holdings for the year ended November 25, 2006 is presented as if the merger had been completed on November 27, 2005 and, due to different fiscal period ends, combines the historical results of us for the year ended November 25, 2006 and the historical results of JD Holdings for the twelve months ended December 31, 2006. The unaudited pro forma condensed combined statement of operations of us and JD Holdings for the six months ended May 26, 2007 is presented as if the merger had been completed on November 27, 2005 and, due to different fiscal period ends, combines the historical results of us for the six months ended May 26, 2007 and the historical results of JD Holdings for the six months ended June 30, 2007.

The unaudited pro forma condensed combined financial statements should be read in conjunction with our historical financial statements and accompanying notes for our fiscal year ended November 25, 2006 and the six month period ended May 26, 2007 incorporated by reference in this proxy statement, and JD Holdings’ historical financial statements included elsewhere herein for its fiscal year ended December 31, 2006 and fiscal quarter ended June 30, 2007. The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of the combined company that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of the combined company.

The intercompany balances and transactions between us and JD Holdings have been eliminated. No material pro forma adjustments were required to conform JD Holdings’ accounting policies to our accounting policies. Certain reclassifications have been made to conform JD Holdings’ historical amounts to our presentation.

We have not yet identified any pre-merger contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability, or impairment can be reasonably estimated. Upon completion of the Merger and prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the final purchase price allocation.

In connection with certain accounting matters related to the Merger transaction, we have determined to apply an indefinite life to the Joe’s Brand since an analysis of product life cycle studies, market, competitive, and environmental trends, and brand extension opportunities provides evidence that the Joe’s Brand will generate cash flows for us for an indefinite period of time. Therefore, the acquired asset, the Joe’s Brand, would be deemed to have an indefinite useful life because it is expected to contribute to cash flows indefinitely and would not be amortized until its useful life is no longer indefinite. However, we will have to test the Joe’s Brand asset for impairment if events or changes in circumstances indicate that the asset might be impaired.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET OF
INNOVO GROUP INC. AND JD HOLDINGS INC.

AS OF MAY 26, 2007
(in thousands)

	Innovo	JD Holdings	Pro Forma
	May 26, 2007	June 30, 2007	Adjustments	Ref	Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$337	$74	$(300)	(a)	$37
			(74)	(f)
Accounts receivable, net	1,090	533	(533)	(a) (g)	1,090
Inventories, net	11,311	—	—		11,311
Due from related parties	1,789	—	—		1,789
Prepaid expenses and other current assets	780	—	—		780
Total current assets	15,307	607	(907)		15,007
Property and equipment, net	745	—	—		745
Intangible assets	176	—	(176)	(e)
		—	28,976	(a) (b)	28,976
Other long term assets	29	—	—		29
Total assets	$16,257	$607	$27,893		$44,757
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$7,050	$572	$(572)	(a) (g)	$7,050
Due to factor	1,944	—	—		1,944
Income tax payable	—	64	(64)	(f)	—
Due to related parties	—	159	(159)	(a) (g)	—
Total current liabilities	8,994	795	(795)		8,994
Deferred revenues		172	(172)	(f)	—
Deferred tax liability			11,300	(b) (c)	11,300
Stockholders’ equity
Common stock	4,141	—	1,400	(d) (h)	5,541
Additional paid-in capital	82,775	—	16,267	(d) (h)	99,043
Receivable from stockholder		(562)	562	(f)
Accumulated deficit/retained earnings	(76,877)	202	(202)	(d)	(77,345)
			(640)	(e) (g)
			172	(f)
Treasury stock	(2,776)	—	—		(2,776)
Total stockholders’ equity	7,263	(360)	17,559		24,462
Total liabilities and stockholders’ equity	$16,257	$607	$27,893		$44,757

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

(a)   Under the purchase method of accounting, the total estimated consideration as shown in the table below is allocated to JD Holdings’ intangible assets based on their preliminary estimated fair values as of the date of the completion of the merger. The preliminary estimated consideration, based upon preliminary valuation, is allocated as follows:

Allocation of Purchase Price
Calculation of Consideration:
Purchase of JD Holdings common shares (1)	$17,667,295
Cash payments for JD Holdings shares (2)	300,000
Direct transaction fees and expenses (3)	82,500
Total consideration (4)	18,049,795
Consideration Allocated to Acquired Net Assets Based on Fair Value: JD Holdings historical book value of net assets acquired	374,692
Adjustments to bring acquired assets and liabilities to fair value:
Intangible assets	28,975,579
Less deferred tax liability	(11,300,476)
Fair value of net assets acquired	$18,049,795

(1)          Represents the value of 14,000,000 shares of our common stock to be issued in exchange for the outstanding shares of JD Holdings common stock in the merger, based on 1,000 shares of JD Holdings common stock outstanding as of June 30, 2007 and based on the average price of $1.3975 of our common stock as reported on NASDAQ for the two day period before and after the date the Merger, as amended, was announced (June 25, 2007) less a 9.7% discount for the restrictions on resale as a result that the shares will not initially be registered for resale and will be contractually restricted for certain periods under the Merger Agreement.

(2)          Represents the cash consideration to be paid under the Merger Agreement.

(3)          Represents our estimated direct merger costs, including financial advisory, legal, accounting and other costs.

(4)          The indicated value of the contingent consideration, which is not contingent upon Mr. Dahan’s continued employment, is not included in the fair value of the net assets acquired at the acquisition date. This contingent consideration will be accounted for in the future as additional purchase price under the terms of the Merger Agreement.

(b)   Of the total estimated purchase price, a preliminary estimate of $28,975,579 has been allocated to identified intangible assets which consist of the rights, title to and interest in the Joe’s ®, Joe’s Jeans ™ and related “JD” logos and marks, supported by a preliminary valuation, including a deferred tax liability of $11,300,476. In the future, any additional consideration paid will be allocated to trademarks, other identified intangible assets, along with related deferred taxes, or goodwill.

(c)   The value of the trademarks acquired are not deductible for tax purposes. However, a deferred tax liability is established at the estimated tax rates at the time of the Merger.

(d)   Represents adjustments to reflect the elimination of the components of the historical equity (deficit) of JD Holdings totaling $(360,000) and the issuance of $17,667,295 of our common stock accounted for as follows:

Common Stock:	$1,400,000
Additional Paid-In Capital:	$16,267,295

(e)   Represents adjustments to reflect the elimination of our existing license rights under the license agreement with JD Holdings.

(f)    Net tangible assets of JD Holdings, except intercompany amounts with us, will be distributed to its sole shareholder upon the closing of the merger transaction. Certain fixed assets were distributed as of the date the Merger Agreement was originally entered into on February 6, 2007.

(g)   Intercompany amounts between us and JD Holdings are eliminated upon consolidation.

(h)   Represents the 14,000,000 shares of our common stock with a par value of $0.10 to be issued in exchange for the outstanding shares of JD Holdings common stock in the merger, based on 1,000 shares of JD Holdings common stock outstanding as of June 30, 2007.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
OF
INNOVO GROUP INC. AND JD HOLDINGS, INC.

SIX MONTHS ENDED May 26, 2007
(in thousands)

	Innovo	JD Holdings
	6 months ended	6 months ended	Pro Forma
	26-May-07	30-Jun-07	Adjustments	Ref	Pro Forma
Net sales	$28,985	$953	$(953)	(a)	$28,985
Cost of goods sold	16,541	—	—		16,541
Gross profit	12,444	953	(953)		12,444
Operating expenses
Selling, general and administrative	11,587	803	(996)	(b) (c)	11,544
			150	(d)
Depreciation and amortization	175	2	(23)	(e)	154
	11,762	805	(869)		11,698
Income from continuing operations	682	148	(84)		746
Other Income (expense) net	(420)	—	—		(420)
Income (loss) before taxes	262	148	(84)		326
Income taxes	13	64	(5)	(e)	72
Net Income (loss)	$249	$84	$(79)		$254
Earnings (loss) per common share—Basic and Diluted	$0.01				$0.00
Weighted average shares outstanding
Basic	40,334		14,000	(f)	54,334
Diluted	41,976		14,000	(f)	55,976

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT
OF
OPERATIONS OF INNOVO GROUP INC. AND JD HOLDINGS, INC.

YEAR ENDED NOVEMBER 25, 2006

(in thousands)

	Innovo	JD Holdings
	Twelve month	Twelve month
	period ending	period ending	Pro Forma
	25-Nov-06	31-Dec-06	Adjustments	Ref	Pro Forma
Net sales	$46,633	$1,322	$(1,322)	(a)	$46,633
Cost of goods sold	31,224	—	—		31,224
Gross profit	15,409	1,322	(1,322)		15,409
Operating expenses
Selling, general and administrative	21,587	366	(1,407)	(a) (b)	20,846
			300	(c)
Depreciation and amortization	290	11	(48)	(d)	253
	21,877	377	(1,155)		21,099
Operating income (loss)	(6,468)	945	(167)		(5,690)
Other Income (expense) net	(640)	(1)	—		(641)
Income (loss) from continuing operations, before taxes	(7,108)	944	(167)		(6,331)
Income taxes	36	3	—	(e)	39
Income (loss) from continuing operations	(7,144)	941	(167)		(6,370)
Discontinued operations, net of tax	2,149	—	—		2,149
Income (loss)	$(9,293)	$941	$(167)		$(8,519)
Earnings (loss) per common share—Basic and Diluted	$(0.27)				$(0.18)
Weighted average shares outstanding
Basic	33,853		14,000	(f)	47,853
Diluted	33,853		14,000	(f)	47,853

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED STATEMENT OF OPERATIONS

(a)   Represents the elimination of operating revenues associated with JD Holdings’ receipt of royalty payments under the license agreement paid by us to JD Holdings.

(b)   Represents the elimination of $85,000 per year of salary expense incurred by us in connection with Mr. Dahan’s employment by us. Also, represents the elimination of the royalty expense incurred by us under the existing license agreement at a rate of 3% of net sales and paid to JD Holdings.

(c)   Represents the calculation of pro forma salary expense that would have been incurred by us for Mr. Dahan under the new employment agreement at an annual salary of $300,000.

(d)   Represents the pro forma adjustment to amortization resulting elimination of the intangible asset (license costs) previously recorded by us.

(e)   In consolidation, the income tax provision of JD Holdings would be reduced by losses from us. For the year ended November 25, 2006, tax expense represented state franchise fees.

(f)    Represents the 14,000,000 shares of our common stock with a par value of $0.10 to be issued in exchange for the outstanding shares of JD Holdings’ common stock in the merger, based on 1,000 shares of JD Holdings common stock outstanding as of the periods presented. The pro forma basic weighted average number of shares are calculated by adding our weighted average basic shares outstanding after giving effect to the number of shares of JD Holdings common shares outstanding as of the date the merger was announced.

COMPARATIVE PER SHARE INFORMATION

The following table sets for the selected historical share, net income and book value per share information of us and JD Holdings and unaudited pro forma combined consolidated share, net income per share and book value per share information after giving effect to the merger between us and JD Holdings, assuming that 14,000,000 shares of our common stock had been issued in exchange for the 1,000 outstanding shares of JD Holdings common stock. The pro forma equivalent information of JD Holdings was derived using the historical share, net income per share and book value per share information assuming that 14,000,000 shares of our common stock had been issued in exchange for all of the shares of JD Holdings common stock. You should read this information in conjunction with the selected historical financial information included elsewhere in this proxy statement, and the historical financial statements of us and JD Holdings and related notes that are incorporated in the proxy statement by reference.

The unaudited pro forma combined consolidated share, net income per share and book value per share information is derived from, and should be read in conjunction with the Unaudited Pro Forma Combined Condensed Consolidated Financial Information and related notes included in this proxy statement. The historical share, net income per share and book value per share information for the six months ended May 26, 2007 is derived from the unaudited combined condensed financial statements of us and JD Holdings as of and for the six months ended May 26, 2007. The historical share, net income per share and book value per share information for the year ended November 25, 2006 is derived from the audited consolidated financial statements of us as of November 25, 2006 and of JD Holdings as of December 31, 2006. The amounts set forth below are in thousands.

	Year Ended November 25, 2006
	Innovo Group		JD Holdings
	Historical	Pro Forma Combined	Historical	Pro Forma Equivalent
Basic Earnings	$(0.27)	$(0.18)	$941.37	$0.07
Diluted Earnings	$(0.27)	$(0.18)	$941.37	$0.07
Book Value	$0.10	$0.43	$157.84	$0.01
Dividends	—	—		—
Shares used in calculating earnings per share:
Basic	33,853	47,853	1	14,000
Diluted	33,853	47,853	1	14,000
Book Value	33,853	47,853	1	14,000

	Six Months Ended May 26, 2007
	Innovo Group		JD Holdings
	Historical	Pro Forma Combined	Historical	Pro Forma Equivalent
Basic Earnings	$0.01	$0.00	$84.28	$0.01
Diluted Earnings	$0.01	$0.00	$84.28	$0.01
Book Value	$0.39	$0.80	$(359.92)	$0.04
Dividends	—	—	—	—
Shares used in calculating earnings per share:
Basic	40,334	54,334	1	14,000
Diluted	41,976	55,976	1	14,000
Book Value	41,976	55,976	1	14,000

RISK FACTORS

There are many factors that stockholders should consider when deciding whether to vote to approve Proposal 1 contained in this proxy statement. Such factors include the risk factors related to the proposed transaction and our business prospects, as well as additional information set forth in our Amendment No. 1 and Amendment No. 2 to our Annual Report on Form 10-K for the fiscal year ended November 25, 2006, our Quarterly Reports on Form 10-Q for the period ended February 24, 2007 and May 26, 2007 and other factors set forth in this proxy statement.

Risks Related to the Merger and our Operations

If conditions to closing are not met, we will not complete the merger.

The consummation of the merger transaction is subject to the satisfaction of various conditions. We cannot guarantee that we have satisfied or will be able to satisfy the closing conditions set forth in the Merger Agreement. If we are unable to satisfy the closing conditions, JD Holdings will not be obligated to complete the merger. Additionally, JD Holdings may terminate the Merger Agreement in certain circumstances.

If we do not receive the required number of votes to approve the Merger Agreement or to issue the shares as Merger consideration, the Merger will not close. Our Board of Directors, in discharging its fiduciary obligations to our stockholders, will be compelled to evaluate other alternatives, which may be less favorable to our stockholders than the current Proposals 1 and 2. If the merger is not consummated, there can be no assurance that we can obtain an alternative solution to certain issues related to our existing license agreement. While our license agreement will continue in the event that Proposals 1 and 2 are not approved, there can be no assurance that there may be changes to the working relationship or the agreement, or that we would not be able to carry out certain strategic plans, including exploring licensing opportunities and extensions of the brand.

Substantial expenses will be incurred and payments made even if the merger is not consummated.

The Merger Agreement may not be consummated. Whether or not the merger is consummated, we will incur substantial expenses, such as legal, accounting and financial advisory fees, in pursuing the transaction. We will also be required to pay up to $35,000 of JD Holdings’ transaction expenses if the Merger is not completed.

In the event that we consummate the Merger with JD Holdings, our existing stockholders may be diluted. In addition, Mr. Dahan may be able to exert significant influence and control over us as a result of his percentage of stock ownership and membership on our Board of Directors.

If we receive approval by our stockholders for the Merger and the issuance of the 14 million shares of our common stock, this issuance would dilute the equity interests of our existing stockholders. The perceived risk of dilution may cause our existing stockholders to sell their shares which could contribute to a decline in the price of our common stock. In the event that both the Merger and share issuance are approved by our stockholders, Mr. Dahan will beneficially own approximately 24% of our total shares outstanding on a pro forma basis and will be our largest stockholder. In addition, Mr. Dahan will be entitled to become a member of our Board of Directors and as a result, he will be in a position to exert significant influence and control over us as a result of his voting power and membership on our Board of Directors. We are not aware of any intent by Mr. Dahan to influence or control our affairs as result of his percentage ownership of our common stock and his position as a member of our Board of Directors.

The pro forma financial statements are presented for illustrative purposes only and may not be an indication of our financial condition or results of operations following the merger.

The pro forma financial statements contained in this proxy statement are for illustrative purposes only and may not be an indication of our financial condition or results of operations following the merger. The pro forma financial statements have been derived from our historical financial statements and certain adjustments and assumptions have been made regarding our company after giving effect to the merger. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are subject to final balances on the actual closing date. Therefore, the financial condition and results of operations following the merger may differ from these pro forma financial statements.

Our stockholders do not have any appraisal rights under Delaware law.

Under Delaware law, appraisal and dissenters’ rights are not provided to stockholders in connection with the merger.

If our stockholders do not approve the Merger, we will have to continue to operate our Joe’s Brand under the terms and conditions of the existing license agreement which contains certain restrictions and pre-approval rights.

If our stockholders do not approve the Merger, or the Merger is not completed, our existing license agreement will remain in full force and effect and will govern our rights and obligations with respect to the Joe’s Brand. As a result, we will be initially limited to exploring any proposed expansions to the product line to the products specifically listed as part of the license agreement. For example, we would need to obtain the consent of JD Holdings and Mr. Dahan if we wanted to add sunglasses or eyeglasses to our product offerings. We will also have to obtain the consent of JD Holdings and Mr. Dahan to pursue licensing opportunities associated with these or any product line expansions. Under the existing license agreement, there is also a restriction on our ability to conduct our Joe’s Jeans subsidiary’s operations—i.e., we are not able to (i) dissolve, liquidate or wind-up our business, (ii) merge or consolidate with or into any other corporation, or (iii) directly or indirectly sell or otherwise dispose of all or a substantial portion of our business or assets without prior written notice to JD Holdings. Upon receipt of this notice, JD Holdings has the option to terminate the license agreement if it desired. We believe that the ability for JD Holdings to immediately terminate the license upon receipt of notice of our intentions described above would have a chilling effect on our ability to enter entertain and explore future business opportunities related to our Joe’s Brand.

While our existing licensor/licensee relationship is strong and cooperative, there can be no assurance that if the Merger is not approved or completed that this failure could have a negative impact on our licensor/licensee relationship or our financial condition and results of operations.

We may not be successful in implementing our strategic plan to focus our resources on our best performing asset, our Joe’s Brand.

Our ongoing business operation focuses our resources on the Joe’ Brand. While to date, this has been our best performing asset, we cannot assure you that a reliance on sales from only one brand in the marketplace will result in profitability for us. We cannot assure you that the Joe’s Brand will continue to meet expectations in terms of sales, profits and acceptance in the marketplace by consumers and retailers. Therefore, our business operations could be negatively impacted by a change in any one or all of these expectations and may have a material adverse impact on our financial condition and results of operations.

Failure to complete the merger could cause our stock price to decline.

If the merger is not completed for any reason, our stock price may decline because costs related to the merger, such as legal, accounting and financial advisory fees, must be paid even if the merger is not completed. In addition, if the merger is not completed, our stock price may decline to the extent that the current market price reflects a market assumption that the merger will be completed.

The Joe’s Brand trademark and other intellectual property rights may not be adequately protected outside the United States and some of our products are targets of counterfeiting.

The trademark rights associated with our Joe’s Brand and other proprietary rights are important to our success and our competitive position. Under the license agreement, we filed and prosecuted the trademark applications associated with the Joe’s Brand on behalf of JD Holdings, however, there can be no assurance that we have taken the appropriate actions to establish and protect these trademarks and other proprietary rights to prevent imitation of our products by others or to prevent others from seeking to block sales of such products as a violation of their trademarks and proprietary rights. As a result of owning the Joe’s Brand, we may, however, experience conflict with various third parties who acquire or claim ownership rights in certain trademarks as we expand our product offerings and expand the number of countries where we sell our products. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. In addition, the laws of certain foreign countries may not protect proprietary rights to the same extent as do the laws of the United States.

Our Joe’s® products are sometimes the target of counterfeiters. As a result, there are often products that are imitations or “knock-offs” of our Joe’s® products that can be found in the marketplace or consumers can find products that are confusingly similar to ours. We intend to vigorously defend our trademarks and products bearing our trademarks, however, we cannot assure you that our efforts will be adequate to prosecute and block all sales of infringing products from the marketplace.

INFORMATION ABOUT JD HOLDINGS

About JD Holdings

JD Holdings is a California corporation and is the successor, through merger, of JD Design LLC. JD Holdings’ business has historically been limited to the ownership of the assets that represent the Joe’s Brand and activity associated with its rights and obligations under the license agreement that allows Innovo Group to make, use, sell and distribute apparel products that bear the Joe’s Brand. JD Holdings does not have any leased office facilities, additional employees other than Mr. Dahan, and its processes are limited to activities associated with the licensing relationship. Its primary assets are the rights to the Joe’s Brand which will be transferred upon closing to Innovo Group.

Joseph M. Dahan is the sole stockholder of JD Holdings and is currently employed by Innovo Group as president of its Joe’s Jeans subsidiary. In the event that the Merger is approved, an employment agreement will automatically become effective at closing. Pursuant to the employment agreement, Mr. Dahan will be employed as Creative Director of the Joe’s Brand for an initial term of five years with automatic renewals for successive one year periods and will be entitled to an annual salary of $300,000. Further, if the Merger is approved, Mr. Dahan will be entitled to nominate himself as a member of Innovo Group’s Board of Directors under the investor rights agreement.

Property

JD Holdings does not lease any real or personal property. However, Mr. Dahan personally leases approximately 900 square feet of creative space that he charges to JD Holdings. In connection with the Merger transaction, Innovo Group will not be acquiring any rights to this creative space nor will Innovo Group be obligated to reimburse Mr. Dahan for his continued use of this space.

Legal Proceedings

JD Holdings is not a party to any pending or threatened legal proceedings.

Common Stock Matters

JD Holdings has authorized 100,000 shares of its common stock for issuance, no par value per share. Currently, 1,000 shares have been issued to Mr. Dahan and he is the sole stockholder of JD Holdings. There is no market price for the common stock of JD Holdings, nor has it ever paid any dividends.

Quantitative and Qualitative Disclosure About Market Risk

Due to operating activity limited to ownership and licensing of the Joe’s Brand, there is no quantitative or qualitative disclosure about market risk for JD Holdings.

Selected and Supplemental Financial Data

The table below sets forth a summary of selected historical consolidated financial data and is being presented to aid you in your analysis of the financial aspects of the Merger and JD Holdings. The selected consolidated financial data has been derived from JD Holdings’ financial statements and should be read in conjunction with the related financial statements and notes thereto and the unaudited pro forma consolidated balance sheet and the unaudited pro forma consolidated statements of operations included herein. The historical results included below are not indicative of future performance or the combined company.

	Six months Ended		Year Ended
	30-Jun-07	30-Jun-06	31-Dec-06	31-Dec-05	31-Dec-04	31-Dec-03	31-Dec-02
Revenues from related party:
Royalties	$929,463	$508,422	$1,274,411	$1,128,061	$570,430	$333,657	$288,613
Other	24,000	24,000	48,000	48,000	48,000	48,000	48,000
Total revenues from related party	953,463	532,422	1,322,411	1,176,061	618,430	381,657	336,613
Operating expenses:
General and administrative	766,400	109,362	249,928	147,453	72,538	44,838	20,407
Marketing	36,205	55,637	115,745	31,808	38,030	8,134	6,896
Depreciation	2,860	2,460	10,774	3,663	634	—	—
Total operating expenses	805,465	167,459	376,447	182,924	111,202	52,972	27,303
Operating income	147,998	364,963	945,964	993,137	507,228	328,685	309,310
Interest expense	282	1,106	1,430	859	—	35	262
Income before taxes	147,716	363,857	944,534	992,278	507,228	328,650	309,048
Provision for income taxes	64,000	109	2,609	800	1,580	1,600	800
Net Income	$83,716	$363,748	$941,925	$991,478	$505,648	$327,050	$308,248
Balance sheet data:
Total assets	$606,960	$463,883	$468,243	$413,495	$196,511	$136,018	$108,759
Stockholder's/member's equity	(359,992)	191,416	157,838	121,580	(114,067)	(254,312)	(327,241)

JD Holdings, Inc.
Statements of Operations
(unaudited)

3 Months Ended
	30-Jun-07	31-Mar-07	31-Dec-06	30-Sep-06	30-Jun-06	31-Mar-05	31-Dec-06	30-Sep-05	30-Jun-05
Revenues from related party:

Gross royalties	$442,889	$486,574	$376,459	$389,530	$267,208	$241,214	$301,251	$330,749	$298,681
Other income	12,000	12,000	12,000	12,000	12,000	12,000	12,000	12,000	12,000
Total revenues from related party	454,889	498,574	388,459	401,530	279,208	253,214	313,251	342,749	310,681
Operating expenses:
General and administrative	686,360	80,040	74,984	65,582	66,958	42,405	47,793	37,409	35,176
Marketing	12,664	23,541	28,325	31,783	30,945	24,692	9,618	18,339	2,051
Depreciation	—	2,860	5,543	2,771	—	2,460	916	916	916
Total operating expenses	699,024	106,441	108,852	100,136	97,902	69,557	58,327	56,664	38,142
Operating income	(244,135)	392,133	279,607	301,394	181,306	183,657	254,924	286,085	272,539
Interest expense	126	156	0	324	389	717	262	—	—
Income before taxes	(244,261)	391,977	279,607	301,070	180,917	182,940	254,662	286,085	272,539
Provision for income taxes	(93,500)	157,500	2,500	—	—	109	800	—	—
Net Income	$(150,761)	$234,477	$277,107	$301,070	$180,917	$182,831	$253,862	$286,085	$272,539

Management’s Discussion and Analysis of Financial Condition and Results of Operation

This discussion and analysis summarizes the significant factors affecting the results of operations and financial conditions of JD Holdings during the fiscal years ended December 31, 2006, 2005 and 2004 and the three and six months ended June 30, 2007 and 2006. This discussion should be read in conjunction with the Financial Statements and Notes to Financial Statements contained in this proxy statement.

Overview

JD Holdings began its operations in 2001 as JD Design LLC. In December 2006, JD Design merged with and into JD Holdings with JD Holdings as the surviving corporation. The primary assets of JD Holdings are all rights, title to and interest in the Joe’s Brand. See “About JD Holdings” on page 45 of this proxy statement for a further discussion about JD Holdings.

Comparison of Year Ended December 31, 2006 to December 31, 2005

For the years ended December 31, 2006 and 2005, JD Holdings reported gross royalties of approximately $1,274,411 and $1,128,061, respectively. JD Holdings’ source of income was from the royalty payments paid by Innovo Group in connection with the license agreement pursuant to which Innovo Group licenses the Joe’s Brand. Other than receiving the royalty payments, JD Holdings was operating its business as a licensor that comprised the following activities: ownership of all intangible assets that comprise the Joe’s Brand and payments to Mr. Dahan as the only employee and expenses associated with his activities as the licensor of the Joe’s Brand.

In connection with the creative aspects of the design and licensing business that were not reimbursable expenses by the licensee, JD Holdings had certain general and administrative expenses during those periods. For the years ended December 31, 2006 and 2005, JD Holdings had general and administrative expenses of $249,928 and $147,453, respectively and marketing expenses of $115,745 and $31,808, respectively. Expenses generally consisted of licensor related expenses, such as legal and accounting fees, expenses for the purchase of samples for creative inspiration, expenses for reimbursement of a creative space and other miscellaneous expenses.

JD Holdings had an immaterial amount of other assets, including incidental office equipment, that were distributed to Mr. Dahan as the sole stockholder immediately prior to the date that the Merger Agreement was entered into with Innovo Group or will be distributed prior to the closing of the transaction. As a result of these other assets, JD Holdings had depreciation expense of $10,774 and $3,663 for the years ended December 31, 2006 and 2005, respectively.

Comparison of Year Ended December 31, 2005 to December 31, 2004

For the years ended December 31, 2005 and 2004, JD Holdings reported gross royalties of approximately $1,128,061 and $570,430, respectively. For the years ended December 31, 2005 and 2004, JD Holdings had general and administrative expenses of $147,453 and $72,538, respectively, and marketing expenses of $31,808 and $38,030, respectively. For the years ended December 31, 2005 and 2004, JD Holdings had depreciation expense of $3,663 and $634, respectively. In connection with these royalties and expenses, the discussion is the same as the discussion for the comparison of the year ended December 31, 2006 to December 31, 2005 described above.

Comparison of Three Months Ended June 30, 2007 to June 30, 2006

For the three months ended June 30, 2007 and 2006, JD Holdings reported gross royalties of approximately $442,889 and $267,208, respectively. For the three months ended June 30, 2007 and 2006, JD Holdings had general and administrative expenses of $686,360 and $66,958, respectively and marketing expenses of $12,664 and $30,945, respectively. For the three months ended June 30, 2007 and 2006, JD Holdings had no depreciation expense. In connection with these royalties and expenses, the discussion is the same as the discussion for the comparison of the year ended December 31, 2006 to December 31, 2005 described above.

Comparison of Six Months Ended June 30, 2007 to June 30, 2006

For the six months ended June 30, 2007 and 2006, JD Holdings reported gross royalties of approximately $929,463 and $508,422, respectively. For the six months ended June 30, 2007 and 2006, JD Holdings had general and administrative expenses of $766,400 and $109,363, respectively, and marketing expenses of $36,205 and $55,637, respectively. For the six months ended June 30, 2007 and 2006, JD Holdings had depreciation expense of $2,860 and $2,460, respectively. In 2007, in connection with the change in corporate structure to a c-corporation, JD Holding accrued salary expense and related liabilities of its President of $572,114, which is included in general and administrative expenses. In connection with these royalties and expenses, the discussion is the same as the discussion for the comparison of the year ended December 31, 2006 to December 31, 2005 described above.

Liquidity and Capital Resources

JD Holdings only source of liquidity is from the royalty payments paid by Innovo Group in connection with the license agreement. JD Holdings has provided for its cash requirements to date through this licensing revenue. In the event that the licensing revenue were to materially decrease, JD Holdings would need to reduce its expenses and capital distributions to its sole stockholder and would probably dissolve, wind up its business or sell or seek another licensing partner in the event that it could regain the rights to the Joe’s Brand from Innovo Group.

Off-Balance Sheet Arrangements

JD Holdings does not have any off balance sheet arrangements.

Contractual Obligations

JD Holdings is not a party to any presently owing contractual commitments or obligations. Mr. Dahan, its sole stockholder, is a party to certain lease obligations that he charges to JD Holdings and will continue to be personally obligated to those lease obligations without reimbursement from Innovo Group upon completion of the Merger. As further described in “Note 8—Commitments and Contingencies,” JD Holdings has a contingent liability to CIT Commercial Services, a unit of the CIT Group Inc. (“CIT”) that is secured by the collateral protection agreement with Innovo Group. However, such agreements are contingent upon the occurrence of future events and the likelihood of such contingencies occurring are remote at this time.

Accounting Matters

JD Holdings has not had disagreements with its accountant. Prior to entering into the Merger transaction, JD Holdings engaged an accountant to file the income tax returns required by its sole stockholder, Mr. Dahan. Upon entering into the Merger Agreement, JD Holdings engaged KMJ Corbin & Company LLP in June 2007 to audit its financial statements for the years ended December 31, 2006 and December 31, 2005. A representative of KMJ Corbin & Company LLP will be available at the annual meeting to answer questions related to JD Holdings and the information contained in this proxy statement.

Financial Statements

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholder
JD Holdings, Inc.

We have audited the accompanying balance sheets of JD Holdings, Inc. as of December 31, 2006 and 2005 and the related statements of income, stockholder’s equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JD Holdings, Inc. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

KMJ | Corbin & Company LLP

Irvine, California
June 28, 2007

JD Holdings, Inc.
Balance Sheets

	30-Jun-07	30-Jun-06	31-Dec-06	31-Dec-05
	(unaudited)
ASSETS
Current assets:
Cash	$73,499	$51,634	$39,111	$—
Accounts receivable from related parties	533,461	361,800	386,997	368,586
Total current assets	606,960	413,434	426,108	368,586
Property and equipment, net	—	50,449	42,135	44,909
Total assets	$606,960	$463,883	$468,243	$413,495
LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Current Liabilities:
Due to related party	$158,768	$52,467	$114,405	$35,037
Accrued compensation and related liabilities	572,114	—	—	—
Bank overdraft	—	—	—	12,878
Income taxes payable	64,000	—	—	—
Total current liabilities	794,882	52,467	114,405	47,915
Deferred revenue from related party	172,000	220,000	196,000	244,000
Total liabilities	966,882	272,467	310,405	291,915
Stockholder’s equity (deficit):
Common Stock, no par value: 100,000 shares authorized, 1,000 shares issued and outstanding as of June 30, 2007 (unaudited) and December 31, 2006	—	—	—	—
Receivable from stockholder	(562,201)	—	—	—
Retained earnings	202,279	191,416	157,838	121,580
Total stockholder’s equity (deficit)	(359,922)	191,416	157,838	121,580
Total liabilities and stockholder’s equity (deficit)	$606,960	$463,883	$468,243	$413,495

The accompanying notes are an integral part of these financial statements.

JD Holdings, Inc.
Statements of Operations

	3 Months Ended		6 Months Ended		12 Months Ended
	30-Jun-07	30-Jun-06	30-Jun-07	30-Jun-06	31-Dec-06	31-Dec-05	31-Dec-04
	(unaudited)		(unaudited)				(unaudited)
Revenues from related party:
Royalties	$442,889	$267,208	$929,463	$508,422	$1,274,411	$1,128,061	$570,430
Other	12,000	12,000	24,000	24,000	48,000	48,000	48,000
Total revenues from related party	454,889	279,208	953,463	532,422	1,322,411	1,176,061	618,430
Operating expenses:
General and administrative	686,360	66,957	766,400	109,362	249,928	147,453	72,538
Marketing	12,664	30,945	36,205	55,637	115,745	31,808	38,030
Depreciation	—	—	2,860	2,460	10,774	3,663	634
Total operating expenses	699,024	97,902	805,465	167,459	376,447	182,924	111,202
Operating income	(244,135)	181,306	147,998	364,963	945,964	993,137	507,228
Interest expense	126	389	282	1,106	1,430	859	—
Income before taxes	(244,261)	180,917	147,716	363,857	944,534	992,278	507,228
Provision for income taxes	(93,500)	—	64,000	109	2,609	800	1,580
Net income	$(150,761)	$180,917	$83,716	$363,748	$941,925	$991,478	$505,648

The accompanying notes are an integral part of these financial statements.

JD Holdings, Inc.
Statements of Stockholder’s Equity (Deficit)

	Common Stock		Receivable from	Retained Earnings/	Total Stockholder’s
	# of Shares	Amount	stockholder	Member’s Equity	Equity
Member’s equity—January 1, 2004 (unaudited)	—	$—	$—	$(206,311)	$(206,311)
Net income—year ended December 31, 2004 (unaudited)	—	—	—	505,648	505,648
Distributions—year ended December 31, 2004 (unaudited)	—	—	—	(413,404)	(413,404)
Member’s equity—December 31, 2004 (unaudited)	—	—	—	(114,067)	(114,067)
Net income—year ended December 31, 2005	—	—	—	991,478	991,478
Distributions—year ended December 31, 2005	—	—	—	(755,831)	(755,831)
Member’s equity—December 31, 2005	—	—	—	121,580	121,580
Net income—six months ended June 30, 2006 (unaudited)	—	—	—	363,748	363,748
Distributions—six months ended June 30, 2006 (unaudited)	—	—	—	(293,912)	(293,912)
Member’s equity—June 30, 2006 (unaudited)	—	$—	$—	$191,416	$191,416
Stockholder’s equity—December 31, 2006	1,000	$—	$—	$157,838	$157,838
Net income—six months ended June 30, 2007 (unaudited)	—	—	—	83,716	83,716
Receivable from stockholder—six months ended June 30, 2007 (unaudited)	—	—	(562,201)	—	(562,201)
Dividends—six months ended June 30, 2007 (unaudited)	—	—	—	(39,275)	(39,275)
Stockholder’s equity (deficit)—June 30, 2007 (unaudited)	1,000	$—	$(562,201)	$202,279	$(359,922)

The accompanying notes are an integral part of these financial statements.

JD Holdings, Inc.
Statements of Cash Flows

	6 Months Ended		12 Months Ended
	30-Jun-07	30-Jun-06	31-Dec-06	31-Dec-05	31-Dec-04
	(unaudited)				(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$83,716	$363,748	$941,925	$991,478	$505,648
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	2,860	2,460	10,774	3,663	634
Amortization of deferred revenues	(24,000)	(24,000)	(48,000)	(48,000)	(48,000)
Changes in operating assets and liabilities:
Accounts receivable from related parties	(146,464)	6,786	(18,411)	(193,560)	(50,429)
Accrued payroll	572,114	—	—	—	—
Income taxes payable	64,000	—	—	—	—
Net cash provided by operating activities	552,226	348,994	886,288	753,581	407,853
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	—	(8,000)	(8,000)	(43,235)	(5,971)
Net cash provided by (used in) investing activities	39,275	(8,000)	(8,000)	(43,235)	(5,971)
CASH FLOWS FROM FINANCING ACTIVITIES:
Bank overdraft	—	(12,878)	(12,878)	12,878	—
Due to related party	44,363	17,430	79,368	16,459	16,248
Receivable from shareholder	(562,201)	—	—	—	—
Distributions to member	—	(293,912)	(905,667)	(755,831)	(413,404)
Net cash used in financing activities	(517,838)	(289,360)	(839,177)	(726,494)	(397,156)
NET CHANGE IN CASH AND CASH EQUIVALENTS	34,388	51,634	39,111	(16,148)	4,726
CASH, at beginning of period	39,111	—	—	16,148	11,422
CASH, at end of period	$73,499	$51,634	$39,111	$—	$16,148

The accompanying notes are an integral part of these financial statements.

Supplemental disclosure of cash flow information:
Cash paid during period for interest	$282	$717	$1,430	$859	$—
Cash paid during period for taxes	$—	$109	$2,609	$800	$800
Supplemental disclosure of noncash investing activity:
Property and equipment distributed to stockholder	$39,275	$—	$—	$—	$—

The accompanying notes are an integral part of these financial statements.

54

JD HOLDINGS, INC.
Notes to Financial Statements

NOTE 1—DESCRIPTION OF BUSINESSS

JD Design, LLC was organized on October 12, 2000 as “The 315 LLC,” a real estate holding limited liability company. In January 16, 2001, The 315 LLC filed a certificate of amendment changing its company name to “JD Design, LLC” (“JD Design”). On April 28, 2005, JD Design filed a statement of information to amend the type of business to fashion and apparel design.

On December 18, 2006, JD Design was reorganized to JD Holdings, Inc. through the issuance of 1,000 shares of common stock at no par value to the sole member of JD Design (JD Design and JD Holdings, Inc. are referred to hereafter as the “Company”). As the reorganization did not result in any ownership changes, the accompanying financial statements do not reflect any adjustment as a result of the reorganization.

The Company has limited operating activity and is the owner of all rights, title to and interest in the Joe’s®, Joe’s Jeans™ and related “JD” logos and marks (collectively referred to as the “Joe’s Brand”). The Company receives royalty fees from Innovo Group Inc. (“Innovo”), its only customer, in connection with its license agreement (see Note 7) pursuant to which Innovo makes, uses, sells and distributes apparel products that bear the Joe’s Brand. The sole stockholder is an employee and officer of one of Innovo’s subsidiaries.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements as of and for the three and six months ended June 30, 2007 and 2006, included herein are unaudited; however, they contain all normal recurring accruals and adjustments that, in the opinion of the Company’s management, are necessary to present fairly the financial position of the Company as of the periods presented, and the results of its operations and cash flows for the periods. The results of operations for the three and six months ended June 30, 2007 are not necessarily indicative of the results to be expected for the full year or any future interim periods.

Basis of Accounting

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include, among others, collectibility of accounts receivable. Actual results may differ from these estimates under different assumptions or conditions.

Concentration of Credit Risk

Cash

The Company maintains its cash accounts in a financial institution. The total cash balances are insured by the Federal Deposit Insurance Corporation up to $100,000. For all periods presented, the Company had no cash balances which exceeded the insured limit.

Account Receivable and Sales

The Company has entered into an exclusive license agreement with Innovo for the use, market and distribution of Joe’s Brand. The Company regularly monitors its customer collections and payments and maintains a provision for estimated losses based upon historical experience and any specific customer collection issues that have been identified. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts. All sales and accounts receivable for the periods presented are from Innovo, except for a $2,000 receivable as of June 30, 2007.

Property and Equipment

Property and equipment are stated at cost and are being depreciated using the straight-line method over five years.

Additions and improvements are capitalized while expenditures for maintenance and repairs are expensed as incurred. The cost and accumulated depreciation of property sold or otherwise retired during the period are removed and gains or losses, if any, are reflected in the results of operations for the period.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company’s management assesses the recoverability of long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. At December 31, 2006, the Company believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company’s products and services will continue, which could result in impairment of long-lived assets in the future. During the six months ended June 30, 2007, the Company distributed all of its assets to its sole stockholder. As such, there is no impairment of long-lived assets as of June 30, 2007.

Revenue Recognition

Royalty revenue is recognized upon shipment of Joe’s Brand products by Innovo as set forth under the terms and conditions of the related licensing agreement (see Note 8).

Income Taxes

The Company determines its income taxes under the asset and liability method in accordance with the SFAS No. 109, Accounting for Income Taxes. Under the asset and liability approach, deferred income tax assets and liabilities are calculated based upon the future tax consequences of temporary differences by applying enacted statutory tax rates applicable to future periods for differences between the financial statements carrying amounts and the tax basis of existing assets and liabilities. Generally, deferred income taxes are classified as current or non-current in accordance with the classification of the related asset or liability. Those not related to an asset or liability, are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. Valuation allowances are provided for significant deferred income tax assets when it is more likely than not that some or all of the deferred tax assets will not be realized.

NOTE 3—PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2006 and 2005:

	2006	2005
Office equipment and computers	$57,206	$49,206
Less accumulated depreciation	(15,071)	(4,297)
	$42,135	$44,909

NOTE 4—DEFERRED REVENUE

On February 7, 2001, the Company granted the licensing rights to Joe’s Brand to Innovo, along with the right to market the previously designed product line and existing sales orders, in exchange for 500,000 shares of Innovo’s common stock and, if certain sales objectives are reached, a warrant with a four-year term granting the Company the right to purchase 250,000 shares of Innovo’s common stock at a price of $1.00 per share. The sales objectives were not subsequently met and therefore, the warrants were not eligible for exercise.

The Innovo shares were subsequently distributed to the member. The value of the shares was $480,000 based on the fair value of the shares on February 7, 2001. This value was recorded as deferred revenue which is being amortized over the 10 year term of the license (see Note 8). For each of the years 2005 and 2006, the Company amortized $48,000 annually of deferred revenue to income, and for the six months ended June 30, 2006 and 2007, the Company amortized $24,000 quarterly of deferred revenue to income.

NOTE 5—INCOME TAXES

Through December 17, 2006, the Company was taxed as a limited liability company. All income and losses were passed through to its members and the members reported these amounts on their individual income tax returns. There was no significant entity level income tax for the Company for Federal and State purposes through such date.

Effective December 18, 2006, the Company reorganized from a limited liability company to a C-corporation under the laws of California. There were no significant deferred taxes or tax liability generated during the period from December 18, 2006 through December 31, 2006. The Company’s effective income tax rate for the six months ended June 30, 2007 is higher than what would be expected if the federal statutory rate were applied to income from continuing operations primarily because of certain expenses deductible for financial reporting purposes that are not deductible for tax purposes and state income taxes.

NOTE 6—STOCKHOLDER’S EQUITY

Member’s Capital

Through December 17, 2006, the Company had one member who owned a 100% interest in the LLC.

Common Stock

In connection with the change in legal entity, on December 18, 2006, the Company issued the former member 1,000 shares of common stock.

Receivable from stockholder

During the period ended June 30, 2007, the Company advanced cash to its sole stockholder totaling approximately $562,000. The advances are non-interest bearing and due upon demand.

NOTE 7—RELATED PARTY TRANSACTIONS

Accounts Receivable from Related Parties

The Company had a royalty receivable outstanding from Innovo in connection with the license agreement of $531,461, in addition as of June 30, 2007, the Company had a $2,000 non-interest bearing loan to a related party employee.

Due to Related Party

The Company receives advances from Innovo to be used for operating requirements. The advances are non-interest bearing and due upon demand.

Lease

For all periods presented, the Company leased space from the sole stockholder / member of the Company on a month-to-month basis at a fixed rate of $3,100 per month.

Revenues

The Company received royalty payments from Innovo in connection with the license agreement entered into on February 7, 2001 (see Note 8).

At the inception of the license agreement, the Company recorded deferred revenue of $480,000 which is being amortized over the 10 year term of the license (see Note 4).

Salaries

The Company accrued salary and payroll taxes payable to its sole stockholder of approximately $572,000 for the six month period ended June 30, 2007 which is included under general and administrative expenses.

Innovo Merger

On February 6, 2007, the Company entered into a merger agreement with Innovo. In exchange for the right to Joe’s Brand and subject to approval by its stockholders, Innovo expects to issue to the Company 14,000,000 shares of its common stock, $300,000 in cash and enter into an employment agreement with the sole stockholder of the Company. In the event that the merger is approved, the license agreement including the Collateral Protection Agreement (see Note 9) will terminate and Innovo will own all rights, title to and interest in Joe’s Brand. On June 25, 2007, the Company amended its merger agreement with Innovo to provide for an earn-out as additional contingent consideration.

NOTE 8—LICENSING AGREEMENT

The Company entered into an exclusive licensing agreement with Innovo on February 7, 2001 to make, use, sell and distribute apparel products that bear Joe’s Brand label and the right to market previously designed product line and existing sales orders. Under the terms of the license agreement, Innovo is required to pay a royalty of 3% on net sales of the licensed products.

In October 2006, the Company and Innovo amended the licensing agreement for the reversion of the rights on certain kids products released back to the Company. Innovo receives 5% commission on subsequent net sales of the released products.

NOTE 9—COMMITMENTS AND CONTINGENCIES

Collateral Protection Agreement (“CPA”)

On October 13, 2006, the Company granted CIT Commercial Services, a unit of CIT Group, Inc. (“CIT”), a security interest in Joe’s Brand and executed a non-recourse guaranty in favor of CIT to allow Innovo to obtain up to $2,000,000 of additional advances under its inventory security agreement with CIT. In connection with this security interest and guaranty, Innovo reserved a maximum of 6,834,347 shares (“Default Reserve”) of its common stock as collateral for the non-recourse guaranty and security interest, which represents 19.9% of Innovo’s total shares outstanding on the date of execution of the CPA.

Under the terms of the CPA, if Innovo has not obtained the agreement of CIT, within six months from date of execution of the CPA, to terminate the CIT Collateral Documents, which are the security interest agreement and guaranty between the Company and CIT, and release the Company from its obligations including the intellectual property collateral, Innovo shall issue 200,000 shares of its common stock as additional consideration to the Company. In the event that the additional 200,000 shares of common stock are issued to the Company, the Company shall still be entitled to the default shares to the extent that there is a default and the CIT Collateral Documents remain effective. The Default Reserve shall then be reduced by 200,000 shares in the event of the issuance of such number of shares. On April 13, 2007, the CPA was amended to extend the six-month term to June 30, 2007 and on June 25, 2007, the CPA was amended to extend the term to December 31, 2007.

If after eighteen months from the date of the execution of the CIT Collateral Documents, Innovo still has not obtained the agreement of CIT to terminate the CIT Collateral Documents and release the Company from its obligations including the intellectual property collateral, Innovo will be required to pay the Company on that date and on the last day of each subsequent calendar quarter, a cash payment of $25,000 for each quarterly period that the CIT Collateral Documents remain in effect. In the event that this $25,000 payment is received by the Company, the Company is still entitled to the Default Reserve to the extent that there is default and the CIT Collateral Documents remain effective.

Indemnities and Guarantees

During the normal course of business, the Company has made certain indemnities and guarantees under which it may be required to make payments in relation to certain transactions. The Company indemnifies its directors, officers, employees and agents to the maximum extent permitted under the laws of the State of California. These indemnities include certain agreements with the Company’s officer under which the Company may be required to indemnify such person for liabilities arising out of their employment relationship, and indemnities with Innovo against certain liabilities under the merger agreement (see Note 7). The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated to make significant payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying balance sheet.

PROPOSAL 2

APPROVAL OF THE ISSUANCE OF 14 MILLION SHARES OF COMMON STOCK TO JOSEPH M. DAHAN, SOLE STOCKHOLDER OF JD HOLDINGS, AS MERGER CONSIDERATION

Our Board of Directors has approved and recommended the merger of JD Holdings pursuant to the  Merger Agreement as further described in Proposal 1. As a Nasdaq-listed company, we are subject to the Nasdaq Marketplace Rules and therefore, we are required to obtain stockholders approval prior to some issuances of our common stock. In this case, we are required to obtain approval of our stockholders prior to the issuance of the shares as Merger consideration.

Q:             What is the Board of Directors recommending?

A:               The Board of Directors is asking our stockholders to authorize the issuance of 14 million shares of our common stock to Mr. Dahan, as the sole stockholder of JD Holdings pursuant to a Merger Agreement described elsewhere in this proxy statement. The Board of Directors unanimously recommends that you vote in favor of the proposal.

Q:             What are the securities that I am being asked to approve for issuance?

A:               You are being asked to approve the issuance of 14 million shares of our common stock, par value $0.10 per share. There are no preemptive rights associated with the issuance of these shares of our common stock.

Q:             What is the transaction that requires these shares to be issued?

A:               These shares are being issued as consideration for the Merger pursuant to the Merger Agreement. See “Proposal 1” and the “Merger Transaction” beginning on page 11.

Q:             What will be the consideration that will be received in exchange for the issuance of these shares?

A:               In exchange for the issuance of these shares, we will receive all of the outstanding shares of JD Holdings. After consummation of the Merger, we will own all rights, title to and interest in the Joe’s Brand, and the license agreement will automatically terminate. There will be no cash received by us in exchange for the issuance of these shares and therefore no use of proceeds. See “Proposal 1” and the “Merger Transaction” beginning on page 11.

Q:             Why am I being asked to approve the issuance of these shares?

A:               As a Nasdaq-listed company, we are subject to the Nasdaq Marketplace Rules. Marketplace Rule 4350(i) requires stockholder approval prior to some issuances of our common stock. More specifically, Marketplace Rule 4350(i)(B) requires stockholder approval when the issuance or potential issuance of shares will result in a change of control, which includes the issuance of 20% or more of the common stock outstanding prior to issuance. Marketplace Rule 4350(i)(C) requires stockholder approval in connection with an merger of stock or assets of another company if the number of shares of common stock to be issued would represent at least 20% of our common stock outstanding before the issuance date. Rule 4350(i)(D) also requires stockholder approval in connection with any private transaction if the shares of common stock to be issued could potentially represent 20% or more of our common stock outstanding before the issuance date at a price that is less than the greater of the book or market value of our common stock. Furthermore, because Mr. Dahan is one of our current employees, under Marketplace Rule 4350(i)(A), we may be required to obtain stockholder approval for this issuance to an existing employee even though the transaction is not part of his compensation arrangement.

On February 6, 2007, we entered into the Merger Agreement pursuant to which we agreed to issue 14 million shares of our common stock to Mr. Dahan, the sole stockholder of JD Holdings, as consideration for the Merger pursuant to the Merger Agreement in the event it is approved by our stockholders. This amount remained unchanged under the First Amendment to the Merger Agreement. Therefore, because the proposed issuance would result in the issuance of more than 20% of our common stock outstanding and Mr. Dahan is an existing employee, under Marketplace Rule 4350(i), we are seeking stockholder approval for the issuance of these shares.

Q:             What happens if the proposal is approved?

A:               If the proposal is approved, we will issue to Mr. Dahan 14 million shares of our common stock and the holdings of our existing stockholders will be diluted by this issuance. After the issuance, Mr. Dahan will beneficially own approximately 24% of our total shares outstanding on a pro forma basis and will be our largest stockholder. In addition, Mr. Dahan will be entitled to become a member of our Board of Directors and as a result, he will be in a position to exert significant influence and control over us as a result of his voting power and membership on our Board of Directors. However, we believe that the dilutive effects of this issuance and the potential for Mr. Dahan to exert influence over us are outweighed by the merger of all rights, title to and interest in the Joe’s Brand.

Q:             What happens if the proposal is not approved?

A:               If the proposal is not approved, we will not be able to issue the shares as Merger consideration and the Merger will not be consummated.

Q:             What is the vote required to approve Proposal 2?

A:               The affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote is required to approve the issuance of 14 million shares of our common stock to JD Holdings as consideration for the Merger pursuant to the Merger Agreement. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of this proposal.

Q:             How does the Board of Directors recommend I vote?

A:               Our Board of Directors unanimously recommends a vote “FOR” the approval of a proposal to approve the issuance of 14 million shares of our common stock to Mr. Dahan, the sole stockholder of JD Holdings, as consideration for the Merger pursuant to the Merger Agreement.

PROPOSAL 3

ELECTION OF DIRECTORS

Our bylaws provide that our Board of Directors will consist of not less than three directors, with the exact number of directors (subject to such minimum and any range of size established by our common stockholders) to be determined by resolution of our Board of Directors. Currently, the number of directors has been set at seven. On July 23, 2007, Samuel J. (Jay) Furrow, Jr., a member of our Board of Directors since 1999, resigned from his position. We expect to leave vacant the seat created by this resignation. At our annual meeting, six directors will be elected to serve until the 2008 annual meeting of stockholders, which we expect to hold around July 2008. Our Board of Directors’ nominees for election are set forth below.

Q:             What is the vote required to approve Proposal 3?

A:               Our Board of Directors will be elected by a plurality vote. Unless otherwise instructed on the proxy, properly executed proxies will be voted for the election of all of the director nominees set forth below. Our Board of Directors believes that all such nominees will stand for election and will serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend.

Q:             How does the Board of Directors recommend I vote?

A:               Our Board of Directors unanimously recommends a vote “FOR” the director nominees listed below.

Q:             What information is provided with respect to nominees to the Board of Directors?

A:               The following table sets forth information regarding our nominees to our Board of Directors:

Name	Age	Position	Year First Elected Director
Samuel J. (Sam) Furrow	65	Chairman of the Board of Directors	1998
Marc B. Crossman	35	Chief Executive Officer, President, Chief Financial Officer and Director	1999
Kelly Hoffman(1)(2)(3)	48	Director	2004
Thomas O’Riordan (1)(2)(3)	50	Director	2006
Suhail R. Rizvi(1)(2)(3)	41	Director	2003
Kent Savage(1)(2)(3)	45	Director	2003

(1)          Member of the Audit Committee

(2)          Member of the Compensation and Stock Option Committee

(3)          Member of the Nominating and Governance Committee

Q:             What is the business experience of the nominees for election to our Board of Directors?

A:               The business experience of our nominees for election to our Board of Directors is as follows:

Samuel J. (Sam) Furrow has served as Chairman of our Board of Directors since October 1998. Mr. Furrow became a member of our Board of Directors in April 1998 and served as our Chief Executive Officer from October 1998 until December 2000. Mr. Furrow also has been Chairman of the Board of Furrow Auction Company, a real estate and equipment sales company with its headquarters in Knoxville, Tennessee, since April 1968; Chairman of Furrow-Justice Machinery Corporation, a six-branch industrial and construction equipment dealer, since 1983; owner of Knoxville Motor Company-Mercedes Benz and Land Rover of Knoxville since December 1980 and July 1997, respectively. Mr. Furrow received his undergraduate and J.D. degree from the University of Tennessee. Sam Furrow is the father of our former Chief Executive Officer and former Director, Samuel J. (Jay) Furrow, Jr.

Marc B. Crossman has served as our Chief Executive Officer since January 2006, our Chief Financial Officer since March 2003, our President since September 2004 and a member of our Board of Directors since January 1999. From January 1999 until March 2003, Mr. Crossman served as a Vice President and Equity Analyst with J.P. Morgan Securities Inc., New York City, New York. From September 1997 until January 1999, Mr. Crossman served as a Vice President and Equity Analyst with CIBC Oppenheimer Corporation. Mr. Crossman received his B.S. degree in Mathematics from Vanderbilt University.

Kelly Hoffman has served as a member of our Board of Directors since June 2004. Mr. Hoffman has served as Chairman of the Board of Directors and Chief Executive Officer of Varsity Media Group Inc., a new media company dedicated to teenagers, since he founded the company in 1998. From 1991 until 1998, Mr. Hoffman owned AOCO Operating, a company that raised capital for the acquisition of property in Texas, Louisiana and New Mexico. From 1989 until 1991, Mr. Hoffman served in a similar position for Texakoma Financial, an oil and gas partnership that raised capital for acquisition of property in Texas, Louisiana and New Mexico. Prior to that, Mr. Hoffman served in various sales and marketing positions for PAZ Syndicate, a conglomerate based in Tel Aviv, Israel that owned diverse interests worldwide. Prior to that, Mr. Hoffman specialized in securing capital from investors for investment in various limited partnerships for the oil and gas industry for Paso Energy. Mr. Hoffman began his oil and gas career at Amoco Production Company in Texas in various positions. Mr. Hoffman attended Texas Tech University and majored in Business Administration.

Thomas O’Riordan has served as a member of our Board of Directors since April 2006. Since March 2007, Mr. O’Riordan has served as Chief Executive Officer of American Sporting Goods Corporation, a privately held manufacturer and retailer of athletic footwear with such brands as And1, Avia, Ryka, Yukon, Triple 5 Soul, NSS and Nevados. Since October 2006, Mr. O’Riordan has served as a member of the Board of Directors of Cutter and Buck Inc., (CBUK), a publicly traded consumer apparel brand company. From 2004 to 2007, Mr. O’Riordan acted in an executive consulting and advisory capacity to the senior management team of Fila Holding Company, a publicly traded manufacturer and retailer of branded footwear, apparel and accessories, and to other investment advisors and funds in the retail and consumer products sector. From 1999 to 2004, Mr. O’Riordan served in various executive management capacities with Fila Holding Company, ultimately serving as Chief Executive Officer from 2003 to 2004. From 1995 until 1998, Mr. O’Riordan served as Director of Operations of Adidas America, a publicly traded manufacturer and retailer of branded athletic footwear, apparel and accessories. From 1988 to 1995, Mr. O’Riordan was President of Tom O’Riordan & Associates, a sales and marketing company focused on the athletic footwear, apparel and sporting goods industries. Mr. O’Riordan began his career in sales for Brooks Shoe Company. Mr. O’Riordan received his B.S. degree in Marketing and Management from Rider University.

Suhail R. Rizvi has served as a member of our Board of Directors since April 2003. Since 2004, Mr. Rizvi has served as founder and Chief Investment Officer of Rizvi|Traverse Management LLC and other related funds. Mr. Rizvi has over twenty years of private equity investing experience for his own account and as a fiduciary for institutional investors through various entities or funds as founder, principal or manager. Mr. Rizvi also serves as Chairman of the Board of Directors of AG Holdings, a diversified investment company with interests in various manufacturing companies and as a member of the Board of Directors for International Creative Management, Inc. a global talent and literary agency. Mr. Rizvi received his B.S. degree in Economics from the Wharton School of the University of Pennsylvania and sits on the Wharton Undergraduate Executive Board.

Kent Savage has served as a member of our Board of Directors since July 2003. Since June 2006, Mr. Savage has served as Founder and CEO of Famecast, Inc., a privately held online entertainment property. From January 2004 until June 2005, Mr. Savage served as Chief Executive Officer for Digital Lifestyles Group, Inc. (DLFG.PK), a publicly traded manufacturer and distributor of personal computers. From September 2002 until February 2003, Mr. Savage served as co-founder, Chief Sales and Marketing Officer for TippingPoint Technologies (NASDAQ: TPTI). From February 1999 until August 2001, Mr. Savage served as co-founder, CEO and President for Netpliance, Inc. From April 1998 until February 1999, Mr. Savage served as General Manager, Broadband for Cisco Systems Inc. Service Provider Line of Business. From July 1996 until April 1998, Mr. Savage served as Vice President, Sales and Marketing for NetSpeed, Inc. Mr. Savage received his B.S. degree in Business from Oklahoma State University, attended University of Virginia’s Executive Leadership Program, and received his M.B.A. degree from Southern Methodist University.

Q:             How are the Board of Directors elected and how many meetings were held in fiscal 2006?

A:               Each member of our Board of Directors is elected at the annual meeting of stockholders and serves until the next annual meeting of stockholders and until a successor has been elected and qualified or his earlier death, resignation or removal. Vacancies on the Board of Directors are filled by a majority vote of the remaining Board of Directors. Currently, we have one vacancy on our Board of Directors as a result of the resignation of Samuel J. (Jay) Furrow, Jr. on July 23, 2007. Our Board of Directors manages us through board meetings and through its committees. During fiscal 2006, our Board of Directors met or acted through written consent a total of sixteen times. No incumbent member of our Board of Directors who served as a director in fiscal 2006 attended in person or via teleconference less than 75% of all the meetings of our Board of Directors and the committees on which he served during fiscal 2006. Although we do not have a formal policy regarding attendance at our annual meeting of stockholders, we attempt to accommodate the schedules of each member of our Board of Directors in choosing a date for our annual meeting of stockholders and our annual meeting of our Board of Directors. In fiscal 2006, all of our members of our Board of Directors attended the annual meeting of our Board of Directors either in person or via teleconference.

Q:             What committees does the Board of Directors have?

A:               Our Board of Directors has an Audit Committee, Compensation and Stock Option Committee and Nominating and Governance Committee.

Audit Committee.   The Audit Committee is currently comprised of Messrs. Rizvi, Hoffman, O’Riordan and Savage. Mr. Rizvi serves as Chairman of the Audit Committee. The Audit Committee met or acted through written consent a total of six times in fiscal 2006.

The Audit Committee has been established to: (a) assist our Board of Directors in its oversight responsibilities regarding (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent accountant’s qualifications and independence and (4) the performance of the our internal audit function; (b) prepare the report required by the SEC for inclusion in the our annual proxy statement; (c) retain and terminate our independent accountant; (d) approve audit and non-audit services to be performed by the independent accountant; and (e) perform such other functions as our Board of Directors may from time to time assign to the Audit Committee. The Audit Committee has a charter that details its duties and responsibilities, which was adopted by our Board of Directors on May 22, 2003 and filed with our revised proxy statement for our last annual meeting on April 29, 2004. Currently, all Audit Committee members are “independent” under NASDAQ listing standards and as such term is defined in the rules and regulations of the SEC, and Mr. Rizvi has also been designated to be an “audit committee financial expert” as such term is defined in the rules and regulations of the SEC. A copy of the Audit Committee charter can be found on our website at www.innovogroup.com under our Investor Relations heading.

Compensation and Stock Option Committee.   Currently, the Compensation Committee is comprised of Messrs. Savage, Hoffman, O’Riordan and Rizvi. Mr. Savage serves as Chairman of the Compensation Committee. The Compensation and Stock Option Committee met or acted through written consent a total of three times in fiscal 2006.

The principal responsibilities of the Compensation and Stock Option Committee are to (a) assist our Board of Directors in ensuring that a proper system of long-term and short-term compensation is in place to provide performance-oriented incentives to management, and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the company; (b) discharge our Board of Director’s responsibilities relating to compensation of our executive officers; (c) evaluate our Chief Executive Officer and set his remuneration package; (d) prepare an annual report on executive compensation for inclusion in our annual proxy statement; (e) make recommendations to our Board of Directors with respect to incentive-compensation plans and equity-based plans; and (f) perform such other functions as our Board of Directors may from time to time assign. The Compensation and Stock Option Committee has a charter that details its duties and responsibilities, which was adopted by our Board of Directors on May 22, 2003. Currently, all Compensation and Stock Option Committee members are “independent” under NASDAQ listing standards. A copy of the Compensation and Stock Option Committee charter can be found on our website at www.innovogroup.com under our Investor Relations heading.

Nominating and Governance Committee.   The Nominating and Governance Committee is currently comprised of Messrs. Hoffman, O’Riordan, Rizvi and Savage. Mr. Hoffman serves as Chairman of the Nominating and Governance Committee. The Nominating and Governance Committee met a total of two times in fiscal 2006 and met on prior to the filing of this proxy statement to propose the above slate of nominees for election to our Board of Directors by our common stockholders for this annual meeting.

The principal responsibilities of the Nominating and Governance Committee are to (a) assist our Board of Directors in determining the desired experience, mix of skills and other qualities to assure appropriate Board of Directors composition, taking into account the current members and the specific needs of the company and the Board of Directors; (b) identify highly qualified individuals meeting those criteria to serve on our Board of Directors; (c) propose to our Board of Directors a slate of nominees for election by our common stockholders at the annual meeting of stockholders and prospective director candidates in the event of the resignation, death, removal or retirement of directors or a change in our Board of Directors composition requirements; (d) develop plans regarding the size and composition of our Board of Directors and its committees; (e) review management succession plans; (f) review the Corporate Governance Guidelines of our Board of Directors at least annually and monitor and make recommendations with respect to the corporate governance principles applicable to the company; and (g) perform such other functions as the Board of Directors may from time to time assign to the Nominating and Governance Committee.

The Nominating and Governance Committee has a charter that details its duties and responsibilities, which was adopted by our Board of Directors on May 22, 2003. Currently, all Nominating and Governance Committee members are “independent” under NASDAQ listing standards. There is no specific procedure outlined in the charter for the Nominating and Governance Committee to consider nominees to our Board of Directors that are recommended by our common stockholders, but such nominees will be considered in accordance with the principal responsibilities of the Nominating and Governance Committee, our bylaws and all applicable rules and regulations relating to such nominations by our common stockholders. Please see our “Questions and Answers” beginning on page    for deadlines to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors. The Nominating and Governance Committee has the responsibility for developing criteria for the selection of new directors and nominees for vacancies. The members of the Nominating and Governance Committee have the discretion to choose candidates that have the desired experience, mix of skills and other qualities to assure appropriate composition while taking into account the current members and the specific needs of our company and our Board of Directors. To date, no more specific criteria has been developed than that set forth in the charter. Furthermore, we have not had a common stockholder propose a nominee to our Board of Directors nor have we paid any third party a fee to assist us in the process of identifying or evaluating candidates for our Board of Directors. A copy of the Nominating and Governance Committee charter can be found on our website at www.innovogroup.com under our Investor Relations heading.

Q:             How are members of the Board of Directors compensated for their service?

A:               For fiscal 2006 and pursuant to our 2004 Stock Incentive Plan, each non-employee director received for his annual compensation a grant of options to purchase up to 75,000 shares of our common stock at an exercise price of $1.02 per share. These options were vested in full on the date of grant and expire ten years from the date of grant. The exercise price was set at the fair market value of the common stock on the date of grant.

Members of our Board of Directors who are employees receive no additional compensation for service as members of our Board of Directors. Members of our Board of Directors who also serve on one or more committees of our Board of Directors do not receive any additional compensation for such service.

Q:             Has our Board of Directors adopted a code of ethics?

A:               Our Board of Directors adopted a Code of Business Conduct and Ethics for all of our directors, officers and employees on May 22, 2003. Our Code of Business Conduct and Ethics is available on our website at www.innovogroup.com or you may request a free copy of our Code of Business Conduct and Ethics from our Chief Compliance Officer at our corporate headquarters at the following address: 5901 South Eastern Avenue, Commerce, California 90040 or by calling (323) 837-3700. You may also find a copy of our Code of Business Conduct and Ethics filed as Exhibit 14 to our Annual Report on Form 10-K for the fiscal year ended November 29, 2003 filed with the SEC on February 28, 2004.

To date, there have been no waivers under our Code of Business Conduct and Ethics. We intend to disclose any amendments to our Code of Business Conduct and Ethics and any waiver granted from a provision of such Code on a Current Report on Form 8-K filed with the SEC within four business days following such amendment or waiver or on our website at www.innovogroup.com within the same time frame. The information contained or connected to our website is not incorporated by reference into this proxy statement and should not be considered a part of this or any other report that we file or furnish to the SEC.

Q:             Does our Board of Directors have a process for our common stockholders to communicate with its members?

A:               At the present time, our Board of Directors has not adopted a formal policy to set forth a process by which our common stockholders may communicate with the members of the Board of Directors. However, any communications directed to members of our Board of Directors will be given due consideration and will be handled in accordance with the principal responsibilities of various committees, the duties of the members of our Board of Directors, our bylaws and all applicable rules and regulations relating to communications by our common stockholders. The Board of Directors believes that not having a formal process to communicate with them does not make them less accessible to our common stockholders and any inquiries to date have been satisfactorily processed and communicated to the appropriate members.

PROPOSAL 4

APPROVAL OF AMENDMENT TO OUR SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES BY 20 MILLION FROM 80 MILLION TO 100 MILLION

Our Board of Directors has approved and recommended the adoption of an amendment to our Sixth Amended and Restated Certificate of Incorporation, or Restated Certificate, to increase the number of authorized shares of common stock available for issuance by 20 million from 80 million to 100 million. We are asking our common stockholders to consider and approve the amendment to our Restated Certificate. Currently, we have 80 million shares of our common stock and 5 million shares of our preferred stock authorized for issuance. In the event of approval of this amendment, our authorized shares of common stock would be increased by 20 million shares to 100 million. Our authorized shares of preferred stock will remain the same. If this proposal is approved, the additional shares would be part of the existing class of common stock and if and when issued, would have the same rights and privileges as the shares of common stock presently issued and outstanding. As of August 10, 2007, we had 45,119,355 shares of common stock outstanding.

Q:             Why is the Board recommending this Proposal?

A:               Our Board believes that this amendment to our Restated Certificate is necessary to provide us with a sufficient reserve of shares of common stock to provide us with flexibility to issue more shares of common stock for corporate purposes that may be identified from time to time, such as financings, acquisitions, strategic business relationships, stock dividends, including stock splits in the form of stock dividends, or issuances under our benefit plans. Having additional authorized shares of common stock available for issuance in the future would give us greater flexibility and allow shares of common stock to be issued without the expense and delay of a stockholders’ meeting, except as may be required by applicable law or regulations. We have no present commitment, plan or intent to issue any of the additional shares of common stock provided for in this Proposal 4. The increase in authorized shares of our common stock also could be used to make a change in control of us more difficult. Though we have no current plan or intention to issue such shares as a takeover defense, the additional authorized shares of common stock could be used to discourage persons from attempting to gain control of us or make more difficult the removal of management. Management is not currently aware of any specific effort to obtain control of us by means of a merger, tender offer, solicitation in opposition of management, or otherwise. If this Proposal 5 is approved, the additional authorized shares of common stock, as well as the currently authorized but unissued shares of common stock (but for those shares which are reserved for issuance), would be immediately available in the future for such corporate purposes as the Board of Directors deems advisable from time to time without further action by our common stockholders, unless such action is required by applicable law or any stock exchange or securities market upon which our shares may be listed.

It should be noted that, subject to the limitations as discussed above, all of the types of Board of Directors action described in the preceding paragraph can currently be taken and the power of the Board of Directors to take such actions would not be enhanced by the passage of this Proposal 4, although this Proposal 4 would increase the number of shares that are subject to such action.

Q:             How will the Restated Certificate be amended?

A:               If this Proposal 4 is approved and the amendment to the Restated Certificate becomes effective, the first paragraph of Article Fourth of the Restated Certificate, which sets forth our presently authorized capital stock, will be amended to read as set forth below.

“FOURTH. (a) The total number of shares of capital stock that the Corporation shall be authorized to issue is 105 million divided into two classes as follows: (i) 100 million (100,000,000) shares of common stock having a par value of $0.10 per share (“Common Stock”), and (ii) five million (5,000,000) shares of serial preferred stock in series having a par value of $0.10 per share (“Preferred Stock”).”

Q:             What is the vote required to approve Proposal 4?

A:               The affirmative “FOR” vote of a majority of our shares of common stock issued and outstanding is required to approve the amendment to the Restated Certificate.

Q:             When would the amendment become effective?

A:               If approved by our common stockholders, the proposed amendment to our Restated Certificate will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which will occur as soon as reasonably practicable after approval.

Q:             How does the Board of Directors recommend I vote?

A:               Our Board of Directors unanimously recommends a vote “FOR” the approval of the amendment to our Restated Certificate.

PROPOSAL 5

APPROVAL OF AMENDMENT TO OUR SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE CORPORATE NAME FROM INNOVO GROUP INC. TO JOE’S JEANS INC.

Our Board of Directors has approved and recommended the adoption of an amendment to our Restated Certificate to change our corporate name from Innovo Group Inc. to Joe’s Jeans Inc. We are asking our common stockholders to consider and approve this amendment to our Restated Certificate to change our corporate name to better reflect our organization and operation of our primary apparel line, Joe’s Jeans™. In the event that this Proposal 5 is approved, we will change the name of our Joe’s Jeans Inc. subsidiary to Joe’s Jeans Subsidiary, Inc.

Q:             Why is the Board of Directors recommending this Proposal?

A:               Our Board of Directors believes that this amendment to our Restated Certificate is necessary to better reflect our direction and focus on the continued growth of our primary brand, Joe’s® and coincides with our desire in Proposal 1 to acquire all rights, title to and interest in the Joe’s Brand from JD Holdings.

Q:             How will the Restated Certificate be amended?

A:               If this Proposal 5 is approved and the amendment to the Restated Certificate becomes effective, the first paragraph of the First Article of the Restated Certificate, which sets forth our present corporate name will be amended to read as set forth below.

“FIRST. The name of the corporation is Joe’s Jeans Inc. (the “Corporation).”

Q:             What happens if the proposal is approved?

A:               If the proposal is approved, we will change our corporate name to Joe’s Jeans Inc. and also change our ticker symbol to “JOEZ” on Nasdaq. We will also change the corporate name of our subsidiary, Joe’s Jeans Inc., to Joe’s Jeans Subsidiary Inc.

Q:             What happens if the proposal is not approved?

A:               If the proposal is not approved, we will keep the corporate name Innovo Group Inc. and maintain the same ticker symbol on Nasdaq.

Q:             What is the vote required to approve Proposal 5?

A:               The affirmative “FOR” vote of a majority of our shares of common stock issued and outstanding is required to approve this amendment to the Restated Certificate.

Q:             When would the amendment become effective?

A:               If approved by our common stockholders, this proposed amendment to our Restated Certificate will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which will occur as soon as reasonably practicable after approval.

Q:             How does the Board of Directors recommend I vote?

A:               Our Board of Directors unanimously recommends a vote “FOR” the approval of this amendment to our Restated Certificate.

PROPOSAL 6

APPROVAL OF AMENDMENT TO 2004 STOCK INCENTIVE PLAN

On April 7, 2004, our Board of Directors adopted the 2004 Stock Incentive Plan, or the 2004 Stock Plan. Our common stockholders approved the 2004 Stock Plan at the annual meeting of stockholders on June 3, 2004 and approved an amendment to our 2004 Stock Plan on June 9, 2005 to increase in the reservation of the total shares available for issuance to 4,265,172 shares of common stock.

Our 2004 Stock Plan provides for an award of options, whether nonqualified or incentive, restricted common stock, restricted common stock units, performance shares, performance share units, purchases, share awards, stock appreciation rights or other awards based on the value of our common stock. The 2004 Stock Plan also permits the Compensation and Stock Option Committee to grant certain awards, such as performance shares, contingent upon pre-established performance goals to our executives and our subsidiaries. In order to qualify for deductibility under Section 162(m) of the Internal Revenue Code, or the Code, the 2004 Stock Plan, including, without limitation, the performance goals for determining performance awards set forth in the 2004 Stock Plan must be approved by our common stockholders.

Q:             What is the vote required to approve Proposal 6?

A:               The affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the annual meeting is required to approve the amendment to the 2004 Stock Plan. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of this proposal.

Q:             How does the Board of Directors recommend I vote?

A:               Our Board of Directors unanimously recommends a vote “FOR” the approval of the amendment to the 2004 Stock Plan.

Q:             Why is the Board of Directors recommending this Proposal?

A:               Our Board of Directors has concluded that the adoption of the amendment to the 2004 Stock Plan is in our best interest and the interest of our common stockholders. Our Board of Directors believes that this amendment is necessary to provide us with a sufficient reserve of common stock for future awards of various types needed to attract, employ and retain employees, directors and consultants of outstanding ability.

Q:             How will the 2004 Stock Plan be amended?

A:             If approved by our common stockholders, the 2004 Stock Plan would be amended and restated to increase the total shares available for issuance under the 2004 Stock Plan by 4 million shares from 4,265,172 shares of common stock to 8,265,172 shares of common stock.

Q:             When would the amendment become effective?

A:               If approved by our common stockholders, the proposed amendment to our 2004 Stock Plan will become effective upon approval. As soon as reasonably practicable thereafter, we intend to file a registration statement covering the offering of the additional shares under the 2004 Stock Plan with the SEC pursuant to the Securities Act of 1933, as amended.

Q:             What is a general description of the principal terms of the 2004 Stock Plan?

A:               A general description of the principal terms of the 2004 Stock Plan is set forth below. However, this summary does not purport to be a complete description of all of the provisions of the 2004 Stock Plan, a copy of which is attached to this proxy statement as Exhibit E and has been revised to reflect the proposed amendment to the total shares available for issuance under the 2004 Stock Plan.

General.   The purpose of the 2004 Stock Plan is to enhance our ability to attract and retain officers, directors, employees and consultants of outstanding ability and to provide selected officers,

employees, directors and consultants with an interest in us parallel to that of our common stockholders. The 2004 Stock Plan provides for the award of options, whether nonqualified or incentive, restricted common stock, restricted common stock units, performance shares, performance share units, purchases, share awards, stock appreciation rights and other awards based on the value of our common stock to our officers, employees, directors and consultants, as well as those officers, employees, directors and consultants of our subsidiaries, such as Joe’s Jeans, Inc.

Effective Date.   The 2004 Stock Plan became effective on June 3, 2004 and was amended on June 5, 2005 to increase the number of shares available for issuance.

Number of Shares.   Subject to adjustment for certain corporate events, the total number of shares of common stock which are available for the grant of awards under the 2004 Stock Plan cannot exceed 1,265,172 shares of common stock. If this Proposal 7 is approved, the total number of shares of common stock which are available for the grant of awards under the 2004 Stock Plan will be increased from 4,265,172 shares of common stock to 8,265,172 shares of common stock; provided, that, for purposes of this limitation, any common stock subject to an option which is canceled or expires without exercise will again become available for award under the 2004 Stock Plan. Upon forfeiture of awards in accordance with the provisions of the 2004 Stock Plan and the terms and conditions of the award, such shares will again be available for subsequent awards under the 2004 Stock Plan. Subject to adjustment, no employee will be granted, during any one (1) year period, options to purchase more than 1,250,000 shares of common stock, and the number of shares of common stock subject to any awards other than options or stock appreciation rights will not exceed 1,250,000 shares of common stock. Common stock available for issue or distribution under the 2004 Stock Plan will be authorized and unissued shares or shares reacquired by us in any manner.

Administration.   The Compensation and Stock Option Committee of our Board of Directors of Directors will administer the 2004 Stock Plan. The Compensation and Stock Option Committee is currently comprised of Messrs. Savage, Hoffman, Rizvi and O’Riordan. All members of the Compensation and Stock Option Committee are non-employee directors within the meaning of Rule 16b-3 as promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, and are also outside directors within the meaning of Section 162(m) of the Code. The Compensation and Stock Option Committee will (i) approve the selection of participants, (ii) determine the type of stock awards to be made to participants, (iii) determine the number of shares of common stock subject to awards, (iv) determine the terms and conditions of any awards granted there under (including, but not limited to, any restriction and forfeiture conditions on such awards) and (v) have the authority to interpret the 2004 Stock Plan, to establish, amend, and rescind any rules and regulations relating to the 2004 Stock Plan, to determine the terms and provisions of any agreements entered into thereunder, and to make all other determinations necessary or advisable for the administration of the 2004 Stock Plan.

Eligibility.   Employees, officers, directors and consultants of us and our subsidiaries selected by the Compensation and Stock Option Committee are eligible to receive grants of awards under the 2004 Stock Plan. As of August 10, 2007, there were approximately 79 employees, one executive officer and five directors eligible to participate in the 2004 Stock Plan.

Awards.   Awards under the 2004 Stock Plan may consist of options, restricted common stock, restricted common stock units, performance shares, performance share units, stock purchases, share awards, stock appreciation rights or other awards based on the value of the common stock.

(1)   Options.   Both “nonqualified stock options”, or Nonqualified Stock Options, and “incentive stock options”, or ISOs, may be granted under the 2004 Stock Plan, which we will collectively refer to as Options. The terms of any such Option will be set forth in an option agreement and will be consistent with the following:

Exercise Price.   The exercise price per share of the shares of our common stock to be purchased pursuant to any Option will be fixed by the Compensation and Stock Option Committee at the time such Option is granted. In general, in no event will the exercise price for ISOs be less than the fair market value of a share on the day on which the ISO is granted. The Compensation and Stock Option Committee may also reduce the Option price of any outstanding Option either through a direct amendment to such Option or through a cancellation of such Option and immediate grant of a new Option with a lower Option price or in any other manner it deems appropriate.

Option Term.   Subject to termination, the duration of each Option will be determined by the Compensation and Stock Option Committee, but may not exceed 10 years from the date of grant; provided, however, that in the case of ISOs granted to 10% shareholders, the term of such Option will not exceed 5 years from the date of grant. In the event of a participant’s death (other than ISOs) Options that would otherwise remain exercisable following such death, will remain exercisable for one year following such death irrespective of the terms of the Option.

Vesting.   An Option will vest and become exercisable at a rate determined by the Compensation and Stock Option Committee on the date of grant.

(2)   Restricted Common Stock.   The 2004 Stock Plan permits the Compensation and Stock Option Committee to award restricted common stock under the 2004 Stock Plan to eligible participants. The Compensation and Stock Option Committee may also award restricted common stock in the form of restricted common stock units having a value equal to an identical number of shares of common stock. Payment of restricted common stock units will be made in common stock or in cash or in a combination thereof (based upon the Fair Market Value (as defined in the 2004 Stock Plan) of the common stock on the day the restricted period expires).

(3)   Performance Shares.   Performance shares may be granted in the form of actual shares of common stock or common stock units having a value equal to an identical number of shares of common stock. The performance conditions and the length of the performance period will be determined by the Compensation and Stock Option Committee, but in no event may a performance period be less than twelve (12) months. The Compensation and Stock Option Committee will determine in its sole discretion whether performance shares granted in the form of common stock units will be paid in cash, common stock, or a combination of cash and common stock. Awards of performance shares to Covered Employee (as defined in the 2004 Stock Plan) will be subject to performance goals. Performance goals may be expressed in terms of one or more of the following business criteria: revenue, earnings before interest, taxes, depreciation and amortization, or EBITDA, funds from operations, funds from operations per share, operating income, pre or after tax income, cash available for distribution, cash available for distribution per share, net earnings, earnings per share, return on equity, return on assets, share price performance, improvements in our attainment of expense levels, and implementing or completion of critical projects, or improvement in cash-flow (before or after tax). The Compensation and Stock Option Committee will establish the relevant performance conditions within ninety (90) days after the commencement of the performance period (or such later date as may be required by Section 162(m) of the Code). A performance goal may be measured over a performance period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships, or joint ventures. The maximum number of performance shares subject to any award to a Covered Employee is 1,250,000 for each twelve (12) months during the performance period (or, to the extent the award is paid in cash, the maximum dollar amount of any such award is the equivalent cash value, based on the fair market value of the common stock, of such number of shares of common stock on the last day of the performance period). An award of performance shares to a participant who is a Covered Employee will (unless the Compensation and Stock Option Committee determines otherwise) provide that in the event termination of continuous service prior to the end of the performance period for any reason, such award will be payable only if the applicable performance objectives are achieved and to the extent, if any, as the Compensation and Stock Option Committee will determine. The Compensation and Stock Option Committee may reduce or eliminate the amount of payment with respect to any award of performance shares notwithstanding the achievement of specified performance objective however, no adjustments will be made that would adversely impact a participant following a change in control.

No payments will be made with respect to any performance award unless and until the Compensation and Stock Option Committee certifies the achievement of the performance goals.

(4)   Share Purchases.   The Compensation and Stock Option Committee may authorize eligible individuals to purchase common stock at price equal to, below or above the fair market value of the common stock at the time of grant.

(5)   Share Awards.   Subject to such performance and employment conditions as the Compensation and Stock Option Committee may determine, awards of common stock or awards based on the value of the common stock may be granted either alone or in addition to other awards granted under the 2004 Stock Plan.

(6)   Stock Appreciation Rights.   The Compensation and Stock Option Committee may, either alone or in connection with the grant of another award grant stock appreciation rights, the terms of which will be set forth in an agreement.

Market Value of our Common Stock Underlying Outstanding Options.   As of August 10, 2007, the approximate market value of our common stock underlying outstanding options to be issued was $6,267,100 based upon 3,197,500 options granted to employees, officers and directors under the 2004 Stock Plan.

Change in Control.   Unless otherwise provided in an award agreement, upon the occurrence of a “Change in Control” (as defined in the 2004 Stock Plan), all options and stock appreciation rights will automatically become vested and exercisable in full and all restrictions or performance conditions, if any, on any common stock awards, restricted common stock, restricted common stock units, performance shares or performance share units granted will automatically lapse.

Adjustments.   The 2004 Stock Plan provides that in the event of certain corporate events or changes in the common stock, awards and the number of shares under the 2004 Stock Plan may be adjusted to reflect such event.

Deferrals.   The Compensation and Stock Option Committee will be authorized to establish procedures pursuant to which the payment of any award may be deferred.

Amendment and Termination.   The 2004 Stock Plan will expire on June 3, 2014 (except as to awards outstanding on that date). The Board of Directors may terminate or amend the 2004 Stock Plan in any respect at any time, except that, no amendment will be made without our common stockholder approval, if such approval is necessary to comply with any applicable law, regulation or stock exchange rule and, no amendment will be made that would adversely affect the rights of a participant without such participant’s written consent, except as provided under Adjustments.

Q:             What are the federal income tax consequences of options granted under the 2004 Stock Plan under the federal tax laws currently in effect?

The following is a summary of the material federal tax consequences of receiving options in the 2004 Stock Plan and is based upon an analysis of the present provisions of the Code and the regulations promulgated thereunder, all of which are subject to change. A participant may also be subject to state and local taxes, the consequences of which are not discussed herein, in the jurisdiction in which he works and/or resides. This summary is for general information purposes only and is not tax advice.

Section 162(m) Limitation.   Subject to a limited number of exceptions, Section 162(m) of the Code denies a deduction to a publicly held corporation for payments of remuneration to certain employees to the extent the employee’s remuneration for the taxable year exceeds $1,000,000. For this purpose, remuneration attributable to stock options is included within the $1,000,000 limitation. However, to the extent that certain procedural requirements are met (e.g., the 2004 Stock Plan is approved by our common stockholders, grants are made by the Compensation and Stock Option Committee, the exercise price is equal to the fair market value of the underlying shares upon grant, etc.), gain from the exercise of stock options should not be subject to the $1,000,000 limitation. We have attempted to structure the 2004 Stock Plan in such a manner that the remuneration attributable to the stock options will not be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue.

Non-Qualified Stock Options.   An individual receiving a non-qualified stock option should not recognize taxable income at the time of grant. A participant should generally recognize ordinary compensation income in an amount equal to the excess, if any, in the fair market value of the option shares on exercise of the non-qualified stock options over the exercise price thereof. In general, subject to the limitations set forth in Section 162(m) and discussed above, we are entitled to deduct from our taxable income the amount that the participant is required to include in ordinary income at the time of such inclusion.

Incentive Stock Options.   An individual granted an incentive stock option will not generally recognize taxable income at the time of grant or, subject to certain conditions, at the time of exercise, although he or she may be subject to alternative minimum tax. In general, if a disqualifying disposition should occur (i.e., the shares acquired upon exercise of the option are disposed of within the later of two years from the date of grant or one year from the date of exercise), a participant will generally recognize ordinary compensation income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on disposition), over the exercise price thereof. We are not entitled to any deduction on account of the grant of the incentive stock options or the participant’s exercise of the option to acquire common stock. However, in the event of a subsequent disqualifying disposition of such shares of common stock acquired pursuant to the exercise of an incentive stock option under circumstances resulting in taxable compensation to the participant, subject to the limitations set forth in Section 162(m) and discussed above, in general, we should be entitled to a tax deduction equal to the amount treated as taxable compensation to the participant.

Q:             What would the new 2004 Stock Plan benefits have been if the 2004 Stock Plan had been in effect for the fiscal 2006 year?

A:               The amounts payable under the 2004 Stock Plan for 2006 which may be received by each of (a) our executive officers named in the Summary Compensation Table herein; (b) our executive officers as a group; and (c) our employees who are not executive officers as a group, are not currently determinable.

PROPOSAL 7

APPROVAL OF A PROPOSAL TO ADJOURN THE MEETING TO A
LATER DATE, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT
SUFFICIENT VOTES IN FAVOR OF APPROVAL OF PROPOSALS 1 AND 2

Q:             What is the vote required to approve Proposal 7?

A:               The affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote is required to approve a proposal to adjourn the meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approval of Proposals 1 and 2. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of this proposal.

Q:             How does the Board of Directors recommend I vote?

A:               Our Board of Directors unanimously recommends a vote “FOR” the approval of a proposal to adjourn the meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approval of Proposals 1 and 2.

PROPOSAL 8

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors has appointed Ernst & Young LLP, or E&Y, as our independent registered public accounting firm for the fiscal year ending November 24, 2007, subject to ratification by our common stockholders at our annual meeting. Representatives of E&Y will be present at the annual meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Q:             What is the vote required to approve Proposal 8?

A:               The affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the annual meeting is required to ratify the selection of E&Y as our independent registered public accounting firm for the year ending November 24, 2007. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of ratifying the appointment of E&Y.

Q:             How does the Board of Directors recommend I vote?

A:               Our Board of Directors unanimously recommends a vote “FOR” the ratification and approval of the selection of E&Y to serve as our independent registered public accounting firm for the fiscal year ending November 24, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of August 10, 2007 concerning beneficial ownership of common stock held by (1) each person or entity known by us to beneficially own more than 5% of our outstanding common stock, (2) each of our directors and nominees for election as a director, (3) each of our named executive officers, and (4) all of our directors and executive officers as a group. The information as to beneficial ownership has been furnished by our respective common stockholders, directors and executive officers, and, unless otherwise indicated, each of our common stockholders has sole voting and investment power with respect to the shares beneficially owned. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities.

Unless indicated below, to our knowledge, the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Pursuant to the rules of the SEC, certain shares of our common stock that a beneficial owner set forth in this table has a right to acquire within 60 days of the date hereof (pursuant to the exercise of options or warrants for the purchase of shares of common stock) are deemed to be outstanding for the purpose of computing the percentage ownership of that owner, but are not deemed outstanding for the purpose of computing percentage ownership of any other beneficial owner shown in the table. Percentages are calculated based on 45,119,355 shares outstanding as of August 10, 2007. The address for the officers and directors is our corporate office located at 5901 South Eastern Avenue, Commerce, California, 90040.

Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Common Stock
Marc B. Crossman Chief Executive Officer, President, Chief Financial Officer and Director	1,702,015	(1)	3.65%
Samuel J. (Sam) Furrow Chairman of Board of Directors	3,320,105	(2)	7.32%
Kelly Hoffman Director	50,000	(3)	*
Tom O’Riordan Director	75,000	(4)	*
Suhail R. Rizvi Director	187,692	(5)	*
Kent Savage Director	205,250	(6)	*
Azteca Production International, Inc. 5804 East Slauson Avenue Commerce, California 90040	4,112,332	(7)	9.11%
BSS-Joe’s Investors, LLC and Barry S. Sternlicht 591 West Putnam Avenue Greenwich, Connecticut 06830	5,242,325	(8)	11.62%
Guez, Paul 5804 East Slauson Avenue Commerce, California 90040	2,360,567	(9)	5.23%
Innavation LLC, Seymour Braun, Yardworth Mortgage Corp., and Praha Trust 110 East 59th Street, Suite 3201 New York, New York 10022	2,563,120	(10)	5.68%
Windsong DB, LLC 1599 Post Road East Westport, Connecticut 06880	5,300,925	(11)	11.75%
All directors and executive officers, as a group (7 persons)	5,540,062	(1)(2)(3) (4)(5)(6)	11.71%

                 * Represents beneficial ownership of less than 1%.

       (1) Includes (i) 158,500 shares held for Mr. Crossman’s personal account; (ii) 50,000 shares held for the accounts in trust for Mr. Crossman’s minor children, which Mr. Crossman’s father is the trustee; and (ii) 1,493,515 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days)

options held for Mr. Crossman’s personal account. Mr. Crossman disclaims beneficial ownership of shares held for the accounts in trust for his minor children.

       (2) Includes (i) 3,083,598 shares held for the personal account of Sam Furrow; (ii) 15,300 shares held for the account of Mr. Furrow’s spouse; and (iii) 221,207shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held for Mr. Furrow’s personal account. Mr. Furrow disclaims beneficial ownership of shares held for the account of his spouse.

       (3) Includes 50,000 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held for Mr. Hoffman’s personal account.

       (4) Includes 75,000 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held for Mr. O’Riordan’s personal account.

       (5) Includes (i) 10,000 shares held for the account of R-2 Group Holdings LLC, a limited liability company which Mr. Rizvi serves as managing member; and (ii) 177,692 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held for Mr. Rizvi’s personal account. Mr. Rizvi disclaims beneficial ownership of such shares held for the account of R-2 Group Holdings LLC except to the extent of his pecuniary interest in such shares.

       (6) Includes (i) 10,250 shares held for the account of Savage Interests LP, a limited partnership which Mr. Savage and his spouse are limited partners; and (ii) 195,000 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held for Mr. Savage’s personal account. Mr. Savage disclaims beneficial ownership of such shares held for the account of Savage Interests LP except to the extent of his pecuniary interest in such shares.

       (7) Includes (i) 2,078,112 shares held for the account of Azteca Production International, Inc., or Azteca, an entity jointly owned by Mr. Hubert Guez and Mr. Paul Guez, as to which such shares Mr. Paul Guez exercise sole voting and investment control; and (ii) 2,034,220 shares held for the account of Azteca, an entity jointly owned by Mr. Hubert Guez and Mr. Paul Guez, as to which such shares Mr. Hubert Guez exercises sole voting and investment control. This information is based upon a Schedule 13D/A filed with the SEC on July 17, 2006 and a Form 4 filed on February 8, 2007.

       (8) Includes 5,242,325 shares held for the account of BSS-Joe’s Investors, LLC, an entity which Barry S. Sternlicht holds the majority of the membership interests. Barry S. Sternlicht, as holder of the majority of the membership interest, has sole voting or investment control over these shares. Excludes a warrant to purchase up to 240,000 shares of common stock at an exercise price of $1.36 per share that is not exercisable until December 25, 2007, and thus, not beneficially owned, as defined in Rule 13d-3(a), by BSS. This information is based upon a Schedule 13D/A filed with the SEC on July 10, 2007.

       (9) Includes (i) 2,078,112 shares held for the account of Azteca, an entity jointly owned by Mr. Hubert Guez and Mr. Paul Guez and as to which such shares Mr. Paul Guez exercises sole voting and investment control; (ii) 139,101 shares held for the account of S.H.D. Investments, LLC, a California limited liability company for which Mr. Paul Guez serves as President and as to which such shares Mr. Paul Guez exercises sole voting and investment control; and (iii) 143,354 shares held for the account of Integrated Apparel Resources, LLC, a California limited liability company jointly owned by Mr. Hubert Guez and Mr. Paul Guez, as to which such shares Mr. Paul Guez exercises sole voting and investment control. This information is based upon a Schedule 13D/A filed with the SEC on July 17, 2006 and a Form 4 filed on February 8, 2007.

(10) Innavation, LLC, a Delaware limited liability company, is 85% owned by Yardworth Mortgage Corp., or Yardworth, a corporation organized under the laws of Aruba. The beneficial owner of Yardworth is Praha Trust, a trust organized under the laws of Canada. As sole trustee of Praha Trust, Mr. Seymour Braun has the right to vote all shares owned by Innavation, LLC. This information is based upon a Form 4 filed with the SEC on February 9, 2004.

(11) Includes 5,242,325 shares held for the account of Windsong, DB, LLC, an entity which William Sweedler holds the majority of the membership interests and 58,600 shares of common stock held personally by William Sweedler. William Sweedler, as holder of the majority of the membership interest, has sole voting or investment control over these shares. Excludes a warrant to purchase up to 240,000 shares of common stock at an exercise price of $1.36 per share that is not exercisable until December 25, 2007, and thus, not beneficially owned, as defined in Rule 13d-3(a), by BSS. This information is based upon a Schedule 13D/A filed with the SEC on July 10, 2007 and July 11, 2007.

EXECUTIVE OFFICER

Executive Officer

Our executive officer and his age and position as of August 10, 2007 is as follows:

Name	Age	Position
Marc B. Crossman	35	Chief Executive Officer, President, Chief Financial Officer and Director

Marc B. Crossman has served as our Chief Executive Officer since January 2006, our Chief Financial Officer since March 2003, our President since September 2004 and a member of our Board of Directors since January 1999. From January 1999 until March 2003, Mr. Crossman served as a Vice President and Equity Analyst with J.P. Morgan Securities Inc., New York City, New York. From September 1997 until January 1999, Mr. Crossman served as a Vice President and Equity Analyst with CIBC Oppenheimer Corporation. Mr. Crossman received his B.S. degree in Mathematics from Vanderbilt University.

Other Significant Employees

Joe Dahan, (age 39), has served as the president and head designer for our Joe’s Jeans, Inc. subsidiary, or Joe’s, since its formation in February 2001. Mr. Dahan is responsible for the design, development and marketing of Joe’s products. From 1996 until 2001, Mr. Dahan was the head designer for Azteca Production International, Inc., or Azteca, where he was responsible for the design, development and merchandising of product lines developed by Azteca. Azteca, which is owned by two of our stockholders, is one of the world’s largest manufacturers of denim related products. From 1989 until 1996, Mr. Dahan was engaged in the design and development of apparel products for a company of which he was an owner and operator. In the event our stockholders approve the Merger transaction entered into on February 6, 2007 set forth in this proxy statement with JD Holdings, the owner of the Joe’s Brand, Mr. Dahan will enter into a ten year employment contract with us to serve as Creative Director of the Joe’s Brand. In addition, Mr. Dahan will be entitled to nominate himself to our Board of Directors following the closing of the Merger.

Elena Pickett (age 45) has served as our Senior Vice President of Sales since September 2005. From 2000 to 2005, Ms. Pickett served as the Director of Sales for wholesale apparel sales for Lucky Brand Jeans®, a division of Liz Claiborne Inc. From 1995 to 2000, Ms. Pickett served as the Sales Manager for the West Coast region for Just For Wraps, a junior apparel company based in Los Angeles. Prior to that, Ms. Pickett also held various sales positions at Pepe Clothing including West Coast Sales Manager for women’s denim.

Compensation Committee Interlocks and Insider Participation

During fiscal 2006, the Compensation and Stock Option Committee of our Board of Directors, or Compensation Committee, was comprised of Messrs. Savage, Hoffman, O’Riordan and Rizvi. The Compensation Committee is responsible for determining the salaries and incentive compensation of our executive officers and for providing recommendations for the salaries and incentive compensation of all other employees and consultants. The Compensation Committee also administers our benefit plans, including the 2004 Stock Incentive Plan. Mr. Savage serves as Chairman of the Compensation Committee. None of our past or current members of the Compensation Committee has served as an executive officer or employee of Innovo Group. In January of 2004, Mr. Furrow, one of our former executive officers and a member of our Board of Directors, became a member of the Board of Directors for Varsity Media Group Inc., privately held a new media company dedicated to teenagers, of which Mr. Hoffman currently serves as its Chief Executive Officer. Varsity does not have a separate compensation committee. Mr. Hoffman did not participate in any discussions related to compensation for Mr. Furrow during fiscal 2006. We do not believe that this relationship in any manner affects Mr. Hoffman’s ability to act as an “independent” director.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

As our business grows, our Compensation Committee expects to work closely with management to design an executive compensation program to assist us in attracting and retaining needed outstanding executives and senior management personnel. The design and implementation of such program will evolve as needed, but will be based primarily on two elements: (i) providing compensation opportunities that are competitive with competing companies of similar size; and (ii) linking executives’ compensation with our financial performance by rewarding the achievement of short-term and long-term objectives.

The three principal components of the executive compensation program are annual base salary, short-term incentive compensation in the form of performance bonuses payable in cash, and long-term incentive compensation in the form of stock options and other equity awards. Our executive officers are elected on an annual basis and serve at the discretion of our Board of Directors. The compensation package contains a mix of these components.

During fiscal 2006, the Compensation Committee met or acted through written consent a total of three times. After the May 2006 annual meeting, the Compensation Committee met to discuss the compensation arrangements for Mr. Crossman, keeping in mind the principal components of our executive compensation program and the promotion of Mr. Crossman to the position of Chief Executive Officer in fiscal 2006 without any additional compensation. Based upon these considerations, the Compensation Committee discussed the base salary of Mr. Crossman, bonus payments, if any, and incentive compensation in the form of stock option grants. Based upon individual performance and analysis of compensation for the positions at comparative companies, the contributions and duties of a CEO and the desire to provide incentive to direct the company to profitability, the Compensation Committee elected to maintain the annual base salary for Mr. Crossman at $375,000 and provided him with a stock award of an option to purchase up to 1,000,000 shares of our common stock that were immediately vested in exchange for forfeiture of his former grant. The Compensation Committee believed that this option grant would act as an incentive to maintain morale and retention since his old exercise price of $2.86 was not in-the-money and had not been for the 2006 fiscal year and a substantial part of the 2005 fiscal year. Mr. Crossman does not have an employment agreement with us.

The SEC requires that this report of the Compensation Committee comment on our policy with respect to Section 162(m) of the Code which limits the deductibility of our tax return of nonperformance-based compensation in excess of $1 million dollars paid to any of our named executive officers. The Compensation Committee is monitoring the effects of our compensation program with respect to Section 162(m) of the Code. To date, we have not suffered a loss of compensation as a result of the $1 million dollar limitation. The Compensation Committee reserves the right to design programs that recognize a full range of performance criteria critical to our success, even where the compensation paid under such programs may not be deductible.

REPORT ON CEO COMPENSATION

Mr. Crossman’s 2006 annual base salary and grant of stock options were based on the overall principles of executive compensation described above. The Compensation and Stock Option Committee reviewed Mr. Crossman’s compensation and overall assessment of his performance during its May 12, 2006 meeting. As discussed above, the Compensation and Stock Option Committee did not make an adjustment to Mr. Crossman’s base salary, but granted him a replacement grant of stock options in order to recognize the contributions and duties he has performed as a CEO coupled with the desire to provide incentive to direct the company to profitability and current market and organizational considerations. The Compensation and Stock Option Committee concluded that his annual base salary and grant of stock options were consistent with the overall performance of the company and industry standards for executives with similar responsibilities in similar companies.

The Compensation and Stock Option Committee:

Kent Savage, Chairman of the Compensation and Stock Option Committee
Kelly Hoffman
Suhail Rizvi
Tom O’Riordan

Executive Compensation

The following table sets forth certain information with respect to compensation for the years ended November 25, 2006, November 26, 2005, and November 27, 2004, respectively, paid to our chief executive officer, our former chief executive officer and our former senior vice president of finance (principal accounting officer) as of November 25, 2006. We refer to these individuals as our Named Executive Officers. We have no other executive officers of the company.

Summary Compensation Table

								Long Term
								Compensation
		Annual Compensation						Awards
						Other Annual		Securities	All Other
Name and						Compensation		Underlying	Compensation
Principal Position	Year	Salary		Bonus		($)		Options (#)	($)
Marc B. Crossman	2006	$375,000	(1)	—		$18,407	(2)	1,000,000	$2,020	(3)
Chief Executive Officer,	2005	321,923	(1)	—		12,403	(2)	250,000	—
President and Chief	2004	275,000		—		12,403	(2)	200,000	—
Financial Officer
Samuel J. Furrow, Jr.	2006	$61,538	(5)	—		$7,281	(2)	— (4)	$423,077	(5)(6)
Former Chief Executive	2005	347,000	(5)	25,000	(7)	3,209	(2)	250,000	25,000	(6)
Officer	2004	280,770		50,000	(7)	3,209	(2)	250,000	10,577	(6)
Richard A. Quiroga	2006	$225,000	(8)	—		$19,010	(2)	—	$3,750	(3)
Former Senior Vice	2005	184,615	(9)	—		12,403	(2)	100,000	3,077	(3)
President of Finance	2004	49,038	(9)	—		4,134	(2)	100,000	—
(principal accounting officer)

(1)          Mr. Crossman’s annual salary was increased to $375,000 from $275,000 after the June 9, 2005 meeting of the Compensation and Stock Option Committee. Mr. Crossman was appointed Interim CEO in January 2006 and in May 2006, the Interim title was removed. At the May 12, 2006 meeting of the Compensation and Stock Option Committee, Mr. Crossman’s annual salary of $375,000 was approved.

(2)          This amount represents amounts paid in connection with health insurance premiums in excess of health insurance benefits provided to other non-executive officers and employees for the year (or partial year of employment in the case of Mr. Quiroga in fiscal 2004).

(3)          This amount represents our matching contributions to Messrs. Crossman’s and Quiroga’s contributions pursuant to our 401(k) Plan consistent with the matching contribution for all other participants.

(4)          Excludes an option to purchase 75,000 shares of our common stock with an exercise price of $1.02 granted to Mr. Furrow in connection with his service as a non-employee member of our Board of Directors after termination of his employment with us on January 20, 2006.

(5)          Mr. Furrow’s annual salary was increased to $400,000 from $300,000 after the June 9, 2005 meeting of the Compensation and Stock Option Committee. Mr. Furrow’s employment was terminated by our Board of Directors at its meeting on January 10, 2006 to be effective on January 20, 2006. In connection with the termination of employment, we paid Mr. Furrow a severance payment in the amount of $400,000 pursuant to a Separation Agreement.

(6)          This amount includes payout for accrued but unused vacation time for fiscal 2004 and 2005 at Mr. Furrow’s daily rate.

(7)          The Compensation and Stock Option Committee established, on September 3, 2004, a quarterly bonus program for Mr. Furrow, which awarded him with a quarterly bonus payment in the amount of $25,000 in the event that we generated a net income on a consolidated balance sheet basis as measured at the end of the immediately preceding fiscal quarter. Mr. Furrow was awarded a bonus payment for our performance in the third and fourth quarters of fiscal 2004; however, his fourth quarter bonus payment was made in March 2005, but is reported with his 2004 compensation. Mr. Furrow was awarded a bonus payment for our performance in our second quarter of fiscal 2005 that was paid in July 2005.

(8)          Mr. Quiroga terminated his employment with us effective as of December 5, 2006.

(9)          Mr. Quiroga commenced employment with us on August 2, 2004 as our Vice President of Finance (Principal Accounting Officer) with an annual salary of $150,000. Mr. Quiroga’s annual salary was increased to $225,000 after the June 9, 2005 meeting of the Compensation and Stock Option Committee. Mr. Quiroga title was changed to Senior Vice President of Finance in May 2006.

Employment Contracts, Termination of Employment and Change in Control

We have not entered into any employment or severance agreements with any of our Named Executive Officers. All options granted pursuant to our 2004 Plan contain a change in control provision, which provides for the immediate vesting in full of all grants or lapse of all restrictions for all grantees.

Stock Option Grants

The following table sets forth the stock options we granted during the fiscal year ended November 25, 2006 to each of our named executive officers. We have never granted any stock appreciation rights.

Amounts shown as potential realizable values are based on compounded annual rates of share price appreciation of five and ten percent over the 10-year term of the options, as mandated by rules of the SEC, and are not indicative of expected share price performance. Actual gains, if any, on share option exercises are dependent on future performance of the overall market conditions, as well as the option holders’ continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved or may be exceeded. The indicated amounts are net of the option exercise price but before taxes that may be payable upon exercise.

Option Grants in the Fiscal Year Ended November 25, 2006

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year (1)	Exercise or Base Price ($/Sh) (2)	Expiration Date	5% ($)	10% ($)
Marc B. Crossman	1,000,000	95%	$1.02	03/25/13	$420,000	$960,000
Samuel J. Furrow, Jr. (4)	—	—	—	—	—	—
Richard A. Quiroga	—	—	—	—	—	—

(1)          The total number of options granted to employees during the year ended November 25, 2006 was 1,050,000 as a result of the Compensation and Stock Option Committee’s decision to directly amend the option price for employee’s existing options rather than grant new options, as discussed below.

(2)          The exercise price per share of options granted represented the fair market value of the underlying shares of common stock on the date the options were granted.

(3)          As required under the SEC’s rules, amounts represented by hypothetical gains that could be achieved for the respective option if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are not intended to forecast future appreciation of our stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock. If our stock price does not actually increase to a level above the applicable exercise price at the time of exercise, the realized value to the Named Executive Officers from these options will be zero.

(4)          This table excludes an option to purchase 75,000 shares of our common stock with an exercise price of  $1.02 granted to Mr. Furrow and our other non-employee directors in connection with his service as a non-employee member of our Board of Directors after termination of his employment with us on January 20, 2006. Mr. Furrow resigned as a member of our Board of Directors on July 23, 2007.

Fiscal Year End Option Values

The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended November 25, 2006. In addition, the table sets forth the number of shares covered by unexercised stock options held by the Named Executive Officers as November 25, 2006, and the value of “in-the-money” stock options, which represents the positive spread between the exercise price of a stock and the market price of the shares subject to such option as of November 25, 2006.

Aggregated Option Exercises in Fiscal Year Ended November 25, 2006 and Fiscal Year End
Option Values

	Shares		Number of Securities		Value of Unexercised In- the
	Acquired		Underlying Unexercised		Money Options at FY-End
	on Exercise	Value	Options at FY-End (#)		($)(1)
Name	(#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Samuel J. Furrow, Jr.	0	$0	675,000	0	$0	$0
Marc B. Crossman	0	$0	1,493,515	0	$7,179	$0
Richard A. Quiroga	0	$0	200,000	0	$0	$0

(1)          Value of unexercised in-the-money options at fiscal year end is calculated based on a closing price per share of $0.67 for our common stock on November 24, 2006, as reported by the NASDAQ Capital Market, less the per share exercise price multiplied by the number of shares issuable upon exercise of the option.

Option Repricing

The following table sets forth information concerning the (i) cancellation and new grant of options held by Marc Crossman, our Chief Executive Officer, President and Chief Financial Officer; and (ii) the direct amendment to the exercise price of options held by Richard A. Quiroga, our former Senior Vice President of Finance. The Compensation and Stock Option Committee approved these two transactions, as well as similar transactions for other employees, as an incentive to maintain morale and retention and in lieu of granting any additional options for the fiscal year. The 2004 Plan permitted a direct amendment of existing options to reduce the exercise price. However, because one of Mr. Crossman’s option grant for 1,000,000 shares was pursuant to a prior plan that did not specifically permit such direct amendment, Mr. Crossman elected to forfeit the previous option grant of 1,000,000 in exchange for a new option grant under the 2004 Plan. In addition, a grant for 250,000 under the 2004 Plan was repriced by this direct amendment.

Ten Year Option Repricings

Name and Position	Date	Number of Securities Underlying Options Repriced or Amended (#)	Market Price of Stock at Time of Repricing or Amendment ($)	Exercise Price at Time of Repricing or Amendment ($)	New Exercise Price ($)	Length of Original Option Term Remaining at Date of Repricing or Amendment
Marc B. Crossman	5/12/06	1,000,000	$1.02	$2.86	$1.02	6.10 years
Chief Executive Officer, President, Chief Financial Officer and Director	5/12/06	250,000	$1.02	$5.91	$1.02
Richard A. Quiroga	5/12/06	100,000	$1.02	$1.55	$1.02	8.2 years
Former Senior Vice Pres. of Finance	5/12/06	100,000	$1.02	$1.51	$1.02	9.2 years

The Compensation and Stock Option Committee
Kent Savage, Chairperson
Kelly Hoffman
Tom O’Riordan
Suhail Rizvi

401(k) Plan

On December 1, 2002, we established a tax qualified defined contribution 401(k) Profit Sharing Plan. All employees who have worked for us for thirty consecutive days may participate in the 401(k) Profit Sharing Plan and may contribute, subject to statutory limits, up to 100% of their salary to the plan. Our elective matching contributions may be made on a discretionary basis. All employees who have worked 500 hours qualify for profit sharing in the event at the end of each year we decide to do so. Costs of the Plan charged to operations for administrative fees, in actual numbers, were $13,000, $4,300, and $8,000 for fiscal 2006, 2005 and 2004, respectively.

Equity Compensation Plan Information

The following table sets forth certain information about our common stock that may be issued upon the exercise of options, warrants and rights under all of the our compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance as of November 25, 2006, which includes our 2004 Stock Incentive Plan, our 2000 Employee Stock Incentive Plan and our 2000 Director Stock Incentive Plan. We stopped granting options under our 2000 Employee Stock Incentive Plan or our 2000 Director Stock Incentive Plan after the adoption and approval of our 2004 Stock Incentive Plan on June 3, 2004.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Issuance Under Equity Compensation Plan (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans approved by security holders(1):
2004 Incentive Plan	3,688,750	$1.69	377,256
2000 Employee Plan	200,000	$2.40	N/A	(2)
2000 Director Plan	203,546	$0.78	N/A	(2)
TOTAL	4,092,296	$1.68	377,256

(1)          See “2004 Stock Incentive Plan,” “2000 Employee Stock Incentive Plan” and “2000 Director Stock Incentive Plan” described elsewhere in this proxy statement and below.

(2)          While there are shares available under both of these plans, we will no longer grant options under our 2000 Employee Stock Incentive Plan or our 2000 Director Stock Incentive Plan since the adoption and approval of our 2004 Stock Incentive Plan on June 3, 2004.

STOCK PLANS

2000 Employee Stock Incentive Plan

In March 2000, Innovo Group adopted the 2000 Employee Stock Option Plan, or the 2000 Employee Plan. In May 2003, the 2000 Employee Plan was amended to provide for incentive and nonqualified options for up to 3,000,000 shares, subject to adjustment, of common stock that may be granted to employees, officers, directors and consultants. On June 3, 2004, in connection with stockholder approval of the 2004 Stock Incentive Plan, Innovo Group stated that it would no longer grant options pursuant to the 2000 Employee Plan, however, the 2000 Employee Plan remains in effect for awards outstanding as of June 3, 2004. The exercise price for incentive options may not be less than the fair market value of Innovo Group’s common stock on the date of grant and the exercise period may not exceed ten years. Vesting periods and option terms are determined by the Board of Directors. On May 12, 2006, 1,050,000 options were forfeited by employees under the 2000 Employee Plan. As of November 25, 2006, options to purchase up to 200,000 remained outstanding under the 2000 Employee Plan.

2000 Director Stock Incentive Plan

The purpose of the 2000 Director Stock Incentive Plan, or 2000 Director Plan, was to permit the granting of stock options to our Board of Directors who are not our employees at an exercise price less than market value at the date of grant in lieu of paying Board of Directors’ fees in cash, thereby advancing our interests by encouraging and enabling the acquisition of our common stock by our Board of Directors whose judgment and ability we rely upon for the attainment of our long-term growth and development. However, in addition to the grants, in fiscal 2003, we also paid all of our non-employee directors a cash fee.

Accordingly, the 2000 Director Plan intended to promote a close identity of interest among us, our Board of Directors, and our stockholders, as well as to provide a means to attract and attain well-qualified members of our Board of Directors. The 2000 Director Plan was adopted by our Board of Directors on September 13, 2000 and approved by our stockholders at the 1999 annual meeting of stockholders. An aggregate of 500,000 shares of our common stock, subject to adjustment, were authorized for issuance or delivery upon the exercise of options granted under the 2000 Director Plan. On June 3, 2004, in connection with stockholder approval of the 2004 Stock Incentive Plan, Innovo Group stated that it would no longer grant options pursuant to the 2000 Director Plan; however, the 2000 Director Plan remains in effect for awards outstanding as of June 3, 2004. Options granted under the 2000 Director Plan are nonqualified stock options. As of November 25, 2006, options to purchase up to 203,546 remained outstanding under the 2000 Director Plan. During fiscal 2006, no options were exercised under the 2000 Director Plan.

2004 Stock Incentive Plan

For a discussion on our 2004 Stock Incentive Plan, please see Proposal 6 beginning on page 67 of this proxy statement.

Compensation of Directors

For fiscal 2006 and pursuant to our 2004 Stock Incentive Plan, each non-employee director received a grant of options to purchase up to 75,000 shares of our common stock at an exercise price of $1.02 per share. These options were vested in full on the date of grant and expire ten years from the date of grant. The exercise price was set at the fair market value of the common stock on the date of grant.

REPORT OF THE AUDIT COMMITTEE

In accordance with the written charter of the Audit Committee, which was adopted by our Board of Directors on May 22, 2003, the Audit Committee assists the Board of Directors in oversight of the quality and integrity of our accounting, auditing, and financial reporting practices. In addition, the Audit Committee recommends to the full Board of Directors the selection of the independent auditors.

Currently, all Audit Committee members are “independent” under NASDAQ listing standards and as such term is defined in the rules and regulations of the SEC and Mr. Rizvi has also been designated to be an “audit committee financial expert” as such term is defined in the rules and regulations of the SEC.

In performing its oversight function, the Audit Committee reviewed and discussed our audited consolidated financial statements as of and for the year ended November 25, 2006 with management and our independent auditors. The Audit Committee also discussed with our independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, “Communication with Audit Committees” as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants, and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the independent auditors and us that might bear on the independent auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”  The Audit Committee discussed with the independent auditors any relationships that may have an impact on their objectivity and independence and satisfied itself that the non-audit services provided by the independent accountants are compatible with maintaining their independence.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended November 25, 2006 for filing with the SEC.

The Audit Committee:

Suhail R. Rizvi, Chairman of the Audit Committee
Kelly Hoffman
Tom O’Riordan
Kent Savage

Stock Performance Graph

The following graph compares, as of each of the dates indicated, the cumulative total stockholder return for Innovo Group, the Standard and Poor’s 600 SmallCap Index, or S&P SmallCap 600 Index, and the NASDAQ Stock Market (U.S.) Composite Index, or the NASDAQ Composite Index. Measurement points are the last trading day closest to each of our fiscal years ended December 1, 2001, November 30, 2002, November 29, 2003, November 27, 2004, November 26, 2005 and November 25, 2006. The graph assumes that an initial investment of $100 in our common stock, the S&P SmallCap 600 Index, the NASDAQ Composite Index and assumes reinvestment of any dividends. The stock price performance on the following graph is not necessary indicative of future stock price performance. We have decided to utilize the S&P SmallCap 600 Index due to the fact that there are not many publicly traded companies that can provide a reliable and reasonably identifiable peer group to provide a meaningful comparison.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among Innovo Group, Inc., The S & P Smallcap 600 Index
And The NASDAQ Composite Index

	11/30/01	11/29/02	11/28/03	11/26/04	11/25/05	11/24/06
Innovo Group Inc.	$100.00	$132.60	$209.18	$111.22	$69.39	$34.18
S&P SmallCap 600	$100.00	$94.33	$124.30	$151.81	$168.62	$192.36
NASDAQ Composite	$100.00	$76.96	$99.52	$108.58	$116.12	$127.99

*                    $100 invested on 11/30/01 in stock or index-including reinvestment of dividends. Indexes calculated on month-end basis

Copyright © 2007. Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or our future filings under those statutes, the Compensation and Stock Option Committee Report and the Stock Performance Graph are not deemed filed with the SEC and will not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

RELATED PARTY TRANSACTIONS

Any material transactions between us and persons or entities affiliated with officers, directors or principal common stockholders of our company are on terms no less favorable to us than reasonably could have been obtained in arms’ length transactions with independent third parties. All transactions between us and related parties must be approved by our Audit Committee.

Commerce Investment Group and affiliates

We have a strategic relationship with certain of our stockholders, Hubert Guez, Paul Guez and their affiliated companies, including Azteca Production International, Inc., or Azteca, AZT International SA de CV, a Mexico corporation and wholly owned subsidiary of Azteca, or AZT, and Commerce Investment Group LLC, or Commerce. By virtue of this relationship, we have entered into the following agreements, at various times, with Hubert Guez, Paul Guez, Azteca, AZT and/or Commerce.

The following table represents charges from the affiliated companies pursuant to our relationship with them, including our discontinued operations, as follows:

	(in thousands)
	2006	2005	2004
Continuing operations
Purchase order arrangements	$12,845	$2,560	$734
Verbal facilities arrangement	256	315	228
Discontinued operations
Supply agreement / Purchase order arrangements	16,851	60,898	67,078
Earn-out due to Sweet Sportswear	248	1,323	1,566
Verbal facilities agreement	301	724	860
Principal and interest on note payable	1,088	1,057	863
Supply and Distribution agreement	—	639	3,019

Continuing Operations—Purchase Order Arrangement

We utilize AZT as a supplier on a purchase order basis for certain of our Joe’s® denim products. Under this arrangement, we advance the funds to purchase raw materials, primarily fabric, anticipated for production of our products. We pay AZT for the production cost less credit for the advances on raw materials. We purchase these products from AZT in various stages of production from partial to completed finished goods.

Continuing Operations—Verbal Facilities Arrangement

Until mid-July 2006, we utilized space for our headquarters and principal executive offices under a verbal month-to-month arrangement with Azteca. Under this arrangement, we paid to Azteca a monthly fee for allocated expenses associated with our use of office and warehouse space, including a fee charged on a per unit basis for inventory, and expenses in connection with maintaining such office and warehouse space. These allocated expenses included, but were not limited to, rent, security, office supplies, machine leases and utilities. In mid-July 2006, we moved our headquarters and principal executive offices to nearby office and warehouse space thereby terminating our obligation to pay Azteca under the verbal facilities arrangement.

Discontinued Operations—Supply Agreement/Purchase Order Arrangements

In July 2003, under an asset purchase agreement, or Blue Concept APA, with Azteca, Hubert Guez and Paul Guez, our Innovo Azteca Apparel, Inc., or IAA, subsidiary acquired the Blue Concept Division of Azteca, a division which sold denim apparel primarily to American Eagle Outfitters, Inc., or AEO. Simultaneously with the Blue Concept APA, IAA entered into a non-exclusive Supply Agreement with AZT for the purchase of denim products to be sold to AEO, which expired on July 17, 2005. Under the terms of the Supply Agreement, AZT agreed that the purchase price on the products supplied would provide for a margin per unit of 15%. After the expiration of the supply agreement, Innovo Group continued to utilize AZT as a supplier on a purchase order basis for its AEO products under similar terms. Upon completion of the sale of IAA’s private label division to Cygne Designs, Inc., or Cygne, Cygne assumed $2,500,000 of the amount owed to AZT under this purchase order supply arrangement.

Discontinued Operations—Earn-out Due to Sweet Sportswear LLC

The Blue Concept APA also provided for the calculation and payment, on a quarterly basis, to Sweet Sportswear LLC, an entity owned by Hubert and Paul Guez, of an amount equal to 2.5% of the gross sales solely attributable to AEO. Under the terms of the Cygne APA, Cygne assumed the future liability associated with this payment.

Discontinued Operations—Principal and Interest on Note Payable

We originally incurred long-term debt in connection with the purchase of the Blue Concept Division from Azteca. In July 2003, IAA issued a seven-year unsecured, convertible promissory note in the principal amount of $21.8 million, or the Blue Concept Note. The Blue Concept Note bore interest at a rate of 6% and required payment of interest only during the first 24 months and then was fully amortized over the remaining five-year period. On March 5, 2004, after stockholder approval, a portion of the Blue Concept Note was converted into 3,125,000 shares of common stock at a value per share of $4.00. Under the terms of the asset purchase agreement with Cygne, Cygne assumed the remaining principal balance of the Blue Concept Note. On May 12, 2006, pursuant to the closing of the transaction, Azteca released us from any and all remaining obligations under the Blue Concept Note and it has been reclassified as a discontinued operation liability. Under the terms of the original asset purchase agreement, in addition to the shares previously issued, we issued on May 17, 2006 an additional 1,041,667 shares of our common stock as a result of our average stock price trading at less than $3.00 per share for the period between February 10, 2006 and March 12, 2006. This share issuance has been recognized in the Statement of Stockholders’ Equity.

Discontinued Operations—Craft and accessories—Supply and Distribution Agreement

In August 2000, we entered into a supply agreement and a distribution agreement for our craft products with Commerce. In connection with the sale of the craft inventory and certain other assets of our Innovo subsidiary in May 2005, both the supply agreement and the distribution agreement were terminated.

Aggregate balances by entities

As of November 25, 2006 and November 26, 2005, respectively, the balances due (to) or due from these related parties and certain of their affiliates are as follows:

	(in thousands)
	2006	2005
AZT International SA de CV	$4,994	$56
Commerce Investment Group	(2,822)	5,667
Sweet Sportswear LLC	(4)	(3,079)
Owenslab Jean, LLC	—	61
Team Pro International	—	19
Blue Concepts, LLC/Yanuk	—	57
Cygne Design Inc.	(5)	—
Net due from related parties, net	$2,163	$2,781

The AZT balances represent the balances due as a result of our current production efforts in Mexico for our branded label apparel production. Upon completion of the sale of our private label division to Cygne, Cygne assumed the aggregate liability in the amount of $2,500,000 owed to Commerce and its affiliates. The balance due to Commerce represents the adjusted balance remaining that we continue to be obligated for after the completion of the transaction with Cygne. The balance of $5,000 due to Cygne represents the amount we owe to Cygne as a result of certain chargebacks granted by Cygne on our behalf to former customers.

9000 Sunset Office Space Sublease

On March 3, 2006, our Audit Committee approved a related party transaction whereby we would be permitted to sublease, at our current rate, our executive office space to an entity owned by Suhail Rizvi, one of our directors on a month-to-month basis. We believe that this transaction is in our best interest, as we attempt to reduce our expense associated with lease commitments.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, as amended, requires our directors, officers and persons who beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC on a timely basis. Directors, officers and greater than ten percent beneficial owners are required by the SEC’s regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such forms furnished to us and certain of our internal records, or upon written representations from officers, directors and greater than ten percent beneficial owners that no Form 5 was required, we believe that during the year ended November 25, 2006, all Section 16(a) filing requirements applicable to our directors, officers and greater than ten percent beneficial owners were satisfied on a timely basis.

FEES PAID TO THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

For the fiscal years ended November 25, 2006 and November 26, 2005, E&Y billed the approximate fees as further described below.

Audit Fees

Fees for audit services totaled approximately $569,400 for the year ended November 25, 2006 and $696,200 for the year ended November 26, 2005, including fees associated with the annual audit, reviews of our quarterly reports on Form 10-Q, and assistance with and review of registration statements filed with the SEC including consents related to registration statements for equity issuances.

Audit-Related Fees

Fees for audit-related services totaled approximately $97,800 for the year ended November 25, 2006 and $8,700 for the year ended November 26, 2005. Audit related services for fiscal 2006 principally included assistance with an audit and accounting consultations in connection with the disposition of assets our private label apparel division in May 2006. Audit related services for fiscal 2005 principally included internal control requirements under Section 404 of the Sarbanes-Oxley Act of 2002 and assistance with Audit Committee meetings and Board of Directors meetings.

Tax Fees

Fees for tax services, including tax compliance and return preparation, tax advice, and tax planning, totaled approximately $95,360 for the year ended November 25, 2006 and $112,500 for the year ended November 26, 2005.

All Other Fees

There were no other fees for the years ended November 25, 2006 and November 26, 2005, respectively.

The Audit Committee has adopted a policy which requires the Audit Committee’s pre-approval of audit and non-audit services performed by the independent auditor to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee approves such services on an on going basis prior to the incurrence of any such audit and non-audit services. The Audit Committee pre-approved all of the audit and non-audit services rendered by E&Y listed above.

The Audit Committee has determined that the services provided by E&Y were compatible with maintaining E&Y’s independence.

OTHER BUSINESS TO BE TRANSACTED

As of the date of this proxy statement, the Board of Directors knows of no other business which may come before the annual meeting. If any other business is properly brought before the annual meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.

WHERE YOU CAN FIND MORE INFORMATION

The documents incorporated by reference into this proxy statement are available from us upon request. If you are a stockholder, you may have already received some of the documents incorporated by reference. Alternatively, you can obtain any of these documents through us or the Securities and Exchange

Commission, or SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov. We also make such documents that we file with the SEC available on our website at http://www.innovogroup.com as soon as reasonably practicable after such reports are electronically filed with or furnished to the SEC. However, we do not intend that the information available through our website be incorporated into this proxy statement. Documents incorporated herein by reference (excluding all exhibits unless we have specifically incorporated by reference an exhibit in this proxy statement) are available from us without charge upon written or oral request:  We will forward such documents by first class mail or other equally prompt means within one business day of receipt of such request.

Requests for documents should be directed to:

Innovo Group Inc.
5901 S. Eastern Avenue
Commerce, California 90040
Attention: Corporate Secretary
(323) 837-3700

This proxy statement contains summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to this proxy statement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is deemed to be part of this proxy statement, except for any information superseded by information in, or incorporated by reference in, this proxy statement. This proxy statement incorporates by reference the documents set forth below that we previously filed with the SEC. These documents contain important information about us and our finances. We incorporate by reference the documents listed below:

•       Our Amendment No. 2 to our Annual Report on Form 10-K/A for the fiscal year ended November 25, 2006, filed with the SEC on March 23, 2007;

•       Our Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended November 25, 2006, filed with the SEC on February 9, 2007;

•       Our Annual Report on Form 10-K for the fiscal year ended November 25, 2006, filed with the SEC on February 8, 2007;

•       Our Quarterly Report on Form 10-Q for the three and six months ended May 26, 2007 filed with the SEC on July 10, 2007;

•       Our Quarterly Report on Form 10-Q for the three months ended February 24, 2007 filed with the SEC on April 10, 2007;

•       Our Current Report on Form 8-K filed with the SEC on July 24, 2007;

•       Our Current Report on Form 8-K filed with the SEC on July 3, 2007;

•       Our Current Report on Form 8-K filed with the SEC on June 26, 2007;

•       Our Current Report on Form 8-K filed with the SEC on May 25, 2007;

•       Our Current Report on Form 8-K filed with the SEC on May 3, 2007;

•       Our Current Report on Form 8-K filed with the SEC on April 19, 2007;

•       Our Current Report on Form 8-K/A filed with the SEC on March 14, 2007;

•       Our Current Report on Form 8-K filed with the SEC on February 12, 2007;

•       Our Current Report on Form 8-K filed with the SEC on February 7, 2007;

•       Our Current Report on Form 8-K filed with the SEC on February 1, 2007;

•       Our Current Report on Form 8-K/A filed with the SEC on January 16, 2007;

•       Our Current Report on Form 8-K filed with the SEC on January 3, 2007;

•       Our Current Report on Form 8-K filed with the SEC on December 26, 2006; and

•       Our Current Report on Form 8-K filed with the SEC on December 8, 2006.

All documents filed (File No. 0-18926) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this proxy statement and the date of the meeting shall be deemed to be incorporated by reference in this proxy statement and to be part of this proxy statement from the date they are filed. All information contained or incorporated by reference in this proxy statement related to us has been supplied by us. However, we are not incorporating any information furnished under Item 2.02, Item 7.01, or Item 9.01 of any Current Report on Form 8-K.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE ON THE PROPOSALS SUBMITTED TO OUR STOCKHOLDERS IN CONNECTION WITH THE MERGER. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [             ], 2007. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

EXPERTS

Our consolidated financial statements appearing in our Annual Report (Form 10-K and Amendment No. 1 on Form 10-K/A) for the year ended November 25, 2006 (including the schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Exhibit A to Proxy Statement

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

INNOVO GROUP INC.

JOE’S JEANS, INC.

JD HOLDINGS, INC.

AND

JOSEPH M. DAHAN

DATED AS OF FEBRUARY 6, 2007

i

Exhibit A	Plan of Merger
Exhibit B	Seller Disclosure Schedule
Exhibit C	Acquiror Disclosure Schedule
Schedule 4.2	Capitalization
Schedule 4.5	Acquiror Disclosure Schedule
Schedule 6.2(c)	Employment Agreement
Schedule 6.3(c)	Investor Rights Agreement

ii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (“Agreement”), dated as of February 6, 2007, by and among Innovo Group Inc., a Delaware corporation (“Acquiror”), Joe’s Jeans, Inc., a Delaware corporation (“Merger Sub”), JD Holdings, Inc., a California corporation (“Seller”) and Joseph M. Dahan, a resident of California (“Stockholder”). Each of Acquiror, Merger Sub, Seller and Stockholder is a party (“party”) hereto, and one or more of them are parties (“parties”) to this Agreement as the context may require.

W I T N E S S E T H:

WHEREAS, this Agreement contemplates a tax-free merger of Seller with and into Merger Sub in a merger pursuant to Internal Revenue Code Section 368(a)(2)(D). Stockholder will receive Acquiror Common Stock in exchange for its Seller Common Stock.

WHEREAS, Stockholder owns all of the issued and outstanding capital stock of Seller; and

WHEREAS, the Boards of Directors of Acquiror and Seller each have determined that it is advisable and in the best interests of their respective companies and their stockholders to consummate the business combination transactions provided for herein, including the merger of Seller with and into Merger Sub subject to the terms and conditions set forth herein; and

WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
THE MERGER

1.1   The Merger   Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), Seller shall be merged with and into Merger Sub (the “Merger”) in accordance with the Delaware General Corporation Law (the “DGCL”) with Merger Sub as the surviving corporation, (hereinafter sometimes called the “Surviving Corporation”), which shall continue its corporate existence under the laws of the State of Delaware as a subsidiary of Acquiror, and the separate corporate existence of Seller shall terminate. The Merger shall in all respects have the effects provided in Section 1.5.

1.2   Effective Time   The Merger shall become effective on the date and at the time that a Certificate of Merger is filed with the Secretary of State of the State of Delaware pursuant to Section 103 of the DGCL, unless a later date and time is specified as the effective time in such documents, provided that the parties shall cause the Merger to be effective no later than the day following the date on which the Closing occurs (the “Effective Time”). A closing (the “Closing”) shall take place at 10:00 a.m. on the fifth Business Day (the “Closing Date”) following the receipt of all necessary approvals and consents of any governmental or regulatory authority, agency, court, commission or other entity, domestic or foreign (“Governmental Entity”), all required shareholder approvals, including but not limited to, the required approval by Acquiror’s shareholders, and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Article VI of this Agreement (other than the delivery of certificates, instruments and documents to be delivered at the Closing), at the offices of Acquiror, or at such other place and time as the parties may mutually agree upon. For purposes of this Agreement, a Business Day (“Business Day”) is any day that banks located in the State of California are not permitted or required to be closed, except a

Saturday or Sunday. At the Closing, there shall be delivered to Acquiror and Seller the certificates and other documents required to be delivered under Article VI hereof.

1.3   The Articles of Incorporation and Bylaws of the Surviving Corporation   The Certificate of Incorporation and the Bylaws of Merger Sub shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

1.4   Directors and Officers   Immediately after the Effective Time, the directors of the Surviving Corporation shall consist of the directors of Merger Sub, in office immediately prior to the Effective Time, until their respective successors are duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the Bylaws of the Surviving Corporation. The officers of Merger Sub shall, from and after the Effective Time, continue as the officers of the Surviving Corporation until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the Bylaws of the Surviving Corporation.

1.5   Effect of the Merger   From and after the Effective Time, the separate existence and corporate organization of Seller shall cease, and all right, title and interest in and to all real estate and other property owned by Seller shall be allocated to and shall be vested in Merger Sub as the surviving corporation, without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred (but subject to any existing liens or other encumbrances thereon as set forth in Schedule 3.9 (a), and all liabilities and obligations of Seller shall be allocated to Merger Sub as the surviving corporation, as primary obligor therefor and, except as set forth herein, no other person shall be liable therefor, and all proceedings pending by or against the Seller shall be continued by or against Merger Sub as the surviving corporation, and all liabilities, obligations, assets or rights associated with such proceedings shall be allocated to and vested in Merger Sub as the surviving corporation.

ARTICLE II
MERGER CONSIDERATION

2.1   Merger Consideration   (a) All of the shares of Acquiror and Merger Sub issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding after the Effective Time and shall be unaffected by the Merger. The manner and basis of converting the shares of common stock, no par value, of Seller (the “Seller Common Stock”) upon consummation of the Merger shall be as follows: At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, Merger Sub, Seller or Stockholder, all of the Seller Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into Fourteen Million (14,000,000) shares (the “Merger Consideration”) of common stock of Acquiror, par value $.10 per share (the “Acquiror Common Stock)”.

(b)   At the Effective Time, Acquiror shall pay or cause to be paid to Stockholder Three Hundred Thousand and 00/100 Dollars ($300,000.00) in immediately available funds.

2.2   Exchange of Seller Common Stock Certificates   (a) Seller and Acquiror shall designate a mutually acceptable person to serve as exchange agent (the “Exchange Agent”) in connection with the Merger. The Exchange Agent shall provide appropriate stock certificate transmittal materials to the former holders of Seller Common Stock promptly after the Effective Time (which transmittal materials shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of a certificate or certificates formerly representing shares of Seller Common Stock to the Exchange Agent) and instructions for use in effecting the surrender to the Exchange Agent of certificates of Seller Common Stock in exchange of the Merger Consideration. After the Effective Time, the holder of shares of Seller Common Stock issued and outstanding immediately prior to the Effective Time shall surrender for cancellation the certificate or certificates representing such shares to the Exchange Agent, together with a letter of transmittal duly executed and completed in accordance with the instructions thereto and any other documents reasonably required by the Exchange Agent or Acquiror, and promptly upon surrender of such certificates and other documents, Exchange Agent, on behalf of Acquiror, shall deliver the Merger Consideration to Stockholder in exchange for each such share, without interest. Each certificate for Seller Common Stock so surrendered and all transmittal materials shall be duly completed and endorsed as the Exchange Agent may require. Exchange Agent shall not be obligated to deliver the Merger Consideration to which Stockholder is entitled as a result of the Merger until Stockholder surrenders his certificate or certificates representing shares of Seller Common Stock for exchange as provided in this Section 2.2. After the Effective Time, each certificate that represented outstanding shares of Seller Common Stock prior to the Effective Time shall be deemed for all corporate purposes (other than the payment of dividends and other distributions to which Stockholder may be entitled) to evidence only the right of Stockholder to receive the Merger Consideration in exchange for each such share or as provided in Section 2.1 of this Agreement.

(b)   From and after the Effective Time, Stockholder shall cease to have any rights with respect to shares of Seller Common Stock represented thereby except as otherwise provided in this Agreement or by applicable law. All rights to receive the Merger Consideration issued upon conversion of the shares of Seller Common Stock pursuant to this Article II shall be deemed to have been paid or issued, as the case may be, in full satisfaction of all rights pertaining to such shares of Seller Common Stock.

(c)   Promptly after the Effective Time, Acquiror shall deposit with the Exchange Agent (defined above) certificates representing shares equal to the aggregate Merger Consideration (the “Exchange Fund”) for the benefit of Stockholder.

2.3   Additional Actions   If at any time after the Effective Time the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to carry out the purposes of this Agreement, Seller and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Seller or otherwise to take any and all such action.

2.4   Investor Rights Agreement   Acquiror and Stockholder shall enter into an Investor Rights Agreement dated as of the Closing Date, in the form of Schedule 6.3(c) hereto (the “Investor Rights Agreement”) which shall provide for, among other things, the registration of the Acquiror Common Stock constituting the Merger Consideration.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller and Stockholder jointly and severally make the representations and warranties to Acquiror contained in this Article III, except as set forth in the disclosure schedule attached hereto as Exhibit B (the “Seller Disclosure Schedule”). The Seller Disclosure Schedule is arranged in sections corresponding to the numbered and lettered sections contained in this Article III. Disclosure in any section of the Disclosure Schedule shall be effectively made whether or not expressly excepted in the corresponding section of this Agreement. The following representations and warranties are made as of the date of this Agreement. The phrase “delivered to Acquiror” or “made available to Acquiror” or any phrase of similar import means that Seller has delivered, provided access to or made certain items available for review and copying to Acquiror or its counsel. For purposes of this Article III, the phrase “to the Knowledge of Seller” or any phrase of similar import shall be deemed to refer to the actual knowledge of Seller and/or Stockholder after reasonable investigation.

3.1   Corporate Organization   (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Seller has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Seller. Seller Disclosure Schedule 3.1(a) sets forth true and complete copies of the Charter and Bylaws of Seller as in effect on the date hereof.

(b)   Seller is the successor by merger dated December 18, 2006, of JD Design, LLC, a California limited liability company. As such, the phrase “to the Knowledge of Seller” includes knowledge and information of JD Design, LLC obtained by Seller due to the merger between Seller and JD Design, LLC.

3.2   Capitalization    The authorized capital stock of Seller consists of 100,000 shares of the Seller Common Stock, of which 1,000 are issued and outstanding as of the date hereof. All issued and outstanding shares of capital stock of Seller have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights. Seller is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Seller or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such stock.

3.3   Authority; No Violation   (a) Subject to the approval of this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby by Stockholder, Seller has full corporate power and authority to execute and deliver this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Seller. Except for the approval of Stockholder of this Agreement and the Plan of Merger, no other corporate proceedings on the part of Seller are necessary to consummate the transactions so contemplated. This Agreement and the Plan of Merger have been duly and validly executed and delivered by Seller and constitute valid and binding obligations of Seller, enforceable against it in accordance with and subject to their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and except that the availability of equitable remedies (including specific performance) is within the discretion of the appropriate court.

(b)   The execution and delivery of this Agreement and the Plan of Merger by Seller, the consummation by Seller of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, and compliance by Seller with any of the terms or provisions hereof or thereof, do not and will not (i) violate any provision of the Articles or other governing instrument or Bylaws of Seller, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Seller or any of its properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, require the payment of any termination or like fee, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Seller under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller is a party, or by which any of its properties or assets may be bound or affected. Except as set forth in Seller Disclosure Schedule 3.3(b) and for consents and approvals of or filings or registrations with or notices to the Secretary of State of the State of Delaware and Stockholder, no consents or approvals of or filings or registrations with or notices to any Governmental Entity or non-governmental third party are required on behalf of Seller in connection with (a) the execution and delivery of this Agreement and the Plan of Merger by Seller and (b) the consummation by Seller of the Merger and the other transactions contemplated hereby and by the Plan of Merger.

3.4   Financial Statements   (a) Seller has previously delivered to Acquiror copies of the consolidated balance sheets of JD Design, LLC as of December 31, 2005, 2004 and 2003 and the related consolidated statements of income, changes in members’ equity and cash flows for the years ended December 31, 2005, 2004 and 2003, in each case accompanied by the audit reports provided by independent public accountants, as well as the unaudited consolidated balance sheet of any predecessor of Seller as of June 30, 2006 and the related unaudited consolidated statements of income, changes in members’ equity and cash flows for the three and twelve-month periods ended September 30, 2006 and 2005.

(b)   Each of the financial statements referred to in this Section 3.4 fairly represents the financial position of Seller as of the respective dates of such financial statement and has been or will be, as the case may be, prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied during the periods involved; provided, however, that the interim statements are subject to normal year-end adjustments.

3.5   Legal Proceedings   Seller is not a party to any, and there are no pending or, to the Knowledge of Seller, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against Seller. Seller is not a party to any order, judgment or decree which affects the business, operations, assets or financial condition of Seller.

3.6   Taxes and Tax Returns   (a) Seller (and/or JD Design, LLC) has duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements (“Returns”) required to be filed or sent by or with respect to them in respect of any Taxes (as hereinafter defined) and has duly paid (and until the Effective Time will so pay) all Taxes due and payable other than Taxes or other charges which (i) are being contested in good faith (and are set forth on Seller Disclosure Schedule 3.6(a)) and (ii) have not finally been determined. Seller has established (and until the Effective Time will establish) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable, whether or not disputed or accrued, as applicable. Except as set forth in Seller Disclosure Schedule 3.6(a), (i) the federal income tax returns of Seller have not been audited by the Internal Revenue Service (the “IRS”) (or are closed to examination due to the expiration of the applicable statute of limitations), and (ii) the California franchise tax returns of Seller have not been audited by applicable authorities (or are closed to examination due to the expiration of the statute of limitations), and in the case of both (i) and (ii) no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. All Returns filed (and until the Effective Time to be filed) are or will be, as applicable, complete and accurate. There are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted in writing for, Taxes or assessments upon Seller, and no taxing authority has given written notice of the commencement of any audit, examination or deficiency action. Seller has not given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns.

(b)   Except as set forth in Seller Disclosure Schedule 3.6(b), Seller (and/or JD Design, LLC) (i) has not requested any extension of time within which to file any Return which Return has not since been filed, (ii) is not a party to any written or unwritten agreement, arrangement or understanding providing for the allocation or sharing of, or indemnification with respect to, Taxes, (iii) is not required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Seller (nor does Seller have any Knowledge that the IRS has proposed any such adjustment or change of accounting method), (iv) has not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply, (v) has not been a “distributing corporation”

or a “controlled corporation” in a transaction intended to qualify under Section 355(a) of the Code within the past five years, (vi) has not ever been a member of a consolidated, combined or unitary Tax group or (vii) has not ever engaged in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(c)   For purposes of this Agreement, “Taxes” shall mean all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment (including withholding, payroll and employment taxes required to be withheld with respect to income paid to employees), excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

(d)   No liens for Taxes exist with respect to any of the assets or properties of Seller, except for liens for Taxes not yet due and payable.

(e)   Seller is not an S corporation within the meaning of Section 1361(a) of the Code.

(f)    None of the assets of Seller (i) is tax-exempt use property within the meaning of Section 168(h) of the Code, (ii) directly or indirectly secures any debt the interest on which is exempt under Section 103(a) of the Code or (iii) is property that is required to be treated as being owned by a person (other than Seller) pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, as in effect immediately before the enactment of the Tax Reform Act of 1986.

(g)   Seller will not be required to include in a taxable period ending after the Effective Time taxable income attributable to income that economically accrued in a taxable period ending on or before the Effective Time as a result of the installment method of accounting, the completed contract method of accounting, any method of reporting revenue from contracts which are required to be reported on the percentage of completion method (as defined in Section 460(b) of the Code) but that were reported using another method of accounting, or any other method of accounting.

(h)   Seller is not a party to any contract or plan which, individually or collectively with respect to any person, could give rise to the payment of any amount that would not be deductible by Seller or Seller Subsidiary, by reason of Section 162(a)(1), 162(m) or 280G of the Code.

(i)    Seller is not a partner or a member of any partnership or joint venture, or any other entity classified as a partnership for federal income tax purposes.

(j)    Seller has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code.

3.7   Employee Benefit Plans.   Seller has no plan or arrangement for employee benefit plans.

3.8   Compliance with Applicable Law   (a) Seller has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with Governmental Entities that are required in order to permit it to carry on its business as it is presently being conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the Knowledge of Seller, no suspension or cancellation of any of the same is threatened.

(b)   Seller is not in violation of its respective Articles or other governing instrument or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any Governmental Entity, or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any Governmental Entity; and Seller has not received any written notice from any Governmental Entity asserting that Seller is in violation of any of the foregoing. Seller is not subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment and has not received any written communication requesting that it enter into any of the foregoing.

3.9   Certain Contracts   (a) Except as disclosed in Seller Disclosure Schedule 3.9(a), Seller is not a party to, is not bound or affected by, and does not receive and is not obligated to pay benefits under (i) any agreement, arrangement or commitment, including any agreement, indenture or other instrument relating to the borrowing of money by Seller or the guarantee by Seller of any obligation; (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, retirement, election or retention in office of any present or former director, officer or employee of Seller; (iii) any contract, agreement or understanding with a labor union; (iv) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of Seller upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events); (v) any agreement, arrangement or understanding to which Seller is a party or by which it is bound which limits the freedom of Seller to compete in any line of business or with any person, or that involves any restriction of the geographic area in which, or method by which, it may carry on its business (other than as may be required by law or any regulatory agency); (vi) any joint venture, partnership or similar agreement, arrangement or understanding providing for the sharing of profits, losses, costs or liabilities by Seller with any other person; or (vii) any other agreement, arrangement or understanding to which Seller is a party and which is material to the business, operations, assets or financial condition of Seller, in each of the foregoing cases whether written or oral; (each such agreement listed, or required to be listed, in this Section 3.9(a) is referred to herein as a “Seller Agreement”).

(b)   Seller is not in default or in non-compliance under any Seller Agreement and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance. Each Seller Agreement is legal, valid, binding and enforceable against Seller and, to the Knowledge of Seller, the other parties thereto in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and except that the availability of equitable remedies (including specific performance) is within the discretion of the appropriate court. With respect to each Seller Agreement, such Seller Agreement is in full force and effect in accordance with its terms; all rents and other monetary amounts that may have become due and payable thereunder have been paid; and the Merger will not constitute a default or cause for termination or modification of any such Seller Agreement.

3.10   Properties and Insurance   (a) All real and personal property, including intellectual property, owned by Seller or presently used by Seller in its business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of Seller in the ordinary course of business consistent with its past practices. Seller has good and marketable title to all its assets and properties, whether real or personal, tangible or intangible, and such assets and properties are not subject to any encumbrances, liens, mortgages, security interests or pledges, except as set forth on Schedule 3.10(a).

(b)   Seller Disclosure Schedule 3.10(b) sets forth a list of all policies of fire, theft, public liability and other insurance (including, without limitation, fidelity bonds insurance) maintained by Seller at the date thereof. The business operations and all insurable properties and assets of Seller are insured for their benefit against all risks which, in the reasonable judgment of the management of Seller, should be insured against, in each case, under valid, binding and enforceable policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are, in the opinion of the management of Seller, adequate for the business engaged in by Seller. As of the date hereof, Seller has not received any written notice of cancellation or written notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed, and all material claims thereunder have been or will be filed in a timely fashion.

3.11   Minute Books   The minute books, including any attachments thereto, of Seller contain complete and accurate records of all meetings and other corporate action held or taken by its Boards of Directors (including committees of their respective Boards of Directors) and stockholders.

3.12   Affiliate Transactions   Except as disclosed in Seller Disclosure Schedule 3.12 and except as specifically contemplated by this Agreement, Seller has not engaged in or agreed to engage in (whether in writing or orally) any transaction with any “affiliate,” as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”).

3.13   Broker Fees   Neither Seller, nor any of its directors or officers, nor Stockholder has employed any consultant, broker or finder or incurred any liability for any consultant’s, broker’s or finder’s fees or commissions in connection with any of the transactions contemplated by this Agreement.

3.14   Employees; Compensation   Seller has disclosed on Seller Disclosure Schedule 3.14 a complete and correct list of the name, age, position, rate of compensation and any incentive compensation arrangements, bonuses or commissions or fringe or other benefits, whether payable in cash or in kind, of (i) each director and employee of Seller, (ii) each independent contractor, consultant and agent of Seller who has received or is entitled to payments and/or benefits of $25,000 or more on an annual basis during fiscal year 2006 or who is proposed to receive or be entitled to payments and/or benefits of $25,000 or more on an annual basis during fiscal year 2007, and (iii) each other person to whom Seller pays or provides, or has an obligation, agreement (written or unwritten), policy or practice of paying or providing, retirement, health, welfare or other benefits of any kind or description whatsoever.

3.15   Intellectual Property   (a) Seller has disclosed in Seller Disclosure Schedule 3.15 the Intellectual Property (as defined below) owned, licensed or otherwise possessed by Seller, including a complete and accurate list of all material U.S. and foreign (A) trademark or service mark registrations and applications, (B) copyright registrations and applications, (C) internet domain names, and (D) the name(s) and address(es) of the registered owner of such Intellectual Property, if not the Seller. Seller does not own any patents or patent applications. Seller owns or has the valid right to use, in each case free and clear of all material liens (except as otherwise disclosed on Schedule 3.16 (a) attached hereto), all applications, trademarks, service marks, trademark or service mark registrations and applications, trade name, logos, designs, samples, patterns, sketches, artwork, Internet domain names, slogans and general intangibles of like nature, together with all goodwill related to the foregoing, copyrights, copyright registrations, renewals and applications, technology, trade secrets and other confidential information, know-how, proprietary processes, licenses, agreements and all other material proprietary rights (collectively, the “Intellectual Property”) used in the business of Seller as it currently is conducted.

(b)   The ownership or right to use such Intellectual Property of Seller (i) has not been challenged in any prior litigation, (ii) is not being challenged in any pending litigation, and (iii) is not, to the Knowledge of Seller, the subject of any threatened or proposed litigation. For purposes of this paragraph 3.15(b), the term “litigation” shall not be deemed to include trademark applications and related oppositions and/or proceedings against any Intellectual Property entered into in the normal course of business.

(c)   The conduct of the business of Seller as currently conducted or planned by Seller to be conducted does not, in any material respect, infringe upon (either directly or indirectly, such as through contributory infringement or inducement to infringe), dilute, misappropriate or otherwise violate any Intellectual Property owned and controlled by any third party. Seller has not entered into any agreement to indemnify any other person against any charges of infringement of any Intellectual Property, other than indemnity provisions arising in the ordinary course of business, such as those in purchase orders, invoices or similar sales-related documents.

3.16   Full Disclosure   No representation or warranty of the Seller contained in this Agreement, the Seller Disclosure Schedule or in any agreement, document or certificate delivered by Seller to Acquiror or Merger Sub pursuant to this Agreement (a) contains or at the Closing will contain any untrue statement of a material fact or (b) omits or at the Closing will omit to state a material fact necessary to make the statements herein or therein not misleading, in light of the circumstances under which such statements were or will be made.

3.17   Investment Representations by Stockholder   (a) Stockholder will, on the Closing Date, be an “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). Stockholder will acquire the shares of Acquiror Common Stock solely for the purpose of investment, for his own account, and not with a view to any distribution thereof within the meaning of Section 2(11) of the Securities Act.

(b)   Stockholder understands that the shares of Acquiror Common Stock have not been registered under the Securities Act.

(c)   Stockholder, along or in conjunction with his advisors, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the shares of Acquiror Common Stock and of making an informed investment decision with respect thereto.

(d)   Stockholder is able to bear the economic risk of an investment in the shares of Acquiror Common Stock.

(e)   Stockholder and his advisors have been given access to all documents, books and additional information concerning the Acquiror and its subsidiaries which they have requested. Stockholder has been represented by legal counsel and financial advisors in this transaction and such advisors have been given the opportunity to ask questions of, and receive answers from, the officers of the Acquiror and its subsidiaries concerning the affairs and business and financial condition of the Acquiror and its subsidiaries. Stockholder has conducted such investigations in making a decision to enter into this Agreement and the transactions contemplated herein as Stockholder and his advisors have deemed necessary and advisable.

3.18   No Violation; Stockholder   The execution and delivery of this Agreement and the Plan of Merger by Stockholder, the consummation by Stockholder of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, and compliance by Stockholder with any of the terms or provisions hereof or thereof, do not and will not, (i) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Stockholder or any of his properties or assets, or (ii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, require the payment of any termination or like fee, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Stockholder under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Stockholder is a party, or by which any of his properties or assets may be bound or affected.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB

Acquiror and Merger Sub jointly and severally make the representations and warranties contained in this Article IV, except as set forth in the disclosure schedule attached hereto as Exhibit C (the “Acquiror Disclosure Schedule”). The Acquiror Disclosure Schedule is arranged in sections corresponding to the numbered and lettered sections contained in this Article IV. Disclosure in any section of the Acquiror Disclosure Schedule shall be effectively made whether or not expressly excepted in the corresponding section of this Agreement. The following statements are made as of the date of this Agreement. The phrase “delivered to Seller” or “made available to Seller” or any phrase of similar import means that Acquiror has delivered, provided access to or made certain items available for review and copying to Seller or its counsel. For purposes of this Article IV, the phrase “to the Knowledge of Acquiror” or any phrase of similar import shall be deemed to refer to the actual knowledge of Merger Sub and Acquiror after reasonable investigation.

4.1   Corporate Organization   Each of Acquiror and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of Acquiror and Merger Sub is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the ability of Acquiror or Merger Sub to perform their obligations hereunder. Acquiror Disclosure Schedule 4.1 sets forth true and complete copies of the Certificates of Incorporation and Bylaws of Acquiror and Merger Sub as in effect on the date hereof.

4.2   Capitalization   The authorized capital stock of Acquiror consists of 80,000,000 shares of Acquiror Common Stock, of which 41,177,801 shares are issued and outstanding as of the date hereof. All issued and outstanding shares of capital stock of Acquiror have been duly authorized and validly issued and are fully paid and non-assessable. Acquiror is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Acquiror or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such stock, except as set forth on Schedule 4.2 attached hereto.

4.3   Authority; No Violation   (a) Each of Acquiror and Merger Sub have full corporate power and authority to execute and deliver this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the unanimous vote of the Board of Directors of Acquiror and by the written consent of the Board of Directors of Merger Sub and by Acquiror as the sole stockholder of Merger Sub. Except for obtaining the approval of Acquiror’s shareholders, no other corporate proceedings on the part of Acquiror or Merger Sub are necessary to consummate the transactions so contemplated. Subject to receipt of the regulatory and other approvals described in this Agreement, this Agreement and the Plan of Merger have been duly and validly executed and delivered by Acquiror and Merger Sub and constitute valid and binding obligations of Acquiror and Merger Sub, respectively, enforceable against each of them in accordance with and subject to their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and except that the availability of equitable remedies (including specific performance) is within the discretion of the appropriate court.

(b)   Neither the execution and delivery of this Agreement and the Plan of Merger by Acquiror and Merger Sub nor the consummation by Acquiror and Merger Sub of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof nor compliance by Acquiror and Merger Sub with any of the terms or provisions hereof or thereof will (i) violate any provision of the Certificate of Incorporation or other governing instrument or Bylaws of Acquiror or Merger Sub; (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Acquiror or Merger Sub or any of the Acquiror Subsidiaries or any of their respective properties or assets including without limitation, any provisions of the Hart-Scott-Rodino Act; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, require the payment of any termination or like fee, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Acquiror or Merger Sub under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Acquiror or Merger Sub is a party, or by which any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the ability of Acquiror and Merger Sub to perform their obligations hereunder. Except for (i) consents and approvals of or filings or registrations with applicable federal and state securities laws authorities and NASDAQ, (ii) the filing of the Certificate of Merger as required by the DGCL and (iii) obtaining the approval of Acquiror’s shareholders, no consents or approvals of or filings or registrations with or notices to any Governmental Entity or non-governmental third party are required on behalf of Acquiror in connection with (a) the execution and delivery of this Agreement and the Plan of Merger by Acquiror and Merger Sub and (b) the consummation by Acquiror and Merger Sub of the transactions contemplated hereby and by the Plan of Merger.

4.4   Financial Statements   (a) Acquiror has previously delivered to Seller copies of the consolidated balance sheets of Acquiror or made available and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the last five (5) years, as the same have been filed pursuant to federal and state securities laws and as required by NASDAQ.

(b)   Each of the financial statements referred to in this Section 4.4 (including the related notes, where applicable) fairly represents the financial position of Acquiror as of the respective dates of such financial statements has been or will be, as the case may be, prepared in accordance with GAAP consistently applied during the periods involved.

4.5   Legal Proceedings   Except as set forth in Acquiror Disclosure Schedule 4.5, neither the Acquiror nor Merger Sub is a party to any, and there are no pending or, to the Knowledge of Acquiror, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against Acquiror or Merger Sub, except such proceedings, claims, actions or governmental investigations which in the good faith judgment of Acquiror will not have a material adverse effect on the ability of Acquiror and Merger Sub to perform their obligations hereunder. Acquiror is not a party to any order, judgment or decree which would reasonably be expected to have such a material adverse effect.

4.6   Acquiror Shares   The shares of Acquiror to be issued to pay the aggregate Merger Consideration pursuant to this Agreement will have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

4.7   Broker Fees   Neither Acquiror nor Merger Sub nor any of their respective directors or officers has employed any consultant, broker or finder or incurred any liability for any consultant’s, broker’s or finder’s fees or commissions in connection with any of the transactions contemplated by this Agreement.

4.8   Compliance with Applicable Law   (a)   Acquiror and Merger Sub have all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with Governmental Entities that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could have a material adverse effect on the ability of Acquiror and Merger Sub to perform their obligations hereunder; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the Knowledge of Acquiror, no suspension or cancellation of any of the same is threatened.

(b)   Except as set forth in Acquiror Disclosure Schedule 4.8(b), neither Acquiror nor is in violation of its respective Certificates of Incorporation or other governing instrument or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any Governmental Entity, or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any Governmental Entity, any of which violations or defaults could have a material adverse effect on the ability of Acquiror and Merger Sub to perform their obligations hereunder; and neither Acquiror nor Merger Sub has received any written notice from any Governmental Entity asserting that Acquiror or any Acquiror Subsidiary is in violation of any of the foregoing.

4.9   Filings with the SEC   Acquiror has made all filings with the SEC that it has been required to make within the past three (3) years under the Securities Act and the Securities Exchange Act (collectively, the “Public Reports”). Each of the Public Reports has complied with the Securities Act and Securities Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state immaterial fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date publicly filed or provided to Seller or Stockholder prior to the date hereof shall be deemed to modify information as of an earlier date. Acquiror will deliver to Seller a correct and complete copy of any Public Report upon request by Seller.

4.10   Full Disclosure   No representation or warranty of Acquiror contained in this Agreement, the Acquiror Disclosure Schedule or in any agreement, document or certificate delivered by Acquiror to Seller pursuant to this Agreement (a) contains or at the Closing will contain any untrue statement or a material fact or (b) omits or at the Closing will omit to state a material fact necessary to make the statements herein or therein, as applicable, in light of the circumstances under which such statements were or will be made, not misleading.

ARTICLE V
COVENANTS OF THE PARTIES

5.1   Conduct of the Business of Seller   During the period from the date hereof to the Effective Time, Seller shall conduct its business only in the ordinary course and consistent with past practice or as required hereunder, except with the prior written consent of Acquiror, which consent shall not be unreasonably withheld, conditioned or delayed. Seller shall use its best efforts to (i) preserve its business organization intact, (ii) keep available to itself and Acquiror the present services of the employees of Seller, and (iii) preserve for itself and Acquiror the goodwill of customers and other third parties with whom business relationships exist.

5.2   Negative Covenants of Seller   Seller agrees that from the date hereof to the Effective Time, except as otherwise approved by Acquiror in writing or as permitted or required by this Agreement, Seller will not, without the prior written consent of Acquiror, which shall not be unreasonably withheld, conditioned or delayed:

          (i)     change any provision of the Certificate or other governing instrument or Bylaws of Seller;

      (ii)     change the number of shares of its authorized or issued capital stock or issue or grant any shares of its capital stock or any option, warrant, call, commitment, subscription, award, right to purchase or agreement of any character relating to the authorized or issued capital stock of Seller, or any securities convertible into shares of such capital stock, or split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock;

  (iii)     declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of Seller;

    (iv)     grant any severance or termination pay to, or enter into or amend any employment, consulting or compensation agreement with, any of its directors, officers, employees or consultants; or award any increase in compensation or benefits to its directors, officers, employees or consultants;

        (v)     enter into or modify any pension, retirement, stock option, stock purchase, stock grant, stock appreciation right, savings, profit-sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers, employees or consultants, other than any change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax-qualified status of any tax-qualified plan; or make any contributions to any other defined contribution plan or any defined benefit pension or retirement plan other than in the ordinary course of business consistent with past practice or plan terms;

    (vi)     sell or dispose of any assets or knowingly incur any liabilities other than in the ordinary course of business consistent with past practices and policies, or acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

(vii)     make any capital expenditures in excess of $25,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof, other than expenditures necessary to maintain existing assets in good repair and other than as set forth in Seller Disclosure Schedule 5.2(vii);

(viii)    make any material change in its accounting methods or practices, other than changes required by GAAP, or change any of its methods of reporting income and deductions for federal income tax purposes, except as required by changes in laws or regulations;

    (ix)     make, change or revoke any material Tax election, amend any material return or settle or compromise any material liability for Taxes;

        (x)     engage in any transaction with an “affiliate,” in each case as defined in Section 3.12 hereof.

    (xi)     knowingly take any action or knowingly fail to take any action that would  reasonably be expected to adversely affect or delay the ability of Acquiror or Seller to perform its covenants and agreements on a reasonably timely basis under this Agreement or to consummate the transactions contemplated under this Agreement;

(xii)     knowingly take any action or knowingly fail to take any action that would reasonably be expected to result in any of its representations and warranties contained in Article III of this Agreement not being true and correct in any material respect at the Effective Time;

(xiii)            knowingly take any action which would be reasonably expected to adversely affect or delay the ability of the Acquiror or Seller to obtain any necessary approvals, consents or waivers of any Governmental Entity required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any condition or restriction that would materially impair the value of the transaction to Acquiror;

(xiv)              merge with any other corporation or permit any other corporation to merge into it or consolidate with any other corporation;

  (xv)     knowingly fail to comply with any laws, regulations, ordinances or governmental actions applicable to it and to the conduct of the business of the Seller in a manner adverse to such business; or

(xvi)     agree to do any of the foregoing.

5.3   No Solicitation   Neither Seller nor Stockholder shall authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative of Seller or the Seller or Stockholder to, directly or indirectly, solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Acquiror) concerning any Acquisition Transaction (as defined below). For purposes of this Agreement, “Acquisition Transaction” means any offer or proposal by a person or entity other than Acquiror for (i) a merger, tender offer, recapitalization or consolidation, or any similar transaction, involving the Seller; (ii) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets of the Seller; (iii) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership (the term “beneficial ownership” for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder) of securities representing the voting power of the Seller; or (iv) any substantially similar transaction.

5.4   Negative Covenants of Acquiror   Except as expressly provided in this Agreement, or as set forth in Acquiror Disclosure Schedule 5.4, during the period from the date of this Agreement to the Effective Time, Acquiror shall not, and shall cause each Acquiror Subsidiary not to, (i) other than in connection with this Agreement, and except as would not have a material adverse effect on the ability of Acquiror and Merger Sub to perform their obligations hereunder, fail to conduct its business in the ordinary and usual course consistent with past practices and prudent business practice, or fail to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees; (ii) knowingly take any action which would be reasonably expected to adversely affect or delay the ability of Acquiror or Merger Sub to perform their respective covenants and agreements on a timely basis under this Agreement or to consummate the transactions contemplated by this Agreement; (iii) knowingly take any action or knowingly fail to take any action that would reasonably be expected to result in any of its representations and warranties contained in Article IV of this Agreement not being true and correct in any material respect at the Effective Time; (iv) knowingly take any action which would be reasonably expected to adversely affect or delay the ability of the Acquiror or Merger Sub to obtain any necessary approvals, consents or waivers of any Governmental Entity required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any condition or restriction that would materially impair the value of the transaction to Acquiror; or (v) agree to do any of the foregoing.

5.5   Access to Properties and Records; Confidentiality   (a) Seller shall permit Acquiror and its representatives reasonable access to its properties and shall disclose and make available to Acquiror all books, papers and records relating to the assets, properties, operations, obligations and liabilities of Seller, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors’ and stockholders’ meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities in which Acquiror may have an interest.

(b)   All information furnished previously by Acquiror or Seller in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the Merger and, if such Merger shall not occur, the party receiving the information shall, at the request of the party which furnished such information, either return to the party which furnished such information or destroy all documents or other materials containing, reflecting or referring to such information; shall use its best efforts to keep confidential all such information; shall use such information only for the purpose of consummating the transactions contemplated by this Agreement; and shall not directly or indirectly use such information for any competitive or commercial purposes. The obligations of Acquiror and Seller to keep such information confidential shall continue for one year from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) was already in the possession of the party receiving the information prior to the disclosure thereof to it by the party furnishing the information; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving the information; or (D) was disclosed to the party receiving the information by a third-party not known by the receiving party to be bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

5.6   Regulatory Matters   The parties hereto will cooperate with each other and use their best efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement as soon as practicable. The parties shall each have the right to review in advance all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or Governmental Entity in connection with the transactions contemplated by this Agreement.

5.7   Further Assurances   Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all reasonable action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing contained herein and to consummate and make effective the transactions contemplated by this Agreement and the Plan of Merger.

5.8   Disclosure Supplements   From time to time prior to the Effective Time, each party will promptly supplement or amend its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known as of the date hereof, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby; provided, however, that the inclusion of any information in any such amendment or supplement not included in the original Disclosure Schedules shall not limit or impair any right which a party may have to terminate this Agreement pursuant to Section 7.1(c) due to failure to satisfy the conditions set forth in Section 6.2(a) or Section 6.3(a), as the case may be.

5.9   Public Announcements   Prior to the Effective Time, the parties hereto shall approve in advance the substance, and cooperate with each other in the development and distribution, of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law or regulation and as to which the parties releasing such information have used their reasonable efforts to discuss with the other parties in advance.

5.10   Intentionally omitted

5.11   Preparation of Proxy Statement   Acquiror shall prepare as promptly as practicable a proxy statement to be mailed to the stockholders of Acquiror who are to vote upon this Agreement and the Plan of Merger in connection with the transactions contemplated hereby. None of the information supplied or to be supplied by the Acquiror for inclusion or incorporation by reference in the Proxy Statement, and any other documents required by the SEC and federal or state securities laws, prepared by the Acquiror relating to Acquiror and Merger Sub and the Seller relating to Seller in connection with obtaining stockholder approval of the transactions contemplated hereby (the “Proxy Statement”) will, at the date it is first mailed to the Acquiror’s stockholders and at the time of the Acquiror stockholder meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Acquiror with respect to statements made or incorporated by reference therein based on information supplied in writing by Seller specifically for inclusion or incorporation by reference therein. The Proxy Statement will comply as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

5.12   Acquiror Meeting of Stockholders   Acquiror will call a special meeting of its Stockholders as soon as commercially reasonable in order that the Stockholders may consider and vote upon the adoption of this Agreement and the approval of the transactions contemplated hereby in accordance with the DGCL and/or NASDAQ Marketplace Rules.

5.13   Adjustment for Changes in Outstanding Shares   In the event that prior to the Effective Time the outstanding shares of Acquiror Common Stock shall have been increased, decreased or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock dividend, stock split or other like changes in the Acquiror’s capitalization, then an appropriate and proportionate adjustment shall be made in the number and kinds of shares of Acquiror Common Stock to be thereafter delivered in connection with the Merger.

5.14   Covenant to Close   At such time as is deemed appropriate by the parties hereto or as otherwise set forth in this Agreement, and upon satisfaction or waiver of each of the conditions to Closing of the Merger, the parties agree to take such actions as are reasonably necessary or appropriate to effect the Closing and the Merger.

5.15   Non-Competition; Non-Solicitation Covenants by Stockholder

(a)   Restrictive Covenants.   As used in this 5.15, “Acquiror” shall be deemed to include Acquiror and any direct or indirect subsidiary of Buyer, including Merger Sub.

          (i)     Non-Competition Covenants. Stockholder acknowledges that the covenants set forth in this Section 5.15 are reasonable in scope, consistent with certain rights granted by the Investor Rights Agreement referenced in Section 6.3(c) hereof and are necessary to protect the legitimate business interests of Acquiror. So long as Stockholder is providing services to Acquiror, whether as employee, officer, director, consultant, or otherwise, and for a period one (1) year after the termination of such services, Stockholder agrees that he shall not, directly or indirectly, engage in or become directly or indirectly interested in any proprietorship, corporation, partnership, firm, trust, company; limited liability company or other entity (whether as owner, partner, director, manager, trustee, beneficiary, stockholder, agent, creditor, member, or otherwise) that competes with Acquiror in the sales and marketing of premium denim apparel (the “Business”) (as the Business is conducted on the date of this Agreement) within the Restricted Territory. For purposes of this Agreement, the term “Restricted Territory” means:  any State in the United States of America or country where Acquiror conducts Business as of the Closing Date.

      (ii)     Non-Solicitation Covenant. So long as Stockholder is providing services to Acquiror, whether as employee, officer, director, consultant, or otherwise, and for a period one (1) year after the termination of such services, Stockholder shall not, directly or indirectly, contact, solicit, interfere with or endeavor to entice away from Acquiror, any person, firm, corporation, limited liability company or other entity that is a customer or prospective customer of Acquiror. Stockholder further covenants and agrees that, so long as Stockholder is providing services to Acquiror, whether as employee, officer, director, consultant, or otherwise, and for a period one (1) year after the termination of such services, Stockholder shall not, directly or indirectly, induce, attempt to induce or hire any employee (or any person who was an employee during the year preceding the date of any solicitation) of Acquiror to leave the employ of Acquiror, or in any way interfere with the relationship between any such employee and Acquiror.

(b)   Remedies.

          (i)     Injunctive Relief. Stockholder expressly acknowledges and agrees that the Business is highly competitive and that a violation of any of the provisions of this Section 5.15 would cause immediate and irreparable harm, loss and damage to Acquiror not adequately compensable by a monetary award. Stockholder further acknowledges and agrees that the time periods and territorial areas provided for herein are the minimum necessary to adequately protect the legitimate business interests of Acquiror. Without limiting any of the other remedies available to Acquiror, at law or in equity, or Acquiror’s right or ability to collect money damages, Stockholder agrees that any actual or threatened violation of any of the provisions of Section 5.15 may be restrained or enjoined by any court of competent jurisdiction, and that a temporary restraining order or emergency, preliminary or final injunction may be issued in any court of competent jurisdiction, upon one day’s notice and without bond.

      (ii)     Enforcement. It is the desire of the parties that the provisions of Section 5.15 be enforced to the fullest extent permissible under the laws and public policies in each jurisdiction in which enforcement might be sought. Accordingly, if any particular portion of Section 5.15 shall ever be adjudicated as invalid or unenforceable, or if the application thereof to any party or circumstance shall be adjudicated to be prohibited by or invalidated by such laws or public policies, such section or sections shall be (i) deemed amended to delete therefrom such portions so adjudicated or (ii) modified as determined appropriate by such a court, such deletions or modifications to apply only with respect to the operation of such section or sections in the particular jurisdictions so adjudicating on the parties and under the circumstances as to which so adjudicated.

  (iii)     Legal Fees. Stockholder shall reimburse Acquiror for all reasonable costs and expenses, including, but not limited to, reasonable attorney fees, incurred by Acquiror in connection with the enforcement of the provisions set forth in this Section 5.15 if Acquiror prevails.

5.16   Indemnification by Acquiror   (a) Acquiror and Merger Sub will observe any indemnification provisions now existing in the Certificate of Incorporation or Bylaws of Seller for the benefit of any individual who served as a director or officer of Seller at any time prior to the effective time.

(b)   To the extent permitted by law and subject to paragraph 5.16(a) above, Acquiror will indemnify each individual who served as a director or officer of Seller at any time prior to the effective time from and against any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including all court costs and attorneys fees and expenses resulting from, arising out of, relating to, in the nature of, or caused by actions or events unrelated to this Agreement and Plan of Merger or any of the transactions contemplated herein.

ARTICLE VI
CLOSING CONDITIONS

6.1   Conditions to the Parties’ Obligations under this Agreement   The respective obligations of the parties under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

(a)    All necessary regulatory or governmental approvals and consents required to complete the Merger shall have been obtained, all conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied, and all waiting periods in respect thereof shall have expired; and all notices, reports and other filings required to be made with any Governmental Entity in connection with the Merger prior to the Effective Time by Acquiror or Seller or any of their respective Subsidiaries shall have been made and become final.

(b)   This Agreement and the Plan of Merger shall have been duly adopted and approved by the requisite votes of the stockholders of Seller.

(c)    This Agreement and the Plan of Merger, including the issuance of the shares hereunder, shall have been duly adopted and approved by the requisite votes of the stockholders of Acquiror.

(d)   None of Seller, Acquiror or Merger Sub shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any governmental or judicial authority which prohibits, restricts or makes illegal consummation of the Merger or the other transactions contemplated hereby.

(e)    All consents or approvals of all persons (other than Governmental Entities) required for consummation of the Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Seller or Acquiror.

(f)    The shares of Acquiror Common Stock issuable to Stockholder in the Merger shall have been approved for listing on NASDAQ on or before the Closing Date, subject to official notice of issuance.

6.2   Conditions to the Obligations of Acquiror and Merger Sub under this Agreement   The obligations of Acquiror and Merger Sub under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by Acquiror (on behalf of itself and Merger Sub) to the extent permitted by law:

(a)    (i)  Each of the obligations of Seller required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and (ii) the representations and warranties of Seller contained in this Agreement shall have been true and correct in all respects as of the date hereof and as of the Effective Time as though made at and as of the Effective Time (other than any representation or warranty which specifically relates to an earlier date shall be true and correct as of such date), and Acquiror shall have received a certificate to that effect signed by the President and Chief Executive Officer of Seller.

(b)   All permits, consents, waivers, clearances, approvals and authorizations of all Governmental Entities or third parties which are necessary in connection with the consummation of the Merger shall have been obtained; and none of such permits, consents, waivers, clearances, approvals and authorizations shall contain any terms or conditions which would materially impair the value of Seller to Acquiror.

(c)    Stockholder shall have executed and delivered to the Acquiror and employment agreement, as set forth in Schedule 6.2(c).

6.3   Conditions to the Obligations of Seller under this Agreement   The obligations of Seller under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by Seller to the extent permitted by law:

(a)    (i)  Each of the obligations of Acquiror and Merger Sub required to be performed by them at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and (ii) the representations and warranties of Acquiror and Merger Sub contained in this Agreement shall have been true and correct in all respects as of the date hereof and as of the Effective Time as though made at and as of the Effective Time (other than any representation or warranty which specifically relates to an earlier date shall be true and correct as of such date) and Seller shall have received a certificate to that effect signed by the President and Chief Executive Officer of Acquiror.

(b)   All permits, consents, waivers, clearances, approvals and authorizations of all Governmental Entities or third parties which are necessary in connection with the consummation of the Merger shall have been obtained; and none of such permits, consents, waivers, clearances, approvals and authorizations shall adversely affect the Merger Consideration.

(c)    Stockholder and Acquiror shall enter into an Investor Rights Agreement as set forth in Schedule 6.3(c).

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER, ETC.

7.1   Termination   This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Plan of Merger by the stockholders of Seller:

(a)    by mutual written consent of the parties hereto;

(b)   by Acquiror (on behalf of itself and Merger Sub) or Seller (i) if the Effective Time shall not have occurred on or prior to June 30, 2007; or (ii) if a vote of the stockholders of Acquiror is taken and such stockholders fail to approve this Agreement and the Plan of Merger;

(c)    by Acquiror (on behalf of itself and Merger Sub) in writing if Seller or Stockholder has, or by Seller in writing if Acquiror has, breached (i) any covenant or undertaking contained herein, or (ii) any representation or warranty contained herein, which breach would result in the failure to satisfy the closing condition set forth in Section 6.2(a) or 6.3(a), as the case may be, and such breach cannot be or has not been cured within ten (10) business days after the giving of written notice of such breach to the non-terminating party;

7.2   Effect of Termination   In the event of termination of this Agreement by either Acquiror or Seller as provided above, this Agreement shall forthwith become void (other than Sections 5.5(b), this Section 7.2, and Article VIII hereof, which shall remain in full force and effect), and there shall be no further liability on the part of the parties or their respective officers or directors except for the liability of the parties under Sections 5.5(b), and 8.1 hereof and except for liability for any willful breach of any covenant, undertaking, representation or warranty in this Agreement giving rise to such termination.

7.3   Amendment, Extension and Waiver   Subject to applicable law, at any time prior to the consummation of the Merger, whether before or after approval thereof by the stockholders of Seller, the parties may (a) amend this Agreement and the Plan of Merger, (b) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein (other than required stockholder and regulatory approval). This Agreement and the Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party and which has been authorized by or under the direction of its Board of Directors; but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

7.4   Indemnification   (a)      In the event Seller or Stockholder breaches any of its or his representations, warranties, and covenants contained herein and, provided that Acquiror or Merger Sub makes a written demand for indemnification against Seller or Stockholder, then each of Seller and Stockholder shall be obligated, jointly and severally, to indemnify Acquiror or Merger Sub from and against the entirety of any adverse consequences Acquiror or Merger Sub may suffer (including any adverse consequences the Acquiror or Merger Sub may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by such breach of a representation or warranty contained in Article III; provided, however, that (A) neither Seller nor Stockholder shall have any obligation to indemnify Acquiror from and against any adverse consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation or warranty of Seller and/or Stockholder contained in Article III above until Acquiror or Merger Sub has suffered adverse consequences by reason of all such breaches in excess of $50,000 (after which point Stockholder will be obligated only to indemnify Acquiror or Merger Sub from and against further such adverse consequences) and (B) there will be an aggregate ceiling of the fair market value of the Merger Consideration as of the Effective Time on the obligation of Seller and/or Stockholder to indemnify Acquiror or Merger Sub from and against adverse consequences resulting from, arising out of, relating to, in the nature of, or caused by breaches of the representations and warranties of Seller contained in Article III above.

(b)   In the event Acquiror or Merger Sub breach any of their representations, warranties, and covenants contained herein and provided that Seller and/or Stockholder makes a written claim for indemnification against Acquiror or Merger Sub, then Acquiror or Merger Sub agrees to indemnify Seller and/or Stockholder (as the case may be) from and against the entirety of any adverse consequences suffered (including any adverse consequences suffered after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by such breach of a representation or warranty contained in Article IV; provided, however, that (A) neither Acquiror nor Merger Sub shall have any obligation to indemnify Seller or Stockholder from and against any adverse consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation or warranty of Acquiror and/or Merger Sub contained in Article IV above until Seller and/or Stockholder has suffered adverse consequences by reason of all such breaches in excess of $50,000 (after which point Acquiror or Merger Sub will be obligated only to indemnify Seller and/or Stockholder from and against further such adverse consequences) and (B) there will be an aggregate ceiling of the fair market value of the Merger Consideration as of the Effective Time on the obligation of Acquiror or Merger Sub to indemnify Seller and/or Stockholder from and against adverse consequences resulting from, arising out of, relating to, in the nature of, or caused by breaches of the representations and warranties of Acquiror and Merger Sub contained in Article IV above.

(c)   In the event any party breaches any of its or his covenants in Article V above, and provided that the non-breaching party makes a written claim for indemnification against such party, then such party shall indemnify the non-breaching party from and against the entirety of any adverse consequences suffered (including any adverse consequences such non-breaching party shall suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach of such covenant contained in Article V.

ARTICLE VIII
MISCELLANEOUS

8.1   Expenses   All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting, investment banking and printing expenses) shall be borne by the party incurring such costs and expenses; provided, however, if Acquiror’s shareholders do not approve the transactions contemplated hereby, the Acquiror shall reimburse Seller’s expenses associated with this Merger Agreement, not to exceed $35,000.

8.2   Survival   The respective representations, warranties and covenants of the parties to this Agreement shall not survive (i) the Effective Time or (ii) the termination of this Agreement, but shall terminate as of the Effective Time or such termination, respectively, except for the provisions of (i) Article II and this Article VIII which shall survive the Effective Time, and (ii) Section 5.5(b) and this Article VIII which shall survive such termination, respectively.

8.3   Notices   All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight express or by facsimile addressed as follows:

(a)   If to Acquiror or Merger Sub, to:

Innovo Group Inc
5901 Eastern Avenue
Commerce, CA  90040
Attention:  Dustin A. Huffine
Facsimile:  (323) 837-3992

Copy (which shall not constitute notice) to:

Phelps Dunbar LLP
111 East Capitol Street, Suite 600
Jackson, MS  39201
Attention:  Stephen M. Wilson
Facsimile:  (601) 360-9777

(b)   If to Seller, to:

JD Holdings, Inc.
1810 Rising Glen Road
Los Angeles, CA  90069
Attention:  Joseph M. Dahan

Copy (which shall not constitute notice) to:

Greenberg Traurig, LLP
2450 Colorado Avenue, Suite 400E
Santa Monica, CA  90404
Attention:  David Markman
Facsimile:  (310) 586-7800

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

8.4   Parties in Interest   This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party and, except as otherwise expressly provided herein, that nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

8.5   Complete Agreement   This Agreement and the Plan of Merger, including the documents and other writings referred to herein or therein or delivered pursuant hereto or thereto, contain the entire agreement and understanding of the parties with respect to the subject matter hereof and shall supersede all prior agreements and understandings by and among the parties, both written and oral, with respect to such subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings by and among the parties other than those expressly set forth herein or therein.

8.6   Counterparts   This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

8.7   Governing Law   This Agreement shall be governed by the laws of the State of Delaware, without giving effect to its principles of conflicts of laws.

8.8   Interpretation   When a reference is made in this Agreement to sections, exhibits or schedules, such reference shall be to a section, exhibit or schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

8.9   Enforcement   The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

8.10   Construction   The parties to this Agreement have been represented by counsel during the negotiation and execution of this Agreement and waive the application of any laws or rule of construction providing that ambiguities in any agreement or other document will be construed against the party drafting such agreement or other document.

8.11   Tax Consequences   The parties to this Agreement have been represented by counsel during the negotiation and execution of this Agreement and acknowledge that each party hereto is solely responsible for determining and satisfying any tax liability arising out of the transactions contemplated by this Agreement; and that neither party has made representations and has offered no advice or opinion upon which the other has relied concerning the tax consequences of the transactions contemplated by this Agreement.

IN WITNESS WHEREOF, Acquiror, Merger Sub, Seller and Stockholder have caused this Agreement to be executed by their respective authorized officers or individually as of the day and year first above written.

INNOVO GROUP INC.
By:	/s/ MARC B. CROSSMAN
	Name:	Marc B. Crossman
	Title:	President and CEO
JOE’S JEANS, INC.
By:	/s/ MARC B. CROSSMAN
	Name:	Marc B. Crossman
	Title:	CEO and Treasurer
JD HOLDINGS, INC.
By:	/s/ JOSEPH M. DAHAN
	Name:	Joseph M. Dahan
	Title:	CEO
/s/ JOSEPH M. DAHAN
JOSEPH M. DAHAN

FIRST AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

This First Amendment to the Agreement and Plan of Merger (“First Amendment”) is entered into as of June 25, 2007, by and among Innovo Group Inc., a Delaware corporation  (“Acquiror”), Joe’s Jeans, Inc., a Delaware corporation (“Merger Sub”), JD Holdings, Inc., a California corporation (“Seller”) and Joseph M. Dahan, a resident of California (“Stockholder”). Each of Acquiror, Merger Sub, Seller and Stockholder is a party (“party”) hereto, and one or more of them are parties (“parties”) to this Agreement as the context may require. All capitalize terms not otherwise defined herein shall have the same meaning as set forth in the original Agreement and Plan of Merger.

W I T N E S S E T H:

WHEREAS, the parties previously entered into that certain Agreement and Plan of Merger dated February 6, 2007 (the “Agreement”); and

WHEREAS, the parties deem it to be in its best interest to modify the Agreement to amend the provision that permits the parties to terminate the Agreement; and

NOW THEREFORE, FOR AND IN CONSIDERATION of the mutual promises, covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.     A new Section 2.5 shall be added to the Agreement as follows:

2.5   Earn-Out.   During the first one hundred and twenty (120) months following the Effective Time (the “Earn Out Period”), Acquiror agrees to pay to Stockholder an Earn Out Amount based upon a percentage of Gross Profit (as hereinafter defined) earned by the Acquiror during the fiscal year that is part of the aggregate Earn Out Period. For purposes of this ARTICLE 2, “Gross Profit” shall be defined as Net Sales of the Brand less Cost of Goods Sold for the Brand as such is reported in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”) and fiscal year shall mean the fiscal year as reported therein. “Brand” shall be defined as products bearing the Joe’s®, Joe’s Jeans® or “JD” logos and marks and any successor or replacement of such marks.

An “Earn Out Amount” shall be calculated in accordance with the following table:

(1)          No earn-out shall be paid if the Gross Profit in the applicable fiscal year is less than $11,250,000; thereafter, the Earn-Out Amount shall be calculated as follows:

(2)          11.33% of the Gross Profit in the applicable fiscal year of any dollar amount within the next $11,249,000 of Gross Profit above $11,251,000 in Gross Profit; plus

(3)          an additional 3% of Gross Profit in the applicable fiscal year of any dollar amount within the next $8,999,000 of Gross Profit above $22,501,000 in Gross Profit; plus

(4)          an additional 2% of Gross Profit in the applicable fiscal year of any dollar amount within the next $8,999,000 of Gross Profit above $31,501,000 in Gross Profit; plus

(5)          an additional 1% of Gross Profit in the applicable fiscal year of any dollar amount above $40,501,000 of Gross Profit.

The Earn-Out Amount shall be paid in advance on a monthly basis within ten (10) business days after the end of the preceding month. On a quarterly and annual basis, after Acquiror reports its Gross Profit in its SEC filings, Acquiror and Stockholder shall reconcile the Earn-Out Amount made in advance pursuant to this Section 2.5. To the extent the advance Earn-Out Amount do not equal the amount of actually earned for any quarter or fiscal year, as determined on the basis of the Acquiror’s SEC filings for such fiscal period, (i) Acquiror shall recover any overpayment from Stockholder as an offset against future payments of Earn-Out Amount; and (ii) Acquiror shall promptly pay any underpayment to Stockholder.

2.     Section 7.1(b)(i) of the Merger Agreement is hereby amended by deleting the phrase “June 30, 2007” and replacing it with “December 31, 2007”.

3.     Except as set forth herein or as amended by this First Amendment, all other terms and conditions of the Merger Agreement shall remain the same and shall be in full force and effect. Any capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Merger Agreement. In the event of a conflict between this First Amendment and the Merger Agreement, the Merger Agreement shall govern.

4.     This First Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the date first set forth above.

INNOVO GROUP INC.
/s/ MARC CROSSMAN
Name:	Marc Crossman
Title:	CEO, President and CFO
JOE’S JEANS, INC.
/s/ MARC CROSSMAN
Name:	Marc Crossman
Title:	CEO and CFO
JD HOLDINGS, INC.
/s/ JOSEPH M. DAHAN
Name:	Joseph M. Dahan
Title:	President and CFO
/s/ JOSEPH M. DAHAN
JOSEPH M. DAHAN

EXHIBIT A

PLAN OF MERGER

Amended and Restated

AMENDED AND RESTATED PLAN OF MERGER

This Amended and Restated Plan of Merger (“Plan of Merger”) is dated as of June 25, 2007, by and among Innovo Group Inc., a Delaware corporation (“Acquiror”), Joe’s Jeans, Inc., a Delaware corporation and a wholly owned subsidiary of Acquiror (“Merger Sub”), JD Holdings, Inc., a California corporation (“Seller”) and Joseph M. Dahan, a California resident (“Stockholder”). Each of Acquiror, Merger Sub, Seller and Stockholder is a “party” to this Agreement, and one or more of them are “parties” hereto, as the context may require.

W I T N E S S E T H:

WHEREAS, Acquiror, Merger Sub, Seller and Stockholder have entered into an Agreement and Plan of Merger, dated as of February 6, 2007, and a First Amendment to the Agreement and Plan of Merger, dated as of the date hereof (collectively, the “Merger Agreement”); and

WHEREAS, pursuant to the Merger Agreement and this Plan of Merger, and subject to the terms and conditions set forth therein and herein, Seller shall be merged with and into Merger Sub, with Merger Sub being the surviving corporation in such merger.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Merger Agreement, the parties hereto do mutually agree as follows:

ARTICLE I
DEFINITIONS

Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

“Acquiror Common Stock” shall mean the common stock, par value $.10 per share, of Acquiror.

“Effective Time” shall mean the date and time at which the Merger contemplated by this Plan of Merger becomes effective as provided in Section 2.2 of this Plan of Merger.

“Merger” shall refer to the merger of Seller with and into Merger Sub as provided in Section 2.1 of this Plan of Merger.

“Merging Corporations” shall mean Merger Sub and Seller.

“Seller Common Stock” shall mean the common stock, no par value per share, of Seller.

“Stockholder Meeting” shall mean the meeting of the stockholders of Seller held pursuant to Section 5.8 of the Merger Agreement.

“Surviving Corporation” shall mean Merger Sub as the surviving corporation of the Merger.

ARTICLE II
TERMS OF THE MERGER

2.1   THE MERGER. Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time, Seller shall be merged with and into Merger Sub pursuant to and in accordance with the Delaware General Corporation Law (the “DGCL”). Merger Sub shall be the Surviving Corporation in the Merger and shall continue to be governed by the laws of the State of Delaware. At the Effective Time, the separate existence and corporate organization of Seller shall cease, and all right, title and interest in and to all property owned by each of the Merging Corporations shall be allocated to and shall be vested in Merger Sub as the Surviving Corporation, without reversion or impairment, without further act or deed and without any transfer or assignment having occurred (but subject to any existing liens or other encumbrances thereon), and all liabilities and obligations of the Merging Corporations shall be allocated

A-A-1

to Merger Sub as the Surviving Corporation, as the primary obligor therefor, and, except as set forth in the Merger Agreement, no other person shall be liable therefor, and all proceedings pending by or against any of the Merging Corporations shall be continued by or against the Surviving Corporation, and all liabilities, obligations, assets or rights associated with such proceedings shall be allocated to and vested the Surviving Corporation.

2.2   EFFECTIVE TIME. The Merger shall become effective on the date and at the time that Articles of Merger are filed with the Secretary of State of the State of Delaware pursuant to Section 103 of the DGCL, unless a later date and time is specified as the effective time in such documents.

2.3   NAME OF THE SURVIVING CORPORATION. The name of the Surviving Corporation shall be “Joe’s Jeans, Inc.”

2.4   ARTICLES OF INCORPORATION. On and after the Effective Time, Articles of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Merger Sub until amended in accordance with applicable law.

2.5   BYLAWS. On and after the Effective Time, the Bylaws of the Surviving Corporation shall be the Bylaws of Merger Sub until amended in accordance with applicable law.

ARTICLE III
MERGER CONSIDERATION

3.1   CONVERSION OF SHARES. All of the shares of Acquiror and Merger Sub issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding after the Effective Time and shall be unaffected by the Merger. The manner and basis of converting the Seller Common Stock upon consummation of the Merger shall be as follows:

At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, Merger Sub, Seller or the holders of Seller Common Stock, the Seller Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into 14,000,000 shares (the “Merger Consideration”) of Acquiror Common Stock.

3.2   EXCHANGE OF CERTIFICATES FOR STOCK AND/OR CASH. After the Effective Time, the holder of a certificate previously representing outstanding shares of Seller Common Stock shall surrender and exchange such certificates for the Merger Consideration in the manner provided in Section 2.2 of the Merger Agreement.

3.3   CASH PAYMENT. At the Effective Time, Acquiror shall pay or cause to be paid to Stockholder Three Hundred Thousand and 00/100 Dollars ($300,000.00) in immediately available funds.

3.4   EARN-OUT. During the first one hundred and twenty (120) months following the Effective Time, Acquiror agrees to pay to Stockholder an Earn Out Amount as set forth in Section 2.5 of the Merger Agreement.

ARTICLE IV
MISCELLANEOUS

4.1   CONDITIONS PRECEDENT. The respective obligations of each party under this Plan of Merger shall be subject to the satisfaction, or waiver by the party permitted to do so, of the conditions set forth in Article VI of the Merger Agreement.

4.2   TERMINATION. This Plan of Merger shall be terminated automatically without further act or deed of either of the parties hereto in the event of the termination of the Merger Agreement in accordance with Article VII thereof.

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4.3   AMENDMENTS. To the extent permitted by the DGCL, this Plan of Merger may be amended by a subsequent writing signed by each of the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

4.4   SUCCESSORS. This Plan of Merger shall be binding on the successors of Acquiror, Merger Sub, Seller and Stockholder.

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IN WITNESS WHEREOF, Acquiror, Merger Sub, Seller and Stockholder have caused this Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.

INNOVO GROUP INC.
By:	/s/ MARC B. CROSSMAN
	Name:	Marc B. Crossman
	Title:	President and CEO
JOE’S JEANS, INC.
By:	/s/ MARC B. CROSSMAN
	Name:	Marc B. Crossman
	Title:	CEO and Treasurer
JD HOLDINGS, INC.
By:	/s/ JOSEPH M. DAHAN
	Name:	Joseph M. Dahan
	Title:	CEO
STOCKHOLDER
/s/ JOSEPH M. DAHAN
JOSEPH M. DAHAN

A-A-4

EXHIBIT B

SELLER DISCLOSURE SCHEDULE

This Seller Disclosure Schedule is being provided pursuant to the terms and conditions of the Agreement and the Plan of Merger dated as of February 6, 2007 (the “Agreement”) by and among Innovo Group Inc., Joe’s Jeans, Inc., JD Holdings, Inc. and Joseph M. Dahan. The sections listed in the Seller Disclosure Schedule correspond to sections in Article III of the Agreement. Unless otherwise indicated, all information set forth herein is as of the date of the Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

[SCHEDULES OMITTED]

A-B-1

EXHIBIT C

ACQUIROR DISCLOSURE SCHEDULE

This Acquiror Disclosure Schedule is being provided pursuant to the terms and conditions of the Agreement and the Plan of Merger dated as of February 6, 2007 (the “Agreement”) by and among Innovo Group Inc., Joe’s Jeans, Inc., JD Holdings, Inc. and Joseph M. Dahan. The sections listed in the Acquiror Disclosure Schedule correspond to sections in Article IV of the Agreement. Unless otherwise indicated, all information set forth herein is as of the date of the Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

[SCHEDULES OMITTED]

A-C-1

Exhibit B-1 to Proxy Statement

February 4, 2007

To: Board of Directors of Innovo Group Inc.

Board Members:

The Mentor Group Inc. (“TMG”) understands Innovo Group, Inc. (collectively “IGI” or the “Company”), a publicly-owned company presently reporting under the Securities Exchange Act of 1934, has entered into a transaction with Joe’s Jeans, Inc., JD Holdings, Inc. and Joseph M. Dahan (“Joe’s Jeans”) for a tax-free merger pursuant to Internal Revenue Code Section 368(a)(2)(D). IGI will receive all outstanding shares of Joe’s Jeans in exchange for IGI consideration.

The transaction is based on the agreed to terms as follows: The consideration will consist of issuance of 14,000,000 share of restricted common stock of IGI, $300,000 cash and an employment agreement. The employment agreement calls for minimum payment of $950,000 per year or the greater of 7% of gross profit on the first $22,500,000, plus 3% of next $9,000,000, plus 2% of next $9,000,000, plus 1% of balance over $40,500,000. (“Merger Terms”).

For the consideration of the above, Joe’s Jeans will merger all outstanding shares and sign a one year covenant-not-to-compete agreement. IGI will carry limited exposure for potential liabilities. IGI will own the trademarks and trade names and be relieved from payment of current royalties. All of the above discussion is herein referenced to as the “Transaction” and is based on the Agreement and Plan of Merger (APM) and Employment Agreement (EA).

You requested that TMG render an opinion (the “Opinion”) as to the Transaction. The Opinion does not address the Company’s underlying business decisions to effect the Transaction. The Opinion does not address any other related party or Company transactions. TMG has not been requested to, and did not; solicit third party indications of interest in acquiring all or any of the Transaction. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, TMG made such reviews, analyses and inquires, as we deemed necessary and appropriate under the circumstances. The scope of TMG work included the following:

1.      Reviewed the latest audited annual consolidated financial statements of IGI filed on or before February 4, 2007 and latest quarterly financials filed on or before February 4, 2007, which the Company has identified as being the most current publicly disclosed financial statements available.

2.                 Reviewed the CPA compiled annual revenues and earnings statements and balance sheets of Joe’s Jeans Business as of December 2004 to 2006, which the Company has identified as being the most current statements available.

3.                 Reviewed IGI management’s pro-forma income statements.

4.                 Reviewed the historical stock prices and trading volume for IGI’s common stock.

B-1-1

5.                 Met with certain members of senior management of the Company to discuss operations, financial conditions, future prospects and projected operations and performance of Joe’s Jeans.

6.                 Reviewed the terms of the Agreement and Plan of Merger for Joe’s Jeans dated January 2007.

7.                 Reviewed the terms of the Employment Agreement

8.                 Reviewed and discussed any contingent liabilities identified by the Company’s management.

9.                 Reviewed forecasts and projections prepared by IGI with respect to the Joe’s Jeans for the years ended 2007 to 2011.

10.          Performed variance analysis on the underlying assumptions of growth and expenses.

11.          Reviewed certain other publicly available financial data for certain companies that TMG deems comparable Joe’s Jeans, and publicly available prices paid in other transactions that TMG considers similar to the Transaction.

TMG has relied upon and assumed, without independent verification or assumption of responsibility with respect to, that the financial information provided has been reasonably prepared and reflects the best currently available estimates of the financial results and conditions of the Company. Also, it is assumed that there has been no material change in the assets, financial condition, business or prospects of the Company or Joe’s Jeans since the date of the most recent financial statements made available to TMG.

TMG has not made any physical inventory or independent appraisal of any of the properties or assets related to the Transaction. Our opinion is necessarily based on business, economic, market, and other conditions as they existed and can be evaluated by TMG at the date of this letter.

The material in this Opinion may not be reprinted in whole or in part without the prior express written consent of TMG. The current Board of Directors of IGI alone contracted for and is the intended beneficiary of this Opinion. This Opinion is not a recommendation to the stockholders of the Company to approve the Transaction or the issuance of shares of the Company’s common stock in connection with the Transaction. This Opinion is limited to the fairness, from a financial point of view, of the Transaction and TMG expresses no opinion as to the merits of the underlying decision by the Company to engage in the Transaction. Any use which any third party makes of the Opinion, or any reliance on it, or decision to be made based upon it, are the responsibilities of that party. This Opinion is subject to the attached Statement of Assumptions and Limited Conditions.

Based on the foregoing, and in reliance thereon, it is TMG’s opinion that the Transaction is fair to the current shareholders of the Company from a financial point of view.

Respectfully submitted,

THE MENTOR GROUP, INC.

B-1-2

DISCLOSURE OF METHODOLOGIES

Net Book Value

Joe’s Jeans had 12/31/2006 book equity of $109,300. The net book value was considered and not utilized due to the lack of significant tangible assets and lack of financial information.

Adjusted Book Value

The adjusted book value method assigns market values to the company’s tangible and intangible assets and restates shareholder’s equity to account for the adjustments. However, the concept that a business interest is worth the value of its underlying assets may be misleading, especially in the case of a going concern.

This method is most relevant in a company where a significant portion of the assets is liquid (e.g. a holding company with a portfolio of marketable securities). Also, it applies when most of the value resides in property (such as a real estate holding company).

Unless liquidation of the assets is a reasonable prospect, a substantial portion of the company’s value is in its going concern value. This is predicated upon its ability to generate earnings in excess of the required rate of return on its tangible assets.

Given the projected level of earnings relative to the insignificant tangible asset base, the earnings indicated significant returns. The excess returns indicate intangible assets not reflected on the balance sheet. The intangible asset of the trade names and trademark values is better determined utilizing market and income approaches.

Public Company Multiples Method

Under the public company multiples method, stock sales of guideline industry publicly traded companies are analyzed. This analysis is used to develop multiples of income statement and/or balance sheet statistics reflecting current public market multiples for similar investments available to shareholders. Consideration is given to these multiples, especially in light of how the financial condition and operating performance of Joe’s Jeans compares to the guideline companies.

Given the merger of Joe’s Jeans with the pre-existing license agreement with IGI, the use of public company multiples is limited. A review of the publicly-traded companies did not result in any guideline company with similar economic conditions. The approach was therefore not utilized.

Merger/Acquisition Multiples Method

Under the merger/acquisition multiples method, transactional sales greater than 50% of the ownership of guideline industry companies are analyzed. This analysis is used to develop multiples of income statement and/or balance sheet statistics reflecting historical sales of going concerns. Consideration is given to these multiples, especially in light of how the financial condition and operating performance of Joe’s Jeans compares to the guideline companies.

Thirty-one transactions in companies were selected. The enterprise value for each company was not always disclosed for each transaction. The disclosed enterprise values were then utilized to determine multiples of:

Unadjusted Range of Multiples
Revenue	0.29 to 2.55
Earnings before interest, taxes and depreciation/amortization	5.85 to 14.5

B-1-3

The multiples were not adjusted relative to Joe’s Jeans given the similar size revenues. The selected multiples indicated a range of indicated values from approximately $3,023,000 to $26,581,000. The median indicated values were $11,400,000 to $16,200,000.

The revenues utilized for the multiples were based on the assumption that the incremental value of the merger is based on the additional revenue potential from IGI licensed sale of the brand into the product categories of Shoes, Tops, Activewear, CIT, Belts, Handbags and Wallets. The second year’s revenue base was selected as it represented the earliest time that all product lines were projected in the market place. The indicated value of the multiples was adjusted by a present value of factor for the two year period.

The EBITDA was based on the incremental earnings projected in the second year as compared to the projected earnings without the merger. The multiples were applied to the incremental earnings and discounted to a present value for the two year period.

Capitalization of Historical Income Method

The underlying concept of this valuation method is that the purchase of Joe’s Jeans is analogous to the making of an investment in an earnings’ generating asset. Accordingly, the value of such an investment is directly related to the amount of the earnings that can be generated by such property.

This income method first requires an analysis of the current historical royalty payments to Joe’s Jeans as compared to the projected operating expenses and earnings. IGI maintained separate accounting for the revenues and gross margins for royalty payments. The operational overhead was not directly allocable to the operations of Joe’s Jeans. IGI management produced an estimate of the projected operating income based on assumptions of historical growth. The results of the differences in the 2007 projected operating pretax earnings were estimated at $1,635,000 as currently structured and $2,095,000 with the merger. The difference is $461,000 in 2007. Utilizing lower expected licensing rates resulted in incremental earnings of $376,000 in 2007.

The operating pretax income was selected as best representative of industry standard for multiples and the earnings base least effected by the transaction. A rate of return was determined based on the capital asset pricing model and the weighted average cost of capital (WACC). The CAPM rate was estimated to be 19.4% and the WACC was estimated at 16.8%. TMG utilized the Gordon Growth Model of Pretax Operating Income/(WACC- LT growth). Variances analysis indicated a value range of $3,464,000 to $2,827,000 for the capitalization multiple.

The very low end of this range reflects the risk of operations without licensed earnings. Significant growth is projected and the delta of the incremental earnings increases significantly in the periods 2008 to 2011. A discounted cash flow method would be capture the potential value created.

Discounted Cash Flow Method

The income approach requires an analysis of the current condition of Joe’s Jeans and then a projection of the future operations. The financial condition is utilized to test the assumptions applied in the projections. IGI management projected the revenue, earnings and cash flow of Joe’s Jeans over the 2007 to 2011 period and made assumptions regarding continued growth in earnings. The model allowed for adjustment of product line/type of sales, royalty rates earned, and variable expenses over time.

Joe’s Jeans had sales of approximately $47,000,000 in 2006. The cost of goods sold is based on the assumption of the continual production with a 39% to 40.6% gross profit. Revenues were projected to increase to $56,700,000 for 2007 and further increase to $105,500,000 for 2011. The earnings were projected to grow at a rate of 2.5% per year after 2011.

B-1-4

The present value of the five years of cash flow were discounted to a present value and the present value factor for equity of 19.4% and the present value of the residual years after the five years were added to derive the indicated value of the enterprise. Variance analysis was applied to the mix of product sales and projected royalty rates.

The indicated value based on the key assumptions and other assumptions resulted in indicated values of $9,319,000 to $21,746,000. The higher indicated values were based on greater sales of licensed product into new product lines. The lower indicated values were indicated when the current product lines are maintained with smaller growth in new product lines.

Other Financial Considerations

•       Significant historical and projected revenue base subject to disruption without clear ownership

•       Control gained over use of designer name which provides unfettered use in new markets

•       Significant protection against third party acquisition of designer name

•       Significant economic incentive for designer to increase revenue and productivity, while limiting exposure to designer delays in approvals, sourcing, etc.

•       Projected growth in revenues is dependent upon third party sales of new product lines (ie. Shoes, wallet, etc).

•       One year non-compete agreement is short market period

•       Uncertain projected demands for jean products and increased competition in current market place for designer products.

•       Limited cash received or paid in the transaction ($300,000).

•       Guaranteed salary impacts overhead expenses without protection from decline in sales

•       IGI is currently trading slight above $1.00 and has limited market potential for new capital

•       Dilution of shareholders could cause IGI to go below NASDAQ listing requirements

•       Unknown liabilities from acquisition of subject shares

•       Short term projected incremental cash flow does not cover transaction pricing.

•       Savings in legal fees to protect intellectual property rights

B-1-5

STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS

The analyses and opinions concluded by the The Mentor Group (TMG) and set forth in this fairness opinion report are subject to the following assumptions and limiting conditions:

We have no present or contemplated material interest in the business or assets that are the subject of this report.

We have no personal interest or bias with respect to the subject matter of this report or the parties involved.

To the best of our knowledge and belief, the statements of fact contained in this report, upon which the analyses, opinions and conclusions expressed herein are based, are true and correct.

TMG has made personal visits to the premises of the business and conducted interviews with management.

The fee for this engagement is not contingent upon the any particular outcome reported.

No investigation of legal fee or title to the business or its assets has been made and the ownership claim to the business and its assets is assumed valid. No consideration has been given to liens or encumbrances that may be in place against the business or assets, except as specifically stated in this report.

All conclusions are presented as the considered opinion of TMG based on the facts noted with this report. We assume no responsibility for changes in values or market conditions nor for the inability of the owner to locate a purchaser. The conclusions derived were for the specific purpose set forth herein and may be invalid if used for any other purpose. This is a fairness opinion and may not be used out of the context as presented herein nor used to solicit potential buyers.

Client agrees to preserve the confidential format and content of our reports. Our reports and the TMG name are not to be used in whole or in part outside your organization, without our prior written approval, except for review by your legal counsel. We will likewise preserve the confidential nature of information received from you, or developed during this engagement, in accordance with our established professional standards. Client agrees that TMG does not, either by entering into this contract or by performing the services rendered, assume, abridge, abrogate or undertake to discharge any duty of Client to any other person. Unless otherwise stated in writing, TMG may reference the work performed for Client in general public announcements.

All financial statements and other pertinent data relating to the income and expense attributed to the entity have been provided either by management or its representatives and accepted without further verification, except as may be noted in the report. Therefore, to the extent that such information may be found at a latter date to have been inaccurate or misrepresented, we cannot accept liability for the consequences such inaccuracy or misrepresentation may have on our conclusion or the use of our conclusion in actions taken by our client.

While we accept as correct the information furnished us by others, no guarantee is expressed or implied herein for the validity of such information, whether in written or oral form. In addition, we assume that the information supplied by management and others represented a good faith effort to describe the business or assets. We further assume that, unless indicated otherwise, there is no intention of liquidating any material assets other than in the normal course of business.

Neither all nor any part of the contents of this report shall be conveyed to the public through advertising, public relations, news, sales, or other media, without the written consent and approval of TMG.

B-1-6

We assume that the terms of any loans or leases currently in effect will not be altered by any debtor or lessor contending that the new financial structure triggers a material change in the financial condition of the Company, unless and to the extent that these assertions are specifically disclosed to TMG.

We assume there are no hidden or unexpected conditions of either the real or personal property utilized by the business enterprise that would materially and adversely affect value.

We express no opinion as to: a) the tax consequences of any transaction which may result; b) the effect of the tax consequences of any net value received or to be received as a result of a transaction; and, c) the possible impact on the market price resulting from any need to effect a transaction to pay taxes.

No opinion is expressed for matters that require legal or specialized expertise, investigation, or knowledge beyond that customarily employed by appraisers. Therefore, this report does not address issues of law, engineering, code conformance, toxic contamination or discharge, the potential presence of hazardous substances, etc., unless specifically identified in the body of the report.

Unless express written notice of noncompliance is delivered and brought to the attention of TMG, we assume that the Company and Joe’s Jeans are in compliance with all laws and regulations of any government or agency significant and relevant to its operations.

TMG has no responsibility to update the opinions stated herein for events and circumstances occurring after the date of this letter.  Any additional consultation, attendance during any hearings or depositions, testimony, or additional research required in reference to the present engagement beyond the opinions expressed herein, as of the date of this letter, are subject to specific written arrangements between the parties.

The analyses may, in part, be based on estimates and assumptions that are inherently subject to uncertainty and variation, depending on evolving events. However, some assumptions inevitably will not materialize, and unanticipated events and circumstances may occur; therefore, actual results achieved during the period covered by our analyses will vary from our estimates, and the variations may be material.

This report contains prospective financial estimates or opinions that represent the appraiser’s view of expectations at a particular point in time, but such information, estimates or opinions are not offered as predictions or as assurances that a particular level of income or profit will be achieved, that events will occur, or that a particular price will be offered or accepted.

No consideration has been given in this appraisal to the underlying market value of real and personal property, such as furniture, fixtures, machinery and equipment located on the premises, unless otherwise identified in this report.

TMG assumes no responsibility for economic or physical factors that may affect the opinions herein stated which occur at some date after the date of the appraisal report. Forecasts of future events that influence the fairness opinion are predicated on the continuation of historic and current trends in the market.

TMG reserves the right to make such adjustments to the analyses, opinions and conclusions set forth in this report as may be required by consideration of additional data or more reliable data that may become available. We assume no responsibility for any financial reporting judgments that are appropriately those of management. Management accepts the responsibility for any related financial reporting with respect to the assets or properties encompassed by this appraisal.

Any dispute of claim made with respect to this report shall be submitted to resolution in accordance with the rules of the American Arbitration Association for arbitration, and the decision of the Association shall be binding. All services, pursuant to this report, shall be deemed to be contracted for and rendered in

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the county of The Mentor Group office contracted to perform the services, and any arbitration or judicial proceedings shall take place in that county.

With regard to any intangible assets (patents, trademarks, service marks, trade names, copy rights, trade secrets, etc.) either valued separately and distinctly from the business or which may contribute to the value for the shareholders, but not be separately valued as a part of this engagement, TMG expresses no opinion regarding, nor shall it have any responsibility in connection with, any of the following matters:

a.                  verifying the ownership of the property;

b.                 determining whether the owner of the property has granted to other parties any licenses, options or security interests therein, or made any commitment to license or assign rights in such property; or whether such property has liens or other encumbrances against it;

c.                  the validity or enforceability of any patent, copyright registration or trademark (or service mark) registration;

d.                 whether property identified as a trade secret is, in fact a legally enforceable trade secret, and the scope of protection offered;

e.                  the scope of patent claims; that is, the range and types of products or processes covered by any patent;

f.                    whether the inventor(s) identified in any patent is (are) the true inventor(s), and whether all inventors have been named;

g.                  the scope of rights in trademarks, service marks or trade names;

h.                 the correct authorship of any copyrighted works;

i.                    whether there has been litigation relating to such intangible assets and the results of any adjudication or settlement of such litigation, particularly with respect to issues of validity, enforceability and scope of protection afforded.

The liability of TMG and its employees and independent contractors is limited to the client only and to the amount of the fee actually received by TMG. There is no accountability, obligation, or liability to any third party. If the report or any part thereof is disseminated to anyone other than the client, the client shall make such parties aware of all limiting conditions and assumptions affecting the appraisal assignment. Neither the TMG nor it’s independent contractors is in any way responsible for any costs incurred to discover or correct any physical, financial, and/or legal deficiencies of any type present in Joe’s Jeans or IGI.

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Exhibit B-2 to Proxy Statement

June 25, 2007

To:  Board of Directors of Innovo Group Inc.

Board Members:

The Mentor Group Inc. (“TMG”) understands Innovo Group, Inc. (collectively “IGI” or the “Company”), a publicly-owned company presently reporting under the Securities Exchange Act of 1934, has entered into a transaction with Joe’s Jeans, Inc., JD Holdings, Inc. and Joseph M. Dahan (“Joe’s Jeans”) for a tax-free merger pursuant to Internal Revenue Code Section 368(a)(2)(D). IGI will receive all outstanding shares of Joe’s Jeans in exchange for IGI consideration.

The transaction is based on the agreed to terms as follows: The consideration will consist of issuance of 14,000,000 share of restricted common stock of IGI, $300,000 cash and an employment agreement. The agreement is subject to further earn-out payments for ten years of 11.33% of gross profit from $11,250,000 to $22,500,000, plus 3% of next $9,000,000, plus 2% of next $9,000,000, plus 1% of balance over $40,500,000. (“Merger Terms”). The employment agreement calls for a payment of $300,000 per year for five years.

For the consideration of the above, Joe’s Jeans will merger all outstanding shares and sign a covenant-not-to-compete agreement. IGI will carry limited exposure for potential liabilities. IGI will own the trademarks and trade names and be relieved from payment of current royalties. All of the above discussion is herein referenced to as the “Transaction” and is based on the Agreement and Plan of Merger (APM) and Employment Agreement (EA).

You requested that TMG render an opinion (the “Opinion”) as to the Transaction. The Opinion does not address the Company’s underlying business decisions to effect the Transaction. The Opinion does not address any other related party or Company transactions. TMG has not been requested to, and did not; solicit third party indications of interest in acquiring all or any of the Transaction. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, TMG made such reviews, analyses and inquires, as we deemed necessary and appropriate under the circumstances. The scope of TMG work included the following:

1.                 Reviewed the latest audited annual consolidated financial statements of IGI filed on or before February 4, 2007 and latest quarterly financials filed on or before April 10, 2007, which the Company has identified as being the most current publicly disclosed financial statements available.

2.                 Reviewed the CPA compiled annual revenues and earnings statements and balance sheets of Joe’s Jeans Business as of December 2004 to 2006, which the Company has identified as being the most current statements available.

3.                 Reviewed IGI management’s pro-forma income statements.

4.                 Reviewed the historical stock prices and trading volume for IGI’s common stock.

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5.                 Met with certain members of senior management of the Company to discuss operations, financial conditions, future prospects and projected operations and performance of Joe’s Jeans.

6.                 Reviewed the terms of the Agreement and Plan of Merger for Joe’s Jeans dated June 2007.

7.                 Reviewed the terms of the Employment Agreement

8.                 Reviewed and discussed any contingent liabilities identified by the Company’s management.

9.                 Reviewed forecasts and projections prepared by IGI with respect to the Joe’s Jeans for the years ended 2007 to 2011.

10.          Performed variance analysis on the underlying assumptions of growth and expenses.

11.          Reviewed certain other publicly available financial data for certain companies that TMG deems comparable Joe’s Jeans, and publicly available prices paid in other transactions that TMG considers similar to the Transaction.

TMG has relied upon and assumed, without independent verification or assumption of responsibility with respect to, that the financial information provided has been reasonably prepared and reflects the best currently available estimates of the financial results and conditions of the Company. Also, it is assumed that there has been no material change in the assets, financial condition, business or prospects of the Company or Joe’s Jeans since the date of the most recent financial statements made available to TMG.

TMG has not made any physical inventory or independent appraisal of any of the properties or assets of Joe’s Jeans. Our opinion is necessarily based on business, economic, market, and other conditions as they existed and can be evaluated by TMG at the date of this letter.

The material in this Opinion may not be reprinted in whole or in part without the prior express written consent of TMG. The current Board of Directors of IGI alone contracted for and is the intended beneficiary of this Opinion. This Opinion is not a recommendation to the stockholders of the Company to approve the Transaction or the issuance of shares of the Company’s common stock in connection with the Transaction. This Opinion is limited to the fairness, from a financial point of view, of the Transaction and TMG expresses no opinion as to the merits of the underlying decision by the Company to engage in the Transaction. Any use which any third party makes of the Opinion, or any reliance on it, or decision to be made based upon it, are the responsibilities of that party. This Opinion is subject to the attached Statement of Assumptions and Limited Conditions.

Based on the foregoing, and in reliance thereon, it is TMG’s opinion that the Transaction is fair to the current shareholders of the Company from a financial point of view.

Respectfully submitted,

THE MENTOR GROUP, INC.

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DISCLOSURE OF METHODOLOGIES

Net Book Value

Joe’s Jeans had 12/31/2006 book equity of $109,300. The net book value was considered and not utilized due to the lack of significant tangible assets and lack of financial information.

Adjusted Book Value

The adjusted book value method assigns market values to the company’s tangible and intangible assets and restates shareholder’s equity to account for the adjustments. However, the concept that a business interest is worth the value of its underlying assets may be misleading, especially in the case of a going concern.

This method is most relevant in a company where a significant portion of the assets is liquid (e.g. a holding company with a portfolio of marketable securities). Also, it applies when most of the value resides in property (such as a real estate holding company).

Unless liquidation of the assets is a reasonable prospect, a substantial portion of the company’s value is in its going concern value. This is predicated upon its ability to generate earnings in excess of the required rate of return on its tangible assets.

Given the projected level of earnings relative to the insignificant tangible asset base, the earnings indicated significant returns. The excess returns indicate intangible assets not reflected on the balance sheet. The intangible asset of the trade names and trademark values is better determined utilizing market and income approaches.

Public Company Multiples Method

Under the public company multiples method, stock sales of guideline industry publicly traded companies are analyzed. This analysis is used to develop multiples of income statement and/or balance sheet statistics reflecting current public market multiples for similar investments available to shareholders. Consideration is given to these multiples, especially in light of how the financial condition and operating performance of Joe’s Jeans compares to the guideline companies.

Given the merger of Joe’s Jeans with the pre-existing license agreement with IGI, the use of public company multiples is limited. A review of the publicly-traded companies did not result in any guideline company with similar economic conditions. The approach was therefore not utilized.

Merger/Acquisition Multiples Method

Under the merger/acquisition multiples method, transactional sales greater than 50% of the ownership of guideline industry companies are analyzed. This analysis is used to develop multiples of income statement and/or balance sheet statistics reflecting historical sales of going concerns. Consideration is given to these multiples, especially in light of how the financial condition and operating performance of Joe’s Jeans compares to the guideline companies.

Thirty-three transactions in companies were selected. The enterprise value for each company was not always disclosed for each transaction. The disclosed enterprise values were then utilized to determine multiples of:

Unadjusted Range of Multiples
Revenue	0.29 to 7.34
Earnings before interest, taxes and depreciation/amortization	5.87 to 54.03

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The multiples were not adjusted relative to Joe’s Jeans given the similar size revenues. The selected multiples indicated a range of indicated values from approximately $3,053,000 to $77,287,000. The median indicated values were $17,479,000 to $63,396,000.

The revenues utilized for the multiples were based on the assumption that the incremental value of the merger is based on the additional revenue potential from IGI licensed sale of the brand into the product categories of Shoes, Tops, Activewear, CIT, Belts, Handbags and Wallets. The 2008’s revenue base was selected as it represented the earliest time that all product lines were projected in the market place. The indicated value of the multiples was adjusted by a present value of factor for the period.

The EBITDA was based on the incremental earnings projected in 2008 year as compared to the projected earnings without the merger. The multiples were applied to the incremental earnings and discounted to a present value for the period.

Capitalization of Historical Income Method

The underlying concept of this valuation method is that the purchase of Joe’s Jeans is analogous to the making of an investment in an earnings’ generating asset. Accordingly, the value of such an investment is directly related to the amount of the earnings that can be generated by such property.

This income method first requires an analysis of the current historical royalty payments to Joe’s Jeans as compared to the projected operating expenses and earnings. IGI maintained separate accounting for the revenues and gross margins for royalty payments. The operational overhead was not directly allocable to the operations of Joe’s Jeans. IGI management produced an estimate of the projected operating income based on assumptions of historical growth. The results of the differences in the 2007-2008 projected operating pretax earnings were estimated at $911,000 as currently structured and $4,219,000 with the merger. The difference is $3,039,000 in 2007-2008. Utilizing lower expected licensing rates resulted in incremental earnings of $3,716,000 in 2007-2008.

The operating pretax income was selected as best representative of industry standard for multiples and the earnings base least effected by the transaction. A rate of return was determined based on the capital asset pricing model and the weighted average cost of capital (WACC). The CAPM rate was estimated to be 20.5% and the WACC was estimated at 18.6%. TMG utilized the Gordon Growth Model of Pretax Operating Income/(WACC- LT growth). Variances analysis indicated a value range of $17,789,000 to $29,494,000 for the capitalization multiple.

The low end of this range reflects the risk of operations without licensed earnings. Significant growth is projected and the delta of the incremental earnings increases significantly in the periods 2008 to 2011. A discounted cash flow method would better capture the full potential value created.

Discounted Cash Flow Method

The income approach requires an analysis of the current condition of Joe’s Jeans and then a projection of the future operations. The financial condition is utilized to test the assumptions applied in the projections. IGI management projected the revenue, earnings and cash flow of Joe’s Jeans over the 2007 to 2011 period and made assumptions regarding continued growth in earnings. The model allowed for adjustment of product line/type of sales, royalty rates earned, and variable expenses over time.

Joe’s Jeans had sales of approximately $47,000,000 in 2006. The cost of goods sold is based on the assumption of the continual production with a 39% to 40.6% gross profit. Revenues were projected to increase to $56,700,000 for 2007 and further increase to $105,500,000 for 2011. The earnings were projected to grow at a rate of 2.0% per year after 2011.

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The present value of the five years of cash flow were discounted to a present value and the present value factor for weighted average cost of capital of 18.6% and the present value of the residual years after the 2011 were added to derive the indicated value of the enterprise. Variance analysis was applied to the mix of product sales and projected royalty rates.

The indicated value based on the key assumptions and other assumptions resulted in indicated values of $31,705,000 to $44,435,000. The higher indicated values were based on greater sales of licensed product into new product lines. The lower indicated values were indicated when the current product lines are maintained with smaller growth in new product lines.

Other Financial Considerations

•       Significant historical and projected revenue base subject to disruption without clear ownership

•       Control gained over use of designer name which provides unfettered use in new markets

•       Significant protection against third party acquisition of designer name

•       Significant economic incentive for designer to increase revenue and productivity, while limiting exposure to designer delays in approvals, sourcing, etc.

•       Projected growth in revenues is dependent upon third party sales of new product lines (ie. Shoes, wallet, etc).

•       Five year employment and non-compete agreement is typical market period

•       Uncertain projected demands for jean products and increased competition in current market place for designer products.

•       Limited cash received or paid in the transaction ($300,000).

•       Minimal guaranteed salary impacts overhead expenses with protection from decline in sales

•       IGI is currently trading slight above $1.43 and has limited market potential for new capital

•       Dilution of shareholders could cause IGI to go below NASDAQ listing requirements

•       Unknown liabilities from acquisition of subject shares

•       Short term projected incremental cash flow does not cover transaction pricing.

•       Savings in legal fees to protect intellectual property rights

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STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS

The analyses and opinions concluded by the The Mentor Group (TMG) and set forth in this fairness opinion report are subject to the following assumptions and limiting conditions:

We have no present or contemplated material interest in the business or assets that are the subject of this report.

We have no personal interest or bias with respect to the subject matter of this report or the parties involved.

To the best of our knowledge and belief, the statements of fact contained in this report, upon which the analyses, opinions and conclusions expressed herein are based, are true and correct.

TMG has made personal visits to the premises of the business and conducted interviews with management.

The fee for this engagement is not contingent upon the any particular outcome reported.

No investigation of legal fee or title to the business or its assets has been made and the ownership claim to the business and its assets is assumed valid. No consideration has been given to liens or encumbrances that may be in place against the business or assets, except as specifically stated in this report.

All conclusions are presented as the considered opinion of TMG based on the facts noted with this report. We assume no responsibility for changes in values or market conditions nor for the inability of the owner to locate a purchaser. The conclusions derived were for the specific purpose set forth herein and may be invalid if used for any other purpose. This is a fairness opinion and may not be used out of the context as presented herein nor used to solicit potential buyers.

Client agrees to preserve the confidential format and content of our reports. Our reports and the TMG name are not to be used in whole or in part outside your organization, without our prior written approval, except for review by your legal counsel. We will likewise preserve the confidential nature of information received from you, or developed during this engagement, in accordance with our established professional standards. Client agrees that TMG does not, either by entering into this contract or by performing the services rendered, assume, abridge, abrogate or undertake to discharge any duty of Client to any other person. Unless otherwise stated in writing, TMG may reference the work performed for Client in general public announcements.

All financial statements and other pertinent data relating to the income and expense attributed to the entity have been provided either by management or its representatives and accepted without further verification, except as may be noted in the report. Therefore, to the extent that such information may be found at a latter date to have been inaccurate or misrepresented, we cannot accept liability for the consequences such inaccuracy or misrepresentation may have on our conclusion or the use of our conclusion in actions taken by our client.

While we accept as correct the information furnished us by others, no guarantee is expressed or implied herein for the validity of such information, whether in written or oral form. In addition, we assume that the information supplied by management and others represented a good faith effort to describe the business or assets. We further assume that, unless indicated otherwise, there is no intention of liquidating any material assets other than in the normal course of business.

Neither all nor any part of the contents of this report shall be conveyed to the public through advertising, public relations, news, sales, or other media, without the written consent and approval of TMG.

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We assume that the terms of any loans or leases currently in effect will not be altered by any debtor or lessor contending that the new financial structure triggers a material change in the financial condition of the Company, unless and to the extent that these assertions are specifically disclosed to TMG.

We assume there are no hidden or unexpected conditions of either the real or personal property utilized by the business enterprise that would materially and adversely affect value.

We express no opinion as to: a) the tax consequences of any transaction which may result; b) the effect of the tax consequences of any net value received or to be received as a result of a transaction; and, c) the possible impact on the market price resulting from any need to effect a transaction to pay taxes.

No opinion is expressed for matters that require legal or specialized expertise, investigation, or knowledge beyond that customarily employed by appraisers. Therefore, this report does not address issues of law, engineering, code conformance, toxic contamination or discharge, the potential presence of hazardous substances, etc., unless specifically identified in the body of the report.

Unless express written notice of noncompliance is delivered and brought to the attention of TMG, we assume that the Company and Joe’s Jeans are in compliance with all laws and regulations of any government or agency significant and relevant to its operations.

TMG has no responsibility to update the opinions stated herein for events and circumstances occurring after the date of this letter. Any additional consultation, attendance during any hearings or depositions, testimony, or additional research required in reference to the present engagement beyond the opinions expressed herein, as of the date of this letter, are subject to specific written arrangements between the parties.

The analyses may, in part, be based on estimates and assumptions that are inherently subject to uncertainty and variation, depending on evolving events. However, some assumptions inevitably will not materialize, and unanticipated events and circumstances may occur; therefore, actual results achieved during the period covered by our analyses will vary from our estimates, and the variations may be material.

This report contains prospective financial estimates or opinions that represent the appraiser’s view of expectations at a particular point in time, but such information, estimates or opinions are not offered as predictions or as assurances that a particular level of income or profit will be achieved, that events will occur, or that a particular price will be offered or accepted.

No consideration has been given in this appraisal to the underlying market value of real and personal property, such as furniture, fixtures, machinery and equipment located on the premises, unless otherwise identified in this report.

TMG assumes no responsibility for economic or physical factors that may affect the opinions herein stated which occur at some date after the date of the appraisal report. Forecasts of future events that influence the fairness opinion are predicated on the continuation of historic and current trends in the market.

TMG reserves the right to make such adjustments to the analyses, opinions and conclusions set forth in this report as may be required by consideration of additional data or more reliable data that may become available. We assume no responsibility for any financial reporting judgments that are appropriately those of management. Management accepts the responsibility for any related financial reporting with respect to the assets or properties encompassed by this appraisal.

Any dispute of claim made with respect to this report shall be submitted to resolution in accordance with the rules of the American Arbitration Association for arbitration, and the decision of the Association shall be binding. All services, pursuant to this report, shall be deemed to be contracted for and rendered in

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the county of The Mentor Group office contracted to perform the services, and any arbitration or judicial proceedings shall take place in that county.

With regard to any intangible assets (patents, trademarks, service marks, trade names, copy rights, trade secrets, etc.) either valued separately and distinctly from the business or which may contribute to the value for the shareholders, but not be separately valued as a part of this engagement, TMG expresses no opinion regarding, nor shall it have any responsibility in connection with, any of the following matters:

a.                  verifying the ownership of the property;

b.                 determining whether the owner of the property has granted to other parties any licenses, options or security interests therein, or made any commitment to license or assign rights in such property; or whether such property has liens or other encumbrances against it;

c.                  the validity or enforceability of any patent, copyright registration or trademark (or service mark) registration;

d.                 whether property identified as a trade secret is, in fact a legally enforceable trade secret, and the scope of protection offered;

e.                  the scope of patent claims; that is, the range and types of products or processes covered by any patent;

f.                    whether the inventor(s) identified in any patent is (are) the true inventor(s), and whether all inventors have been named;

g.                  the scope of rights in trademarks, service marks or trade names;

h.                 the correct authorship of any copyrighted works;

i.                    whether there has been litigation relating to such intangible assets and the results of any adjudication or settlement of such litigation, particularly with respect to issues of validity, enforceability and scope of protection afforded.

The liability of TMG and its employees and independent contractors is limited to the client only and to the amount of the fee actually received by TMG. There is no accountability, obligation, or liability to any third party. If the report or any part thereof is disseminated to anyone other than the client, the client shall make such parties aware of all limiting conditions and assumptions affecting the appraisal assignment. Neither the TMG nor it’s independent contractors is in any way responsible for any costs incurred to discover or correct any physical, financial, and/or legal deficiencies of any type present in Joe’s Jeans or IGI.

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Exhibit C to Proxy Statement

SCHEDULE 6.2(c)

amended and restated EMPLOYMENT AGREEMENT

THIS amended and restated EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of the 25th day of June, 2007, by and among Joseph M. Dahan (“Employee”) and Innovo Group Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company and the Employee previously entered into that certain Employment Agreement dated February 6, 2007;

WHEREAS, the Company desires to employ Employee on the revised terms and conditions set forth in this Agreement and Employee desires to be employed by the Company on such revised terms and conditions;

WHEREAS, in connection with the employment, the Company and the Employee have entered into a separate merger agreement with an entity in which Employee is the sole stockholder (the “Merger”);

WHEREAS, the parties wish to execute this Agreement as of the date hereof to become effective without further action by the parties if and when all of the conditions set forth in Section I.B. are met; and

NOW, THEREFORE, in consideration of the respective representations, warranties and covenants hereinafter set forth, the parties agree as follows:

I.                   EMPLOYMENT.

A.             The Company agrees to employ Employee and Employee agrees to remain in the employ of the Company, upon the terms and subject to the conditions provided herein.

B.              This Agreement shall become effective immediately after the date on which all of the following conditions precedent have been fulfilled:

i)                  The Company and Employee have executed this Agreement and consummated the Merger.

C.              Nothing herein shall require the Company to use anything other than its good faith efforts to fulfill the conditions described above. Notwithstanding anything to the contrary, it is expressly understood that the obligations contained in this Agreement shall not become effective or enforceable against the parties until the Effective Date occurs. “Effective Date” shall mean the date when the condition of Section I.B. is satisfied.

II.              POSITION, DUTIES AND RESPONSIBILITIES.

A.             Employee shall serve as Creative Director of the Brand or in such other capacity or capacities as shall be mutually agreed upon from time to time by Employee and Company. For the purpose of this Agreement, the term “Brand” shall mean the Joe’s® and Joe’s Jeans® branded products, with the exceptions set forth in this Agreement. Employee shall report directly to the Chief Executive Officer of Company (the “CEO”), and shall hold the title of “Creative Director” of the Brand.

B.              Employee’s duties and responsibilities as Creative Director shall include, but not be limited to, overseeing, directing and exploiting the Brand. Such oversight, direction and exploitation shall include management and supervision of the creative process of the Brand which results in the final product of the Brand entering the marketplace.

C.              Employee recognizes the duties and responsibilities set forth hereinabove are essential and material services being provided to the Company, and as a result thereof Employee shall devote substantially all of his business time, attention and efforts in the faithful performance of his duties hereunder in a manner that shall faithfully and diligently further the business and interests of the Company. Notwithstanding the foregoing, Employee shall be entitled to spend certain business time and attention on charitable or personal causes, provided that such time and attention does not materially interfere with his duties and responsibilities under this Agreement.

D.             In the performance of Employee’s duties, he shall use reasonable best efforts to ensure that the quality of his performance and work in connection with the Brand maintain the image and presence of the Brand at a level consistent with such image as of the date of the execution of this Agreement.

E.              Employee further acknowledges and agrees that, as a result of his fiduciary obligations to the Company in connection with his position as an employee of the Company and a member of its Board of Directors, he shall not take personal advantage of any business opportunity that arises during his employment with the Company which may be a benefit to the Company (except as otherwise permitted under Section II.F) unless all material facts regarding such opportunity are promptly reported to the Board for consideration by the Company and the disinterested members of the Board determine to reject the opportunity and to approve Employee’s participation therein.

F.               Employee and Company further acknowledge that Employee’s spouse is involved in certain aspects of the apparel industry which, as of the date of the Merger, are not directly competitive to the Brand. Employee agrees that this relationship and said spouse’s involvement in the apparel industry shall in no way interfere with his ability to perform his duties and responsibilities hereunder. The Employee and Company agree that any direct or indirect financial or pecuniary interest which Employee may have in any such business may not be deemed a violation of this Agreement. Company agrees that so long as Employee’s spouse’s involvement in the apparel industry continues to not directly compete with the Brand in the premium denim apparel market that such involvement shall not be deemed a violation of Employee’s obligations hereunder.

G.            Employee and Company acknowledge that as Creative Director of the Brand for the Company, Employee shall have the authority to perform his duties and responsibilities without interference by the Company. However, without the prior written consent of Company, Employee shall not cause or permit the Company to:

i)                  sell, exchange, lease, mortgage, pledge, charge or otherwise transfer or encumber all or any portion of any material assets of the Company or any subsidiary;

ii)              enter into any material transaction or series of related material transactions involving capital expenditures, which in the aggregate are deemed to be material, including incoming lease commitments, purchases of equipment or inventory or other expenditures that are not consistent with any established budget of the Company then in effect;

iii)          enter into or amend any material agreement, commitment or other transaction, or any series of related agreements, commitments or other transactions between the Company and any affiliate; or

iv)            take any material action outside the ordinary course of business.

v)                For the purposes of this Section II.G., “material” shall mean an amount, action, inaction, item of significance or importance which if spent, obligated, performed or not performed or altered may result in an adverse effect upon the condition (financial or otherwise), earnings, business or business prospects, properties or operations of the Company and its subsidiaries, considered as one enterprise.

III.         COMPENSATION AND BENEFITS.

A.             So long as this Agreement is in full force and effect and except as otherwise set forth herein, the Company shall pay Employee an annual base salary in the amount of Three Hundred Thousand ($300,000) per year (the “Salary”) with such annual adjustment as the Compensation Committee of the Board of Directors in its sole and absolute discretion may award to Employee.

All Salary payments shall be made in accordance with the Company’s regular payroll policy and subject to withholding for taxes as required by law.

B.              Employee shall also be entitled to receive those benefits outlined in the Company’s Employee Handbook in effect during the Term of this Agreement and any additional benefits received by other named executive officers of Company, if any, including bonus payments made in the sole and absolute discretion of the Compensation Committee of the Board of Directors.

C.              Employee is authorized to incur necessary and customary expenses in connection with the business of the Company, including expenses for entertainment, trade association meetings, travel, promotion and similar matters, consistent with the Company’s policies as in effect from time to time. The Company will pay or reimburse Employee for such expenses in accordance with the established expense reimbursement policy then in effect for employees of the Company.

IV.           TERM. Employee’s employment shall commence on the Effective Date, and shall terminate five (5) years from the Effective Date, unless terminated sooner as provided in this Agreement (the “Initial Term”).

Thereafter, Employee’s employment shall continue for consecutive one (1) year periods, unless terminated sooner as provided in this Agreement (each period a “Renewal Term”).

V.                TERMINATION.

A.             If Employee is determined to be Disabled (as defined below), Employee’s employment may be terminated upon sixty (60) days written notice. If Employee’s employment is terminated under this Section V.A of this Agreement, then the Company shall pay to Employee (or his legal representative) his salary through the date of termination as well as any benefits to which Employee may be entitled as of the date of termination under the benefit plans referred to in Section III.B of this Agreement, but the Company will be responsible for no other payments of any nature to employee if termination occurs under this provision.

For purposes of this Agreement, “Disabled” shall mean the Employee is unable, as a result of a medically determinable physical or mental illness or incapacity and notwithstanding reasonable accommodation by the Company, to satisfactorily perform his duties under this Agreement for a continuous period of 180 consecutive days, or for shorter periods aggregating 270 days during any period of 12 consecutive months, without any hope or expectation of an ability to resume such duties in the immediate future. Notwithstanding the foregoing, if an insurance company providing group long-term disability insurance for the Company’s employees determines that Employee is entitled to disability benefit payments thereunder, then it shall conclusively be determined that the Employee is Disabled. If no such insurance is then in force or if no such determination has been made, the determination of whether the Employee is Disabled, in the absence of an insurance company determination for disability benefits, shall be made by a majority of the independent members of the Company’s Board of Directors (as “independent director” is defined by Nasdaq corporate governance rules) (the “Independent Directors”) based on the advice and determination of a competent medical doctor selected and compensated by the Company. If a physical examination, medical reports and advice or other evidence is required to enable such determination, Employee shall submit to such examination by such medical doctor and shall consent to the transfer and disclosure to the Company of such information. If Employee withdraws or refuses to provide such consent, then solely for the purposes of this Agreement, there shall be a presumption upon which the Company may rely that Employee is Disabled.

B.              The Company may terminate Employee’s employment for cause (“Cause”) if:

i)                  the Employee is convicted of or enters a plea of guilty or nolo contendere to a felony or a crime involving moral turpitude;

ii)              the Employee materially breaches any provision of this Agreement and such breach is not cured within forty five (45) days of receipt by Employee of written notice thereof;

iii)          the Employee encourages, solicits, persuades or attempts to persuade, any Company employee, consultant, contractor, customer, or potential customer to engage in any of the acts prohibited by this Agreement; or

iv)            the Employee violates any of the Company’s policies and procedures as established from time to time and set forth in the Company’s employee handbook or the Company’s Code of Ethics for which such violation constitutes a breach of such Code of Ethics or warrants termination of employment, including the Company’s sexual harassment policy, or otherwise engages in an act that constitutes sexual harassment.

If Employee’s employment is terminated under this Section V.B of this Agreement, then the Company shall pay to Employee his salary through the date of termination as well as any benefits to which Employee may be entitled as of the date of termination under the benefit plans referred to in Section III.B of this Agreement, but the Company will be responsible for no other payments of any nature to Employee if termination occurs under this provision.

C.              The Company may terminate Employee’s employment without Cause at any time upon two (2) weeks’ written notice to Employee. If Employee is terminated without Cause, Employee will be entitled to receive, in addition to his Salary through the date of termination (as determined and calculated under the provisions of Section III.A) as well as any benefits to which Employee may be entitled as of the date of termination under the benefit plans referred to in Section III.B of this Agreement and an amount equal to the then present value of the remaining Salary amounts due to Employee through the end of the Initial Term of the Agreement or the Renewal Term, as applicable (“Termination Severance”). The Company shall pay the Termination Severance to Employee within 60 days of the date of termination; provided, however, that to the extent required to avoid taxation under Section 409A(a) of the Internal Revenue Code (the “Code”) the Company shall pay the Termination Severance on the date that is six months plus one day after the date of termination. Notwithstanding the foregoing, if the Company’s funds are not sufficient to pay the Termination Severance as scheduled without jeopardizing the Company’s solvency, the Company shall pay the Termination Severance during the first calendar year in which the Company’s funds are sufficient to do so without jeopardizing the solvency of the Company. The Company shall also pay a portion of Employee’s COBRA premium under the same terms as it pays the Company’s other employees’ health insurance premiums for a period of one (1) year. Any such payments made pursuant to this Section V.C will be subject to all standard and regular withholdings.

D.             Employee may terminate Employee’s employment upon written notice to the Company within 30 days of any event that constitutes “Good Reason,” defined to mean (i) any material breach of this Agreement by the Company which is not cured within thirty (30) days of receipt by the Company of written notice thereof; or (ii) Employee’s decision to terminate employment at any time after 18 months following a Change in Control (as hereinafter defined). If Employee terminates for Good Reason, Employee will be entitled to receive an amount equal to the Termination Severance, as defined in Section V.C hereinabove. The Company shall pay Employee the Termination Severance within 60 days of the date of termination; provided, however, that to the extent required to avoid taxation under Section 409A(a) of the Code, the Company shall pay the Termination Severance on the date that is six months plus one day after the date of termination. Notwithstanding the foregoing, if the Company’s funds are not sufficient to pay the Termination Severance as scheduled without jeopardizing the Company’s solvency, the Company shall pay the Termination Severance during the first calendar year in which the Company’s funds are sufficient to do so without jeopardizing the solvency of the Company. The Company shall also pay a portion of Employee’s COBRA premium under the same terms as it pays the Company’s other employees’ health insurance premiums for a period of one (1) year. Any such payments made pursuant to this Section V.D will be subject to all standard and regular withholdings.

E.              If a Change in Control (as hereinafter defined) occurs during the Initial Term of this Agreement or Renewal Term and at any time within 18 months following such Change in Control either the Company terminates the Employee’s employment without Cause, or the Employee terminates employment with the Company for Good Reason, then the Employee shall be entitled to an amount equal to the Termination Severance, as defined in Section V.C hereinabove. The Company shall pay Employee the Termination Severance within 60 days of the date of termination; provided, however, that to the extent required to avoid taxation under Section 409A(a) of the Code, the Company shall pay the Termination Severance on the date that is six months plus one day after the date of termination. Any such payments made pursuant to this Section V.E will be subject to all standard and regular withholdings. For purposes of this Agreement, “Change in Control” shall be deemed to have occurred upon the closing of a transaction which: (i) the Company sells or otherwise disposes of all or substantially all of its assets; (ii) there is a merger or consolidation of Company with any other corporation or corporations, provided that the shareholders of Company, as a group, do not hold, immediately after such event, at least fifty percent (50%) of the voting power of the surviving or successor corporation; (iii) any person or entity, including any “person” as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), becomes the “beneficial owner” (as defined in Rule 13(d-3) under the Exchange Act) of Common Stock of Company representing fifty percent (50%) or more of the combined voting power of the voting securities of Company (exclusive of persons who are now officers or directors of Company); or (iv) the approval by the shareholders of a liquidation or dissolution of the Company.

F.               Employee may terminate this Agreement at any time for any reason upon ten business days’ notice. In the event of termination under this Section V.F., then Employee shall receive his pro rata Salary amount otherwise due as of the date of termination.

VI.                      DISCLOSURE OF INFORMATION. Employee shall not, at any time during or after the expiration of the Initial Term or any Renewal Term, disclose to any Person, except as required by law or as may be necessary to perform the duties and responsibilities hereunder, any non-public information (including, without limitation, non-public information obtained prior to the date hereof) concerning the business, clients or affairs of the Company, or any affiliate of the Company, for any reason or purpose whatsoever unless such information becomes publicly available or known for any reason other than in an unauthorized act of Employee. Employee shall not make any use of any of such non-public information for his own purpose or for the benefit of any Person except the Company. Upon the termination of Employee’s employment at the Company, Employee shall return to the Company all property of the Company and any affiliate of the Company then in the possession of Employee and all drawings, designs, sketches, books, records, computer tapes, discs or other electronic media and all other material containing non-public information concerning the business, clients or affairs of the Company or any affiliate of the Company. Employee shall not retain copies of any material required to be returned to the Company.

VII.                 INTELLECTUAL PROPERTY. Employee shall promptly disclose, grant and assign to the Company for its use and benefit any and all marks, designs, logos, inventions, improvements, business processes, technical information and suggestions relating in any way to the business conducted by the Company, or any affiliate of the Company, which he may develop or which may be acquired by Employee during the term of Employee’s employment at the Company (whether or not during usual working hours), together with all trademarks, patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or upon any such mark, design, logo, invention, improvement, process or technical information, if applicable. In connection therewith:

A.             Employee shall without charge, but at the expense of the Company, promptly at all times hereafter execute and deliver such applications, assignments, descriptions and other instruments as may be necessary or proper in the sole opinion of the Company to vest title to any such marks, designs, logos, inventions, improvements, business processes, technical information, trademarks, patent applications, patents, copyrights or reissues thereof in the Company and to enable it to obtain and maintain the entire right and title thereto throughout the world;

B.              Employee shall render to the Company at its expense all such assistance as it may require in the prosecution of applications for said trademarks, patents, copyrights or reissues thereof, in the prosecution or defense of interferences which may be declared involving any said trademarks, applications, patents or copyrights and in any litigation in which the Company or any of its affiliates may be involved relating to any such trademarks, patents, inventions, improvements, processes or technical information; and

C.              for the avoidance of doubt, the foregoing provisions shall be deemed to include an assignment of future copyrights in accordance with Section 201 of the Copyright Act of 1986 and any amendment or re-enactment thereof relating in any way to the business conducted by the Company or any affiliate of the Company.

VIII.            HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

IX.                      INTEGRATED AGREEMENT. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no other agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein or provided for herein.

X.                           AMENDMENTS. This Agreement may be amended or modified at any time in any or all respects, but only by an instrument in writing executed by the parties hereto.

XI.                      CHOICE OF LAW. The validity of the Agreement, the construction of its terms, and the determination of the rights and duties of the parties hereto shall be governed by and construed in accordance with the internal laws of the State of California excluding conflicts of law principles. Each party irrevocably (i) submits to the exclusive jurisdiction of any California state or federal court sitting in the Southern District of California, with respect to matters arising out of or relating hereto, (ii) agrees that all claims with respect to such action or proceeding may be heard and determined in such California state or federal court, (iii) waives to the fullest possible extent, the defense of an inconvenient forum, (iv) waives the right to a trial by jury and (v) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

XII.                 NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their collective mutual intent, and no rule of strict construction shall be applied against any Person. The term “including” as used herein shall be by way of example and shall not be deemed to constitute a limitation of any term or provision contained herein.

XIII.            ATTORNEY’S FEES AND COSTS. If an action at law or in equity is necessary to enforce or interpret any provision of this Agreement, each party shall bear its own expenses associated with enforcing or interpreting such provision.

XIV.            NOTICES. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand and received by the addressee, or (b) delivered by a nationally recognized overnight delivery service and received by the addressee, in each case as follows:

If to Employee:	Joseph M. Dahan
1810 Rising Glen Road
Los Angeles, CA 90069
With a copy to:	David P. Markman
Greenberg Traurig
2450 Colorado Avenue
Suite 400E
Santa Monica, CA 90404
If to the Company:	Marc Crossman or Chief Executive Officer
Innovo Group Inc.
5901 S. Eastern Avenue
Commerce, CA 90040
With a copy to:	Dustin Huffine or General Counsel
Innovo Group Inc.
5901 S. Eastern Avenue
Commerce, CA 90040

or to such other addresses as a party may designate by notice to the other parties.

XV.                 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, estate, legatees and legal representatives. The rights and obligations of the Company under this Agreement may be assigned to or assumed by any other Person. Employees’ rights or obligations hereunder may not be assigned to or assumed by any other Person. Any assignment by the Company shall not affect the Employee’s duties or responsibilities under this Agreement.

XVI.                    SEVERABILITY. Each provision of the Agreement is intended to be severable. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect the validity or enforceability of any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein. Notwithstanding the foregoing, however, no provision shall be severed if it is clearly apparent under the circumstances that the parties would not have entered into the Agreement without such provision.

XVII.               SURVIVAL. The provisions of Sections VI through XVII shall survive the termination of the employment period or termination of this Agreement.

XVIII.               DISPUTE RESOLUTION PROCEDURES.

A.              Arbitration.

i)                  Agreement to Arbitrate Disputes. The Company and Employee hereby agree that any dispute with any party (including the Company’s affiliates, successors, predecessors, contractors, employees and agents) that may arise from Employee’s employment with the Company or the termination of Employee’s employment with the Company and that cannot be resolved after negotiation and mediation, if applicable, must be submitted for resolution by mandatory, binding arbitration. The arbitration requirement applies to all statutory, contractual and/or common law claims arising from employment with the Company including but not limited to claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Equal Pay Act of 1963, the California Fair Employment and Housing Act, the California Labor Code Sections 200, et seq., 970 and 1050 et seq., the Fair Labor Standards Act and claims of defamation under California Civil Code Section 44, et seq. or common law. Both the Company and the Employee shall be precluded from bringing or raising in court or another forum any dispute that was or could have been submitted to binding arbitration. This arbitration requirement does not apply to claims for workers’ compensation benefits, claims arising under ERISA (29 U.S.C. § 1001 et seq.) or provisional remedies under California Code of Civil Procedure Section 1281.8.

ii)              Conduct of Arbitration. Binding arbitration under this Agreement shall be conducted in Los Angeles County, California, in accordance the applicable rules of Judicial Arbitration and Mediation Service (JAMS) or any successor or related service and any applicable state or local laws. The arbitration shall be conducted before a neutral arbitrator selected by both parties in accordance with such rules. The arbitrator shall be a neutral and impartial lawyer with excellent academic and professional credentials (i) who is or has been practicing law for at least 15 years, specializing in either employment litigation or general corporate and commercial matters, and (ii) who has had both training and experience as an arbitrator or a judge and who has successfully arbitrated at least ten cases. Any dispute with any party which arises from Employee’s employment with the Company or termination of employment with the Company must be submitted to binding arbitration within the applicable statute of limitations prescribed by law; provided, however, that the applicable limitations period will be deemed to be tolled after the provision of a Dispute Notice during any period within which the parties are actively engaged in negotiation pursuant to Section VIII.A or mediation pursuant to Section VIII.B. For this purpose, the parties will be “actively engaged” during the period subsequent to either party providing the other party with a Dispute Notice through the date either party provides written notice to the other party that the negotiation or mediation is terminated (other than the termination of a negotiation by a Mediation Notice, in which case the tolling will continue). With the exception of a filing fee that shall not exceed the cost to file a comparable claim in state or federal court, the Company shall pay the fees and costs of the Arbitrator, and each party shall pay for its own costs and attorneys’ fees. However, the Arbitrator may award costs and or attorneys’ fees to the prevailing party to the extent permitted by law. The parties will be permitted to conduct discovery as provided by the California Code of Civil Procedure Section 1283.05. The arbitrator shall, within thirty days of the conclusion of the arbitration, issue a written opinion setting forth the factual and legal bases for his or her decision. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

iii)          Acknowledgment. EMPLOYEE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT, AND UNDERSTANDS AND AGREES TO ITS TERMS. EMPLOYEE HAS ENTERED INTO THIS AGREEMENT VOLUNTARILY, AND HAS NOT RELIED UPON ANY PROMISES OR REPRESENTATIONS OTHER THAN THOSE CONTAINED HEREIN. EMPLOYEE UNDERSTANDS HE IS GIVING UP HIS RIGHT TO A JURY TRIAL BY ENTERING INTO THIS AGREEMENT.

XIX.                    DIRECTOR AND OFFICER INSURANCE. Company shall maintain during the Initial Term or any Renewal Term of this Agreement and for no less than 6 years thereafter, adequate director and officer insurance to cover any real or threatened claims, proceedings or lawsuits arising out of or related to Employee’s employment by Company and performance of his duties and responsibilities under this Agreement.

XX.                         CODE SECTION 409A. The Company and Employee acknowledge and agree that the interpretation of Section 409A of the Code and its application to the terms of this Agreement is uncertain and may be subject to change as additional guidance and interpretations become available. Anything to the contrary herein notwithstanding, all benefits or payments provided by the Company to the Employee that would be deemed to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code are intended to comply with Section 409A and, in the event that any such benefit or payment is deemed to not comply with Section 409A, the Company and Employee agree to renegotiate in good faith any such benefit or payment so that either (i) Section 409A will not apply, or (ii) compliance with Section 409A will be achieved. In any event, the Company makes no representation or warranty and the Company shall have no liability to Employee or any other person if any provisions of this Agreement are determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such provisions do not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EMPLOYEE
/s/ JOSEPH M. DAHAN
Joseph M. Dahan
INNOVO GROUP INC.
By:	/s/ MARC CROSSMAN
Name:	Marc Crossman
Title:	President and CEO

Exhibit D to Proxy Statement

SCHEDULE 6.3(c)

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement dated as of              , 2007 (this “Agreement”) is entered into by and among Innovo Group Inc., a Delaware corporation (the “Company”), and Joseph M. Dahan, a California resident (the “Investor”).

WHEREAS, the Company and the Investor have entered into an Agreement and Plan of Merger dated as of February 6, 2007 (the “Merger Agreement”) pursuant to which the Investor shall receive a number of shares of the common stock, par value $0.10 per share, of the Company (the “Common Stock”), as set forth therein;

WHEREAS, in order to induce the Investor to enter into the Merger Agreement, the Company has agreed to grant certain registration rights to the Investor with respect to such shares and certain Board designation rights, in each case, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.   Definitions.   As used herein, the following terms have the indicated meanings, unless the context otherwise requires:

“Agreement” has the meaning given to such term in the preamble hereto.

“Beneficially Own,” “Beneficially Owned,” “Beneficial Ownership” and “Beneficial Owner” with respect to any securities means the Investor having such ownership, control or power to direct the voting with respect to, or which otherwise enables the Investor to legally act with respect to, such securities as contemplated hereby, including without limitation pursuant to any agreement, arrangement or understanding, regardless of whether in writing. Securities “Beneficially Owned” shall include securities Beneficially Owned by all other persons with whom the Investor would constitute a “group” as within the meaning of Section 13(d) of the Exchange Act.

“Blackout Period” means, with respect to a Registration Statement, a period in each case commencing on the day immediately after the Company notifies the Investor that he is required, pursuant to Section 3(c)(vi), to suspend offers and sales of Registrable Securities during which the Company, in the good faith judgment of the Board, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving the Company, or the unavailability for reasons beyond the Company’s control of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to the Company) that the registration and distribution of (and/or the registration of the offer and sale of) the Registrable Securities covered or to be covered by such Registration Statement would be seriously detrimental to the Company and its stockholders and ending on the earlier of (a) the date upon which the material non-public information commencing the Blackout Period is disclosed to the public or ceases to be material and (b) such time as the Company notifies the Investor that the Company will no longer delay such filing of such Registration Statement, recommence taking steps to make such Registration Statement effective, or allow sales pursuant to such Registration Statement to resume; provided that no Blackout Period may last for more than 60 consecutive days; provided, further, that during any period of 365 consecutive days, Blackout Periods may not, in the aggregate, last for more than the greater of (a) zero days and (b) the result of 90 days minus the number of days that the Investor is required pursuant to Section 3(d) to discontinue and suspend disposition of Registrable Securities because of the happening of any event described in Section 3(c)(vi).

“Board” means the board of directors of the Company.

“Business Day” means any day of the year, other than a Saturday, Sunday, or other day on which the SEC is required or authorized to close.

“Closing Date” has the meaning given to such term in the Merger Agreement.

“Common Stock” has the meaning given to such term in the recitals hereto.

“Company” has the meaning given to such term in the preamble hereto.

“Effectiveness Period” has the meaning given to such term in Section 3(c)(i).

“Equity Securities Offering” means any underwritten registered offering of Relevant Securities, and any offering or placement of any Relevant Securities pursuant to Rule 144A under the Securities Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Family Member” means (a) with respect to any individual, such individual’s spouse, any descendants (whether natural or adopted), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership, limited liability company or other entity all of the equity interests of which are owned by those above described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.

“Form S-1” means such form under the Securities Act as in effect on the date of this Agreement or any successor registration form thereto under the Securities Act subsequently adopted by the SEC.

“Form S-3” means such form under the Securities Act as in effect on the date of this Agreement or any successor registration form thereto under the Securities Act subsequently adopted by the SEC.

“Form S-4” means such form under the Securities Act as in effect on the date of this Agreement or any successor registration form thereto under the Securities Act subsequently adopted by the SEC.

“Form S-8” means such form under the Securities Act as in effect on the date of this Agreement or any successor registration form thereto under the Securities Act subsequently adopted by the SEC.

“Inspector” means any attorney, accountant or other agent retained by the Investor for the purposes provided in Section 3(c)(ix).

“Investor” has the meaning given to such term in the preamble hereto.

“Investor Director” means any member of the Board that was nominated for election to the Board by the Investor pursuant to and in accordance with Section 2(a).

“Merger Agreement” has the meaning given to such term in the recitals hereto.

“NASD” means the National Association of Securities Dealers.

“Piggyback Registration” has the meaning given to such term in Section 3(b)(i).

“Piggyback Registration Statement” has the meaning given to such term in Section 3(b)(i).

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means the Unlocked Shares, excluding any such Unlocked Shares (a) that have been publicly sold or may be sold immediately without registration or the requirement to make filings with the SEC under the Securities Act either pursuant to Rule 144 of the Securities Act or otherwise, (b) sold by a person in a transaction pursuant to a registration statement filed under the Securities Act or (c) that are at the time subject to an effective registration statement under the Securities Act (other than the Registration Statements contemplated hereby).

“Registration Expenses” has the meaning given to such term in Section 3(e).

“Registration Statement” means either any of the Piggyback Registration Statements or the Shelf Registration Statement; and “Registration Statements” means, collectively, the Piggyback Registration Statements and the Shelf Registration Statement.

“Relevant Security” means the Shares, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Shares or other such equity security.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“SEC Effective Date” means, with respect to a Registration Statement, the date as of which such Registration Statement is originally declared effective by the SEC.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute promulgated in replacement thereof, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Selling Expenses” has the meaning given to such term in Section 3(e).

“Shares” means the shares of Common Stock issued to the Investor pursuant to the Merger Agreement and (a) any and all shares of capital stock or other equity securities of the Company which are added to or exchanged or substituted for such shares of Common Stock by reason of the declaration of any stock dividend or stock split, the issuance of any distribution or the reclassification, readjustment, recapitalization or other such modification of the capital structure of the Company; and (b) any and all shares of capital stock or other equity securities of any other corporation (now or hereafter organized under the laws of any state or other governmental authority) with which the Company is merged, which results from any consolidation or reorganization to which the Company is a party, or to which is sold all or substantially all of the shares or assets of the Company, for which such shares of Common Stock are exchanged or substituted in connection with such merger, consolidation, reorganization or sale, if immediately after such merger, consolidation, reorganization or sale, the Company or the stockholders of the Company own equity securities having in the aggregate more than 50% of the total voting power of such other corporation.

“Shelf Registration Statement” has the meaning given to such term in Section 3(a).

“Transfer” has the meaning given to such term in Section 3(a).

“Unlocked Shares” means on the six month anniversary of the Closing Date 1/6 of the Shares and thereafter at the end of every additional six month period, an additional 1/6 of the Shares until the Shares are released in full on the third year anniversary of the Closing Date.

Section 2.   Board Designation Rights.

(a)   Designation.   Upon execution of this Agreement, the Investor shall have the right to designate himself for election to the Board.

(b)   Company Support.   The Company shall support the nomination of the Investor pursuant to Section 2(a), and the Company shall use its best efforts to cause the Board (and the Company’s nominating committee, if any) to recommend the inclusion of such person in the slate of nominees recommended to stockholders for election as directors at the next annual meeting of stockholders of the Company.

Section 3.   Registration Rights.

(a)   Shelf Registration Statement.   On the written request of the Investor beginning on or after six months from the Closing Date of the Shares , the Company shall (i) file with the SEC a shelf registration statement on Form S-1 (or, if the Company is eligible to use such form, Form S-3) relating to the registration of the offer and resale by the Investor of the number of Registrable Securities specified in such written request (the “Shelf Registration Statement”) and (ii) use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the SEC no later than 60 days after the filing of the Shelf Registration Statement in response to such written request; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 3(a), or keep such registration or the Shelf Registration Statement effective pursuant to Section 3(c)(i), during any Blackout Period and provided further that the Company shall not be obligated to file any such registration statement pursuant to this Section 3(a) within 90 days after the date of the filing of the most recent registration statement pursuant to this Section 3(a).

(b)   Piggyback Registration Rights.

(i)   Piggyback Registration.   If after the date that is six (6) months after the Closing Date, the Company shall determine to register the offer and sale for cash of any of its Common Stock for its own account, other than (i) a registration relating solely to employee benefit plans or securities issued or issuable to employees, consultants (to the extent the securities owned or to be owned by such consultants could be registered on Form S-8) or any of their Family Members (including a registration on Form S-8), (ii) a registration on Form S-4 in connection with a merger, acquisition, divestiture, reorganization, exchange offer or similar event, or (iii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered, then (subject to Section 3(b)(ii)) the Company shall promptly give to the Investor written notice thereof, and in no event shall such notice be given less than 20 calendar days prior to the filing of the registration statement (a “Piggyback Registration Statement”) with respect to such registration (a “Piggyback Registration”), and shall, subject to Section 3(b)(ii), include in the Piggyback Registration, all of the Registrable Securities specified in a written request, made within 10 calendar days after receipt of such written notice from the Company, by the Investor. However, the Company may, without the consent of the Investor, withdraw the Piggyback Registration Statement prior to its becoming effective if the Company has elected to abandon the proposal to register the securities proposed to be registered thereby.

(ii)   Underwriting.   If a Piggyback Registration is for a registered public offering involving an underwriting, the Company shall so advise the Investor in writing or as a part of the written notice given pursuant to Section 3(b)(i). In such event the right of the Investor to registration pursuant to Section 3(b)(i) shall be conditioned upon the Investor’s participation in such underwriting and the inclusion of the Investor’s Registrable Securities in the underwriting to the extent provided herein. The Investor proposing to distribute his securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3(b)(ii), if the underwriter or the Company determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all Registrable Securities from such registration and underwriting. The Company shall so advise the

Investor and the number of shares that may be included in the registration and underwriting shall be allocated:

(A)  first to the Company; and

(B)   then, subject to written obligations and commitments existing as of the date hereof, to all selling stockholders, including the Investor, who have requested to sell in the registration on a pro rata basis according to the number of shares requested to be included.

No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. If the Investor disapproves of the terms of any such underwriting, the Investor may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such registration.

(c)   Registration Procedures.   In the case of each registration, qualification, or compliance effected by the Company pursuant to Section 3(a) and Section 3(b), the Company will keep the Investor reasonably advised in writing (which may include e-mail) as to the initiation of each registration, qualification, and compliance and as to the completion thereof. In addition, the Company hereby agrees as follows with respect to each Registration Statement:

(i)    The Company will use its commercially reasonable efforts to cause such Registration Statement to become and remain effective at least for a period ending with the first to occur of (A) the sale by the Investor of all Registrable Securities covered by such Registration Statement, (B) the availability under Rule 144 for the Investor to immediately, freely resell without restriction under United States federal securities laws all Registrable Securities covered by such Registration Statement, or (C) the date that is two years after the SEC Effective Date of such Registration Statement (provided, however, that if the Company files a Registration Statement on Form S-1 and subsequently becomes eligible to use Form S-3, it may file a post-effective amendment to such Form S-1 on Form S-3 prior to the end of such period and use its commercially reasonable efforts to cause such Registration Statement as amended to become effective until the end of such period, and provided further, that if the Company has filed a Registration Statement and thereafter receives another written request in accordance with this Agreement to include additional Registrable Securities in such Registration Statement, the Company may file a post-effective amendment to such Registration Statement prior to the end of such period and use its commercially reasonable efforts to cause such Registration Statement as amended to become effective until the end of such period) (in any such case, the “Effectiveness Period”).

(ii)   If any Registration Statement becomes subject to review by the SEC, the Company will promptly respond to all comments and diligently pursue resolution of any comments to the satisfaction of the SEC.

(iii)  The Company will prepare and file with the SEC such amendments and supplements to each Registration Statement and any prospectus used in connection therewith as may be reasonably necessary to keep such Registration Statement effective during the applicable Effectiveness Period, and will comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended method(s) of disposition by the sellers thereof set forth in such Registration Statement.

(iv)  The Company will furnish, without charge, to the Investor (A) a reasonable number of copies of each Registration Statement (including any exhibits thereto other than exhibits incorporated by reference), each amendment and supplement thereto as the Investor may request, (B) such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any other prospectus filed under Rule 424 under the Securities Act) as the Investor may request, in conformity with the requirements of the Securities Act, and (C) such other documents as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor, but only during the applicable Effectiveness Period.

(v)    The Company will use its commercially reasonable efforts to register or qualify the Registrable Securities under such other applicable securities or blue sky laws of such jurisdictions as the Investor reasonably requests as may be necessary for the marketability of the Registrable Securities (such request to be made by the time the relevant Registration Statement is deemed effective by the SEC) and do any and all other acts and things which may be reasonably necessary or advisable to enable the Investor to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Investor; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (v), (B) subject itself to taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction.

(vi)  As promptly as practicable after becoming aware of such event, the Company will notify the Investor of Registrable Securities being offered or sold pursuant to each Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event which comes to the Company’s attention if as a result of such event the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall promptly prepare and furnish to the Investor a supplement or amendment to such prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of a Blackout Period, in which case no supplement or amendment need be furnished (or Exchange Act filing made) until the termination of such suspension or Blackout Period.

(vii) The Company will comply, and continue to comply during the period that each Registration Statement is effective under the Securities Act, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the SEC with respect to the disposition of all securities covered by such Registration Statement.

(viii)     As promptly as practicable after becoming aware of such event, the Company will notify the Investor of the issuance by the SEC of any stop order or other suspension of effectiveness of such Registration Statement.

(ix)  The Company will make available for inspection by the Investor and any Inspector retained by the Investor, at the Investor’s sole expense, all records as shall be reasonably necessary to enable the Investor to exercise his due diligence responsibility, and cause the Company’s officers, directors, and employees to supply all information which the Investor or any Inspector may reasonably request for purposes of such due diligence; provided, however, that the Investor shall hold in confidence and shall not make any disclosure of any record or other information which the Company determines in good faith to be confidential, and of which determination the Investor is so notified at the time the Investor receives such information, unless (w) the Investor has, or obtained, knowledge of such information without violation of or protection under any agreements with the Company or, to his knowledge any third party, (x) the disclosure of such record is reasonably necessary to avoid or correct a misstatement or omission in each Registration Statement and a reasonable time prior to such disclosure the Investor shall have informed the Company of the need to so correct such misstatement or omission and the Company shall have failed to correct such misstatement of omission, (y) the release of such record is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (z) the information in such record has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company shall not be required to disclose any confidential information in such records to any Inspector until and unless such Inspector shall have entered into a confidentiality agreement with the Company with respect thereto, containing terms substantially similar to those set forth in this Section 3(c)(ix), which agreement shall permit such Inspector to disclose records to the Investor. The Investor agrees that he shall, upon learning that disclosure of such records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning the Investor provided to the Company pursuant to this Agreement unless (A) disclosure of such information is reasonably necessary to comply with federal or state securities laws, (B) disclosure of such information to the SEC’s Staff of the Division of Corporation Finance is reasonably necessary to respond to comments raised by such staff in its review of such Registration Statement, (C) disclosure of such information is reasonably necessary to avoid or correct a misstatement or omission in such Registration Statement, (D) release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (E) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(x)    The Company will use its commercially reasonable efforts to cause all the Registrable Securities covered by each Registration Statement to be listed or quoted on a principal securities market.

(xi)  The Company will provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities at all times.

(xii) The Company will cooperate with the Investor to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to such Registration Statement and enable such certificates to be in such denominations or amounts as the Investor may reasonably request.

(xiii)     The Company will take all other reasonable actions necessary to expedite and facilitate disposition by the Investor pursuant to each Registration Statement, including without limitation making its chief executive officer, president, chief financial officer and other appropriate officers and personnel available to participate in marketing efforts with respect to any registered underwritten public offering.

(d)   Suspension of Offers and Sales.   The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(c)(vi) or of the commencement of a Blackout Period, the Investor shall discontinue and suspend disposition of Registrable Securities pursuant to any Registration Statement until the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(c)(vi) or notice of the end of the Blackout Period, and, if so directed by the Company, the Investor shall deliver to the Company (at the Company’s expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in the Investor’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(e)   Registration Expenses.   All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, messenger and delivery expenses, printing expenses, internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), all fees and expenses associated with filings required to be made with the NASD, as may be required by the rules and regulations of the NASD, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, the fees and expenses incurred in connection with the listing of the securities to be registered on all securities exchanges on which similar securities issued by the Company are then quoted or listed, fees and disbursements of counsel for the Company and its independent certified public accountants, and the fees and expenses of any other persons retained by the Company, in connection with the registration hereunder (collectively, the “Registration Expenses”) will be borne by the Company, but not including any roadshow expenses, fees and expenses of counsel for the Investor and any underwriting, broker or dealer discounts or commissions attributable to the sale of Registrable Securities (which are hereinafter referred to as “Selling Expenses”). All Selling Expenses shall be borne solely by the Investor.

(f)   Information by the Investor.   The Investor shall furnish to the Company such information required under Regulation S-K under the Securities Act regarding the Investor and the distribution proposed by the Investor as the Company may request in writing. The Investor will not be entitled to have such Registrable Securities included in a Registration Statement if the Investor does not furnish such information requested by the Company.

(g)   Indemnification.

(i)    In the event of the offer and sale of Registrable Securities under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, the Investor, each other person who participates as an underwriter in the offering or sale of such securities, and each other person, if any, who controls or is under common control with the Investor or any such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, and expenses to which the Investor or any underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (A) any Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or (B) in any materials or information provided to investors by, or with the written approval of, the Company in connection with the marketing of the offering of the Shares (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company shall reimburse the Investor, and each underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided that the foregoing shall not apply, and the Company shall not be liable, in any such case (A) to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of the Investor specifically stating that it is for use in the preparation thereof, or (B) to the extent that the Investor failed to comply with the terms of the plan of distribution mechanics described in the applicable prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investor, or any such underwriter or controlling person and shall survive the transfer of such shares by the Investor.

(ii)   As a condition to including any Registrable Securities to be offered by the Investor in any Registration Statement, the Investor agrees to be bound by the terms of this Section 3(g) and to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, legal counsel and accountants for the Company, any underwriter and any controlling person within the meaning of the Securities Act of any such underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or controlling person may become subject under the Securities Act or otherwise, (A) insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon an untrue statement or omission from such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of the Investor specifically stating that it is for use in the preparation thereof, or (B) to the extent that the Investor failed to comply with the terms of the plan of distribution mechanics described in the applicable prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, or any such director, officer, partner, underwriter or controlling person and shall survive the transfer of such shares by the Investor, and the Investor shall reimburse the Company, and each such director, officer, legal counsel and accountants, underwriter, other stockholder, and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling and such loss, claim, damage, liability, action, or proceeding; provided, however, that such indemnity agreement found in this Section 3(g)(ii) shall in no event exceed the gross proceeds from the offering received by the Investor.

(iii)  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 3(g)(i) or Section 3(g)(ii) (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 3(g)(i) or Section 3(g)(ii), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defenses thereof or the indemnifying party fails to defend such claim in a diligent manner, other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim.

(iv)  In the event that an indemnifying party does or is not permitted to assume the defense of an action pursuant to Section 3(g)(iii) or in the case of the expense reimbursement obligation set forth in Section 3(g)(i) and Section 3(g)(ii), the indemnification required by Section 3(g)(i) and Section 3(g)(ii) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills received or expenses, losses, damages, or liabilities are incurred.

(v)    If the indemnification provided for in this Section 3(g) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall (A) contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (B) if the allocation provided by clause (A) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

(vi)  Indemnification similar to that specified in the preceding subsections of this Section 3(g) (with appropriate modifications) shall be given by the Company and the Investor with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

Section 4.   Miscellaneous.

(a)   Assignment of Rights; Successors and Permitted Assignees.   The Investor may not assign his rights under this Agreement to any party without the prior written consent of the Company which shall not be unreasonably withheld. Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assignees, heirs, legatees, executors and administrators of the parties hereto.

(b)   Notices.   All notices or other communications which are required or permitted under this Agreement shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, by electronic mail, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

If to the Company:	Innovo Group Inc. Attn: Dustin A. Huffine 5901 Eastern Avenue Commerce, CA 90040 Facsimile: (323) 837-3791
with a copy (which shall not constitute notice) to:	Phelps Dunbar LLP Attn: Christopher R. Maddux 111 East Capitol Street, Suite 600 Jackson, MS 39201 Facsimile: (601) 352-2300
If to the Investor:	Joseph M. Dahan 1810 Rising Glen Road Los Angeles, CA 90069 Facsimile: ( )
with a copy (which shall not constitute notice) to:	Greenberg Traurig, LLP Attn: David P. Markman 2450 Colorado Avenue Suite 400E Santa Monica, CA 90404 Facsimile: (310) 586-7800

or at such other address as any party shall have furnished to the other party in writing.

(c)   Specific Performance.   Each party to this Agreement agrees that any breach by it of any provision of this Agreement would irreparably injure the other party and that money damages would be an inadequate remedy therefor. Accordingly, each party agrees that the other party shall be entitled to one or more injunctions enjoining any such breach and requiring specific performance of this Agreement and consents to the entry thereof, in addition to any other remedy to which such other party is entitled at law or in equity.

(d)   Counterparts.   This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

(e)   Amendments.   The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the Investor.

(f)   Headings and Cross References.   The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. Unless the context requires otherwise, all cross references in this Agreement refer to sections and subsections of this Agreement.

(g)   Severability.   In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h)   Entire Agreement.   This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement.

(i)   Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

THE COMPANY:
INNOVO GROUP INC.
By:
Name:
Title:
INVESTOR:

Joseph M. Dahan

Exhibit E to Proxy Statement

INNOVO GROUP INC.
2004 STOCK INCENTIVE PLAN
(WITH PROPOSED AMENDMENT TO SHARE AMOUNT)

1.   Purpose.   The purpose of the Innovo Group Inc. 2004 Stock Incentive Plan (the “Plan”) is to enhance the ability of Innovo Group Inc. (the “Company”) and its Subsidiaries to attract and retain officers, employees, directors and consultants of outstanding ability and to provide selected officers, employees, directors and consultants with an interest in the Company parallel to that of the Company’s shareholders. The term “Company” as used in this Plan with reference to employment shall include the Company and its Subsidiaries, as appropriate.

2.   Definitions.

(a)   “Award” shall mean an award determined in accordance with the terms of the Plan.

(b)   “Board” shall mean the Board of Directors of the Company.

(c)   “Cause” shall mean (i) if a Participant is party to an employment agreement or similar agreement with the Company and such agreement includes a definition of Cause, the definition contained therein or (ii) if no such employment or similar agreement exists, it shall mean (A) the Participant’s failure to perform the duties reasonably assigned to him or her by the Company, (B) a good faith finding by the Company of the Participant’s dishonesty, gross negligence or misconduct, (C) a material breach by the Participant of any written Company employment policies or rules or (D) the Participant’s conviction for, or his or her plea of guilty or nolo contendere to, a felony or for any other crime which involves fraud, dishonesty or moral turpitude.

(d)   “Change in Control” of the Company means the occurrence of one of the following events:

(i)    individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director;

(ii)   any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes, after the Effective Date, a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that an event described in this paragraph (ii) shall not be deemed to be a Change in Control if any of following becomes such a beneficial owner: (A) the Company or any majority-owned subsidiary (provided, that this exclusion applies solely to the ownership levels of the Company or the majority-owned subsidiary), (B) any tax-qualified, broad-based employee benefit plan sponsored or maintained by the Company or any majority-owned subsidiary, (C) any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) any person pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii));

(iii)  the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) 60% or more of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)  Stockholder approval of a liquidation or dissolution of the Company, unless the voting common equity interests of an ongoing entity (other than a liquidating trust) are beneficially owned, directly or indirectly, by the Company’s shareholders in substantially the same proportions as such shareholders owned the Company’s outstanding voting common equity interests immediately prior to such liquidation and such ongoing entity assumes all existing obligations of the Company under this Plan.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that, if after such acquisition by the Company such person becomes the beneficial owner of Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

(e)   “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f)    “Committee” shall mean a committee of at least two members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein and who are “non-employee directors” within the meaning of Rule 16b-3 as promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and who are also “outside directors” within the meaning of Section 162(m) of the Code.

(g)   “Common Stock” shall mean the common stock of the Company.

(h)   “Continuous Service” means that the Participant’s service as an employee, director or consultant with the Company or a Subsidiary which is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Subsidiary as an employee, director or consultant or a change in the entity for which the Participant renders such service; provided, that, there is no interruption or termination of the Participant’s Continuous Service other than an approved leave of absence. The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted.

(i)    “Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

(j)    “Disability” shall have the same meaning as provided in any long-term disability plan maintained by the Company or any Subsidiary in which a Participant then participates (the “LTD Plans”); provided, that, if no such plan exists, it shall have the meaning set forth in Section 22(e)(3) of the Code.

(k)   “Fair Market Value” shall mean, as of any date, the value of the Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii)   If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date prior to the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii)  In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

(l)    “Immediate Family Member” shall mean, except as otherwise determined by the Committee, a Participant’s spouse, ancestors and descendants.

(m)  “Incentive Stock Option” shall mean a stock option which is intended to meet the requirements of Section 422 of the Code.

(n)   “Nonqualified Stock Option” shall mean a stock option which is not intended to be an Incentive Stock Option.

(o)   “Option” shall mean either an Incentive Stock Option or a Nonqualified Stock Option.

(p)   “Participant” shall mean an officer, employee, director or consultant of the Company or its Subsidiaries who is selected to participate in the Plan in accordance with Section 5.

(q)   “Performance Goals” shall mean or may be expressed in terms of any of the following business criteria: revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”), funds from operations, funds from operations per share, operating income, pre or after tax income, cash available for distribution, cash available for distribution per share, net earnings, earnings per share, return on equity, return on assets, share price performance, improvements in the Company’s attainment of expense levels, and implementing or completion of critical projects, or improvement in cash-flow (before or after tax). A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. Unless otherwise determined by the Committee by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed, the Performance Goals will be determined by not accounting for a change in GAAP during a Performance Period.

(r)    “Performance Objective” shall mean the level or levels of performance required to be attained with respect to specified Performance Goals in order that a Participant shall become entitled to specified rights in connection with an Award of performance shares.

(s)    “Performance Period” shall mean the calendar year, or such other shorter or longer period designated by the Committee, during which performance will be measured in order to determine a Participant’s entitlement to receive payment of an Award.

(t)    “Subsidiary”   shall mean any affiliate of the Company selected by the Board; provided, that, with respect to Incentive Stock Options, it shall mean any subsidiary of the Company that is a corporation and which at the time qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

3.   Shares Subject to the Plan.   Subject to adjustment in accordance with Section 18, the total of the number of shares of Common Stock which shall be available for the grant of Awards under the Plan shall not exceed 8,265,172(1) shares of Common Stock; provided, that, for purposes of this limitation, any Common Stock subject to an Option which is canceled or expires without exercise shall again become available for Award under the Plan. Upon forfeiture of Awards in accordance with the provisions of the Plan and the terms and conditions of the Award, such shares shall again be available for subsequent Awards under the Plan. Subject to adjustment in accordance with Section 18, no employee shall be granted, during any one (1) year period, Options to purchase more than 1,250,000 shares of Common Stock and, the number of shares of Common Stock subject to any Awards other than Options or stock appreciation rights shall not exceed 1,250,000 shares of Common Stock. Common Stock available for issue or distribution under the Plan shall be authorized and unissued shares or shares reacquired by the Company in any manner.

4.   Administration.

(a)   The Plan shall be administered by the Committee. All references to the Committee hereinafter shall mean the Board if no such Committee has been appointed. Notwithstanding the foregoing, the Board or Committee may (i) delegate to a committee of one or more members of the Board who are not “outside directors” within the meaning of Section 162(m) of the Code the authority to grant Awards to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (ii) delegate to a committee of one or more members of the Board who are not “non-employee directors” within the meaning of Rule 16b-3 the authority to grant Awards to eligible persons who are not subject to Section 16 of the Exchange Act.

(b)   The Committee shall (i) approve the selection of Participants, (ii) determine the type of Awards to be made to Participants, (iii) determine the number of shares of Common Stock subject to Awards, (iv) determine the terms and conditions of any Award granted hereunder (including, but not limited to, any restriction and forfeiture conditions on such Award) and (v) have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect.

(1)          This number assumes approval of Proposal 6 at our annual meeting of stockholders. In the event that this amendment to our 2004 Stock Incentive Plan in Proposal 6 is not approved, this number will remain at 4,265,172.

(c)   Any action of the Committee shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries and shareholders, Participants and persons claiming rights from or through a Participant.

(d)   The Committee may delegate to officers or employees of the Company or any Subsidiary, and to service providers, the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the Plan and Award agreements.

(e)   Members of the Committee and any officer or employee of the Company or any Subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

5.   Eligibility.   Individuals eligible to receive Awards under the Plan shall be the offices, employees, directors and consultants of the Company and its Subsidiaries selected by the Committee; provided, that, only employees of the Company and its Subsidiaries may be granted Incentive Stock Options.

6.   Awards.   Awards under the Plan may consist of Options, restricted Common Stock, restricted Common Stock units, performance shares, performance share units, purchases, share awards, stock appreciation rights or other awards based on the value of the Common Stock. Incentive Stock Options may only be granted to employees of the Company and its Subsidiaries. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

7.   Options.   Options may be granted under the Plan in such form as the Committee may from time to time approve pursuant to terms set forth in an Option agreement.

(a)   Types of Options. Each Option agreement shall state whether or not the Option will be treated as an Incentive Stock Option or Nonqualified Stock Option. The aggregate Fair Market Value of the Common Stock for which Incentive Stock Options granted to any one employee under this Plan or any other incentive stock option plan of the Company or of any of its Subsidiaries may by their terms first become exercisable during any calendar year shall not exceed $100,000, determining Fair Market Value as of the date each respective Option is granted. In the event such threshold is exceeded in any calendar year, such excess Options shall be automatically deemed to be Nonqualified Stock Options. To the extent that any Option granted under this Plan which is intended to be an Incentive Stock Option fails for any reason to qualify as such at any time, such Option shall be a Nonqualified Stock Option.

(b)   Option Price. The purchase price per share of the Common Stock purchasable under an Option shall be determined by the Committee; provided, however, the exercise price for Incentive Stock Options will be not less than 100% of the Fair Market Value of the Common Stock on the date of the grant and in the case of Incentive Stock Options granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of shares of the Company and its Subsidiaries (a “10% Shareholder”) the price per share specified in the agreement relating to such Option shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant. Notwithstanding any other provision in this Plan to the contrary, the Committee may reduce the option price of any outstanding Option either through a direct amendment to such Option or through a cancellation of such Option and immediate grant of a new Option with a lower option price or in any other manner it deems appropriate.

(c)   Option Period. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; provided, that, in the case of Incentive Stock Options granted to 10% Shareholders, the term of such Option shall not exceed 5 years from the date of grant. Notwithstanding the foregoing, unless otherwise provided in an Award agreement, upon the death of a Participant, Options (other than Incentive Stock Options) that would otherwise remain exercisable following such death, shall remain exercisible for one year following such death, notwithstanding the term of such Option.

(d)   Exercisability.   Each Option shall vest and become exercisable at a rate determined by the Committee on the date of grant.

(e)   Method of Exercise.   Options may be exercised, in whole or in part, by giving written notice of exercise to the Company in a form approved by the Company specifying the number shares of Common Stock to be purchased. Such notice shall be accompanied by the payment in full of the Option exercise price. The exercise price of the Option may be paid by (i) cash or certified or bank check, (ii) surrender of Common Stock held by the Optionee for at least six (6) months prior to exercise (or such longer or shorter period as may be required to avoid a charge to earnings for financial accounting purposes) or the attestation of ownership of such shares, in either case, if so permitted by the Company, where such Common Stock has a Fair Market Value equal to the aggregate exercise price of the Option at the time of exercise, (iii) if established by the Company, through a “same day sale” commitment from optionee and a broker-dealer that is acceptable to the Company that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased sufficient to pay for the total exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the total exercise price directly to the Company, (iv) through additional methods prescribed by the Committee, all under such terms and conditions as deemed appropriate by the Committee in its discretion, or (v) by any combination of the foregoing, and, in all instances, to the extent permitted by applicable law. A Participant’s subsequent transfer or disposition of any Common Stock acquired upon exercise of an Option shall be subject to any Federal and state laws then applicable, specifically securities law, and the terms and conditions of this Plan.

8.   Restricted Common Stock.   The Committee may from time to time award restricted Common Stock under the Plan to eligible Participants. Shares of restricted Common Stock may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose, for such period (the “Restricted Period”) as the Committee shall determine. The Committee may define the Restricted Period in terms of the passage of time or in any other manner it deems appropriate. The Committee may alter or waive at any time any term or condition of restricted Common Stock that is not mandatory under the Plan. Unless otherwise determined by the Committee, upon termination of a Participant’s Continuous Service with the Company for any reason prior to the end of the Restricted Period, the restricted Common Stock shall be forfeited and the Participant shall have no right with respect to the Award. Except as restricted under the terms of the Plan and any Award agreement, any Participant awarded restricted Common Stock shall have all the rights of a shareholder including, without limitation, the right to vote restricted Common Stock. If a share certificate is issued in respect of restricted Common Stock, the certificate shall be registered in the name of the Participant, but shall be held by the Company for the account of the Participant until the end of the Restricted Period. The Committee may also award restricted Common Stock in the form of restricted Common Stock units having a value equal to an identical number of shares of Common Stock. Payment of restricted Common Stock units shall be made in Common Stock or in cash or in a combination thereof (based upon the Fair Market Value of the Common Stock on the day the Restricted Period expires), all as determined by the Committee in its sole discretion.

9.   Performance Shares.

(a)   Type of Awards.   Performance shares may be granted in the form of actual shares of Common Stock or Common Stock units having a value equal to an identical number of shares of Common Stock. In the event that a share certificate is issued in respect of performance shares, such certificate shall be registered in the name of the Participant, but shall be held by the Company until the time the performance shares are earned. The Performance Objectives and the length of the Performance Period shall be determined by the Committee. The Committee shall determine in its sole discretion whether performance shares granted in the form of Common Stock units shall be paid in cash, Common Stock, or a combination of cash and Common Stock.

(b)   Performance Objectives.   The Committee shall establish the Performance Objective for each Award of performance shares, consisting of one or more business criteria permitted as Performance Goals hereunder, one or more levels of performance with respect to each such criteria, and the amount or amounts payable or other rights that the Participant will be entitled to upon achievement of such levels of performance. The Performance Objective shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed. More than one Performance Goal may be incorporated in a Performance Objective, in which case achievement with respect to each Performance Goal may be assessed individually or in combination with each other. The Committee may, in connection with the establishment of Performance Objectives for a Performance Period, establish a matrix setting forth the relationship between performance on two or more Performance Goals and the amount of the Award of performance shares payable for that Performance Period. The level or levels of performance specified with respect to a Performance Goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine. Performance Objectives shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code. Performance Objectives may differ for performance shares granted to any one Participant or to different Participants. An Award of performance shares to a Participant who is a Covered Employee shall (unless the Committee determines otherwise) provide that in the event of the Participant’s termination of Continuous Service prior to the end of the Performance Period for any reason, such Award will be payable only (i) if the applicable Performance Objectives are achieved and (ii) to the extent, if any, as the Committee shall determine.

(c)   Certification   Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the Performance Objectives and other material terms of an Award of performance shares have been achieved or met. Unless the Committee determines otherwise, performance shares shall not be settled until the Committee has made the certification specified under this Section 9(c).

(d)   Adjustment.   The Committee may, in its discretion, reduce or eliminate the amount of payment with respect to an Award of performance shares to a Covered Employee, notwithstanding the achievement of a specified Performance Objectives; provided, that, no such adjustment shall be made which would adversely impact a Participant following a Change in Control.

(e)   Maximum Amount Payable   Subject to Section 18, the maximum number of performance shares subject to any Award to a Covered Employee is 1,250,000 for each 12 months during the Performance Period (or, to the extent the Award is paid in cash, the maximum dollar amount of any such Award is the equivalent cash value, based on the Fair Market Value of the Common Stock, of such number of shares of Common Stock on the last day of the Performance Period).

10.   Share Purchases.   The Committee may authorize eligible individuals to purchase Common Stock in the Company at a price equal to, below or above the Fair Market Value of the Common Stock at the time of grant. Any such offer may be subject to the conditions and terms the Committee may impose.

11.   Stock Appreciation Rights.   The Committee may in its discretion, either alone or in connection with the grant of another Award, grant stock appreciation rights in accordance with the Plan, the terms and conditions of which shall be set forth in an agreement. If granted in connection with an Option, a stock appreciation right shall cover the same number of shares of Common Stock covered by the Option (or such lesser number of shares as the Committee may determine) and shall, except as provided in this Section 11, be subject to the same terms and conditions as the related Option.

(a)   Time of Grant.   A stock appreciation right may be granted (i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant, or in the case of Nonqualified Stock Options, at any time thereafter during the term of such Option.

(b)   Stock Appreciation Right Related to an Option.

(i)    A stock appreciation right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable. A stock appreciation right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Common Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option agreement.

(ii)   Upon the exercise of a stock appreciation right related to an Option, the Participant shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a share of Common Stock on the date preceding the date of exercise of such stock appreciation right over the per share purchase price under the related Option, by (B) the number of shares of Common Stock as to which such stock appreciation right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any stock appreciation right by including such a limit in the agreement evidencing the stock appreciation right at the time it is granted.

(iii)  Upon the exercise of a stock appreciation right granted in connection with an Option, the Option shall be canceled to the extent of the number of shares as to which the stock appreciation right is exercised, and upon the exercise of an Option granted in connection with a stock appreciation right, the stock appreciation right shall be canceled to the extent of the number of shares of Common Stock as to which the Option is exercised or surrendered.

(c)   Stock Appreciation Right Unrelated to an Option.   The Committee may grant to a Participant stock appreciation rights unrelated to Options. Stock appreciation rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years; provided, that, unless otherwise provided in an Award agreement, upon the death of a Participant, stock appreciation rights that would otherwise remain exercisable for a period of time following such death, shall remain exercisable for one year following death notwithstanding the term of the Award. Upon exercise of a stock appreciation right unrelated to an Option, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share on the date preceding the date of exercise of such stock appreciation right over the per share exercise price of the stock appreciation right, by (ii) number of shares of Common Stock as to which the stock appreciation right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any stock appreciation right by including such a limit in the agreement evidencing the stock appreciation right at the time it is granted.

(d)   Method of Exercise.   Stock appreciation rights shall be exercised by a Participant only by a written notice delivered in person or by mail to the Company at the Company’s principal executive office, specifying the number of shares of Common Stock with respect to which the stock appreciation right is being exercised. If requested by the Committee, the Participant shall deliver the agreement evidencing the stock appreciation right being exercised and the agreement evidencing any related Option to the Company who shall endorse thereon a notation of such exercise and return such agreement to the Participant.

(e)   Form of Payment.   Payment of the amount determined under this Section 11 may be made in the discretion of the Committee solely in whole shares of Common Stock in a number determined at their Fair Market Value on the date preceding the date of exercise of the stock appreciation right, or solely in cash, or in a combination of cash and shares. If the Committee decides to make full payment in shares in Common Stock and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

12.   Share Awards.   Subject to such performance and employment conditions as the Committee may determine, awards of Common Stock or awards based on the value of the Common Stock may be granted either alone or in addition to other Awards granted under the Plan. Any Awards under this Section 12 and any Common Stock covered by any such Award may be forfeited to the extent so provided in the Award agreement, as determined by the Committee. Payment of Common Stock awards made under this Section 12 which are based on the value of Common Stock may be made in Common Stock or in cash or in a combination thereof (based upon the Fair Market Value of the Common Stock on the date of payment), all as determined by the Committee in its sole discretion.

13.   Special Provisions.

(a)   Change in Control.   Unless otherwise provided in an Award agreement, upon the occurrence of a Change in Control, all Options and stock appreciation rights shall automatically become vested and exercisable in full and all restrictions or performance conditions, if any, on any Common Stock awards, restricted Common Stock, restricted Common Stock units, performance shares or performance share units granted hereunder shall automatically lapse. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

(b)   Deferral.   The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash dividends, or cash payments in amounts equivalent to cash dividends on shares (“dividend equivalents”), with respect to the number of shares of Common Stock covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares or otherwise reinvested.

14.   Withholding.   Upon (a) disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option granted pursuant to the Plan within two years of the grant of the Incentive Stock Option or within one year after exercise of the Incentive Stock Option, or (b) exercise of a Nonqualified Stock Option (or an Incentive Stock Option treated as a Nonqualified Stock Option), exercise of a stock appreciation right or the vesting or payment of any other Award under the Plan, or (c) under any other circumstances determined by the Committee in its sole discretion, the Company shall have the right to require any Participant, and such Participant by accepting the Awards granted under the Plan agrees, to pay to the Company the amount of any taxes which the Company shall be required to withhold with respect thereto. In the event of clauses (a), (b) or (c), with the consent of the Committee, at its sole discretion, such Participant may elect to pay to the Company an amount equal to the amount of the taxes which the Company shall be required to withhold by delivering to the Company shares of Common

Stock having a Fair Market Value equal to the amount of the withholding tax obligation as determined by the Company; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law. Such shares so delivered to satisfy the minimum withholding obligation may be either shares withheld by the Company upon the exercise of the Option or other shares. At the Committee’s sole discretion, a Participant may elect to have additional taxes withheld and satisfy such withholding with cash or shares of Common Stock held for at least six (6) months prior to exercise, if, in the opinion of the Company’s outside accountants, doing so, would not result in a charge against earnings.

15.   Nontransferability, Beneficiaries.   Unless otherwise determined by the Committee with respect to the transferability of Nonqualified Stock Options by a Participant to his Immediate Family Members (or to trusts or partnerships or limited liability companies established for such family members), no Award shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Options shall be exercisable, during the Participant’s lifetime, only by the Participant (or by the Participant’s legal representatives in the event of the Participant’s incapacity). Each Participant may designate a beneficiary to exercise any Option held by the Participant at the time of the Participant’s death or to be assigned any other Award outstanding at the time of the Participant’s death. If no beneficiary has been named by a deceased Participant, any Award held by the Participant at the time of death shall be transferred as provided in his will or by the laws of descent and distribution. Except in the case of the holder’s incapacity, an Option may only be exercised by the holder thereof.

16.   No Right to Continuous Service.   Nothing contained in the Plan or in any Award under the Plan shall confer upon any Participant any right with respect to the continuation of service with the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or its Subsidiaries to terminate his or her Continuous Service at any time. Nothing contained in the Plan shall confer upon any Participant or other person any claim or right to any Award under the Plan.

17.   Governmental Compliance.   Each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of any shares issuable or deliverable thereunder upon any securities exchange or under any Federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof, or in connection therewith, no such grant or award may be exercised or shares issued or delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

18.   Adjustments; Corporate Events.

(a)   In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event (an “Event”), and in the Committee’s opinion, such event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Committee shall, in such manner as it may deem equitable, including, without limitation, adjust any or all of the following: (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded; (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and (iii) the grant or exercise price with respect to any Award. The Committee determination under this Section 18(a) shall be final, binding and conclusive. Any such adjustment made to an Incentive Stock Option shall be made in accordance with Section 424(a) of the Code unless otherwise determined by the Committee in its sole discretion. The Committee’s determination under this Section 18(a) shall be final, binding and conclusive.

(b)   Upon the occurrence of an Event in which outstanding Awards are not to be assumed or otherwise continued following such an Event, the Committee may, in its discretion, terminate any outstanding Award without a Participant’s consent and (i) provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Committee in its sole discretion and/or (ii) provide that such Award shall be exercisable (whether or not vested) as to all shares covered thereby for at least thirty (30) days prior to such Event.

(c)   The existence of the Plan, the Award agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

19.   Award Agreement.   Each Award under the Plan shall be evidenced by an agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in the Plan.

20.   Amendment.   The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (a) no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable law, regulation or stock exchange rule and (b) except as provided in Section 18, no amendment shall be made that would adversely affect the rights of a Participant under an Award theretofore granted, without such Participant’s written consent.

21.   General Provisions.

(a)   The Committee may require each Participant purchasing or acquiring shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Participant is acquiring the shares for investment and without a view to distribution thereof.

(b)   All certificates for Common Stock delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If the Committee determines that the issuance of Common Stock hereunder is not in compliance with, or subject to an exemption from, any applicable Federal or state securities laws, such shares shall not be issued until such time as the Committee determines that the issuance is permissible.

(c)   It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this

Section 21(c), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

(d)   Except as otherwise provided by the Committee in the applicable grant or Award agreement, a Participant shall have no rights as a shareholder with respect to any shares of Common Stocks subject to an Award until a certificate or certificates evidencing shares of Common Stock shall have been issued to the Participant and, subject to Section 18, no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which Participant shall become the holder of record thereof.

(e)   The law of the State of Delaware shall apply to all Awards and interpretations under the Plan regardless of the effect of such state’s conflict of laws principles.

(f)    Where the context requires, words in any gender shall include any other gender.

(g)   Headings of Sections are inserted for convenience and reference; they do not constitute any part of this Plan.

(h)   The Committee shall have the power to accelerate the time at which an Award shall be exercisable or vest notwithstanding the terms of any Award agreement.

(i)    No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

(j)    The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

(k)   No fractional shares of Common Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

(l)    The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

22.   Expiration of the Plan.   Subject to earlier termination pursuant to Section 20, no Award may be granted following the 10-year anniversary of the Effective Date and except with respect to outstanding Awards, this Plan shall terminate.

23.   Effective Date; Approval of Shareholders.   The Plan is effective as of the date it is approved by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware (the “Effective Date”)*. If the Plan is approved, no further grants shall be made under the terms of the Company’s 2000 Employee Stock Incentive Plan and the 2000 Director Stock Incentive Plan (collectively, the “Prior Plans”) on or after the Effective Date; provided, that, any outstanding awards granted thereunder shall remain outstanding in accordance with the terms and conditions of such Prior Plans and the award agreements evidencing such awards. Unless the Company determines to submit Section 9 of the Plan and the definition of Performance Goal to the Company’s stockholders at the first stockholder meeting that occurs in the fifth year following the year in which the Plan was last approved by stockholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such stockholder approval is obtained, then no further performance shares shall be made to Covered Employees under Section 9 after the date of such annual meeting, but the remainder of the Plan shall continue in effect.

*Approved by the stockholders on June 3, 2004 and June 9, 2005.

Exhibit F to Proxy Statement

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Amendment No. 1 to the Proxy Statement of Innovo Group Inc. to be filed with the Securities and Exchange Commission on or about August 13, 2007, and to the incorporation by reference therein of our report dated February 6, 2007, with respect to the consolidated financial statements and schedule of Innovo Group Inc. included in its Annual Report (Form 10-K and Amendment No. 1 on Form 10-K/A) for the year ended November 25, 2006, each filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Los Angeles, California
August 13, 2007

F-1

INNOVO GROUP INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON [      ], [          ], 2007

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder of Innovo Group Inc., or the Company, hereby appoints Marc B. Crossman with full power of substitution, as proxy to cast all votes, as designated below, which the undersigned stockholder is entitled to cast at the 2007 annual meeting of stockholders to be held on [       ], [       ], 2007, at 9:00 a.m. (local time) at [TBD] upon the following matters and any other matter as may properly come before the 2007 annual meeting of stockholders or any adjournments thereof.

1.                                       Proposal to approve the merger with JD Holdings, Inc. pursuant to an agreement and plan of merger by and among Innovo Group Inc., Joe’s Jeans, Inc., JD Holdings, Inc. and Joseph M. Dahan dated as of February 6, 2007, and amended as of June 25, 2007.  A copy of the agreement and plan of merger, and its amendment, is included as Exhibit A to the accompanying proxy statement;

☐                                   FOR                      ☐                                   AGAINST                                        ☐                                   ABSTAIN

2.                                       Proposal to approve the issuance of 14 million shares of common stock of Innovo Group Inc. Joseph M. Dahan, as sole stockholder of JD Holdings Inc., as consideration for the merger;

☐                                   FOR                      ☐                                   AGAINST                                        ☐                                   ABSTAIN

3.                                       Election of six directors to serve on the Board of Directors until the 2008 annual meeting of stockholders or until their respective successors are elected and qualified:

Samuel J. Furrow	Marc B. Crossman	Kelly Hoffman
Thomas O’Riordan	Suhail R. Rizvi	Kent Savage

☐                                    FOR all the nominees listed above (except as marked to the contrary below).

☐                                    WITHHOLD AUTHORITY to vote for all the nominees listed above.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME ON THE SPACE PROVIDED BELOW.)

4.                                       Proposal to approve an amendment to the Sixth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock available for issuance by 20 million shares from 80 million to 100 million;

☐                                   FOR                      ☐                                   AGAINST                                        ☐                                   ABSTAIN

5.                                       Proposal to approve an amendment to the Sixth Amended and Restated Certificate of Incorporation to change the corporate name from Innovo Group Inc. to Joe’s Jeans Inc.;

☐                                   FOR                      ☐                                   AGAINST                                        ☐                                   ABSTAIN

6.                                       Proposal to an amendment to the 2004 Stock Incentive Plan to increase the number of authorized shares available for issuance under the 2004 Stock Incentive Plan by 4 million shares from 4,265,172 shares to 8,265,172 shares;

☐                                   FOR                      ☐                                   AGAINST                                        ☐                                   ABSTAIN

7.                                       Proposal to approve any adjournment of the annual meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger and issuance of shares under Proposals 1 and 2;

☐                                   FOR                      ☐                                   AGAINST                                        ☐                                   ABSTAIN

8.                                       Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending November 24, 2007.

☐                                   FOR                      ☐                                   AGAINST                                        ☐                                   ABSTAIN

(continued and to be dated and signed on reverse side.)

(continued from other side)

This proxy, when properly executed, will be voted as directed by the undersigned stockholder and in accordance with the best judgment of the proxies as to other matters.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 4, 5, 6, 7 AND 8 AND “FOR” THE NOMINEES LISTED IN PROPOSAL 3 IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES AS TO OTHER MATTERS.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 4, 5, 6, 7 AND 8 AND “FOR” THE NOMINEES LISTED IN PROPOSAL 3.

The undersigned hereby acknowledges prior receipt of the notice of annual meeting of stockholders and proxy statement dated [        ], 2007, the Amendment No. 1 and Amendment No. 2 to the Annual Report on Form 10-K for the year ended November 25, 2006 and the Quarterly Reports on Form 10-Q for the period ended February 24, 2007 and May 26, 2007 and hereby revokes any proxy or proxies heretofore given.  This proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the 2007 annual meeting of stockholders and voting in person.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

Date:	, 2007.

Signature of Stockholder or Authorized Representative

Please date and sign exactly as name
appears hereon. Each executor,
administrator, trustee, guardian,
attorney-in-fact and other fiduciary
should sign and indicate his or her
full title. In the case of stock
ownership in the name of two or more
persons, all persons should sign.

☐                                   I PLAN TO ATTEND THE [          ], 2007 ANNUAL MEETING OF STOCKHOLDERS.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE MEETING.  IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.